                                                                   Exhibit 10.2
===============================================================================

                     REVOLVING CREDIT AND GUARANTY AGREEMENT

===============================================================================

                                      Among

                             BRADLEES STORES, INC.,
                                  AS BORROWER,

                                 BRADLEES, INC.,

                                       and

                           EACH OF THE SUBSIDIARIES OF
                  THE BORROWER OR BRADLEES, INC., NAMED HEREIN,
                              EACH AS A GUARANTOR,

                            THE LENDERS PARTY HERETO,

                                BANKBOSTON, N.A.,
        AS ADMINISTRATIVE AGENT, AS ISSUING BANK AND AS TRANCHE B AGENT,

                         BACK BAY CAPITAL FUNDING, LLC,
                               AS TRANCHE C AGENT,

                        BANKBOSTON RETAIL FINANCE, INC.,
                              AS COLLATERAL AGENT,

                       THE CIT GROUP/BUSINESS CREDIT INC.

                                       and

                  CONGRESS FINANCIAL CORPORATION (NEW ENGLAND),
                                EACH AS CO-AGENT

===============================================================================

                          Dated as of February 2, 1999
                 (Conformed through Fourth Amendment and Waiver)

===============================================================================

                                TABLE OF CONTENTS



                                                                                                  PAGE

INTRODUCTORY STATEMENT..............................................................................43

I. DEFINITIONS......................................................................................44
         Section 1.01  Defined Terms................................................................44
         Section 1.02  Terms Generally..............................................................68

II. AMOUNT AND TERMS OF CREDIT......................................................................68
         Section 2.01  Commitment of the Lenders....................................................68
         Section 2.02  Letters of Credit............................................................70
         Section 2.03  Making of Loans..............................................................73
         Section 2.04  Notes; Repayment of Loans....................................................76
         Section 2.05  Interest on Loans............................................................76
         Section 2.06  Default Interest.............................................................77
         Section 2.07  Optional Termination or Reduction of Commitments.............................78
         Section 2.08  Alternate Rate of Interest...................................................79
         Section 2.09  Refinancing of Loans.........................................................79
         Section 2.10  Mandatory Prepayment; Commitment Termination; Cash Collateral................80
         Section 2.11  Optional Prepayment of Loans; Reimbursement of Lenders.......................82
         Section 2.12  Maintenance of Loan Account; Statements of Account...........................84
         Section 2.13  Cash Receipts................................................................84
         Section 2.14  Application of Payments......................................................86
         Section 2.15  Increased Costs..............................................................88
         Section 2.16  Change in Legality...........................................................89
         Section 2.17  Payments; No Setoff..........................................................90
         Section 2.18  Taxes........................................................................91
         Section 2.19  Certain Fees.................................................................94
         Section 2.20  Unused Commitment Fee........................................................94
         Section 2.21  Letter of Credit Fees........................................................94
         Section 2.22  Nature of Fees...............................................................94
         Section 2.23  Security Interest in Collateral..............................................95
         Section 2.24  Right of Set-Off.............................................................95
         Section 2.25  Security Interest in Bank Accounts...........................................95
         Section 2.26  Payment of Obligations.......................................................95

III. REPRESENTATIONS AND WARRANTIES.................................................................96
         Section 3.01  Organization and Authority...................................................96
         Section 3.02  Due Execution................................................................96
         Section 3.03  Statements Made..............................................................96
         Section 3.04  Ownership....................................................................97
         Section 3.05  Financial Statements and Bankruptcy Court Filings............................97
         Section 3.06  Liens........................................................................97
         Section 3.07  Compliance with Law..........................................................98
         Section 3.08  Insurance....................................................................99
         Section 3.09  The Confirmation Order.......................................................99
         Section 3.10  Use of Proceeds.............................................................100
         Section 3.11  Store Locations; Bank Accounts; Inventory...................................100
         Section 3.12  Litigation and Claims.......................................................100


         Section 3.13  Material Adverse Change.....................................................101
         Section 3.14  Payment of Obligations......................................................101
         Section 3.15  Taxes and Tax Returns.......................................................101
         Section 3.16  Franchises, Licenses, Permits, Leases, Patents, Copyrights, Trademarks
                       and Trade Names.............................................................101
         Section 3.17  Labor Matters...............................................................102
         Section 3.18  ERISA.......................................................................102
         Section 3.19  Accounts Receivable Financing...............................................103
         Section 3.20  Investment Company: Holding Company.........................................103
         Section 3.21  Year 2000...................................................................104

IV. CONDITIONS OF LENDING..........................................................................104
         Section 4.01  Conditions Precedent to Initial Loans and Initial Letters of Credit.........104
         Section 4.02  Conditions Precedent to Each Tranche A Loan and Each Letter of Credit.......111
         Section 4.03  Conditions Precedent to Each Tranche B Loan.................................112
         Section 4.04  Conditions Precedent to the Tranche C Loan..................................112

V. AFFIRMATIVE COVENANTS...........................................................................113
         Section 5.01  Financial Statements, Reports, etc..........................................113
         Section 5.02  Corporate Existence.........................................................115
         Section 5.03  Insurance...................................................................116
         Section 5.04  Obligations and Taxes.......................................................117
         Section 5.05  Notice of Event of Default, etc.............................................117
         Section 5.06  Borrowing Base Certificate..................................................117
         Section 5.07  Access to Books and Records; Inspections....................................117
         Section 5.08  Fees........................................................................118
         Section 5.09  Projections; Business Plan..................................................118
         Section 5.10  ERISA.......................................................................118
         Section 5.11  Environmental and Other Matters.............................................118
         Section 5.12  Maintain Cash Concentration System..........................................119
         Section 5.13  Maintain Security Interest..................................................119
         Section 5.14  Collateral Access Agreements................................................119
         Section 5.15  Inventory...................................................................120
         Section 5.16  Further Assurances..........................................................120
         Section 5.17  Use of Proceeds.............................................................120
         Section 5.18  Permitted Note Debt and Trade Lien Debt.....................................120
         Section 5.19  Yonkers.....................................................................120
         Section 5.20  Mortgagee Waivers...........................................................120

VI. NEGATIVE COVENANTS.............................................................................121
         Section 6.01  Liens.......................................................................121
         Section 6.02  Merger, etc.................................................................121
         Section 6.03  Indebtedness................................................................121
         Section 6.04  Capital Expenditures........................................................122
         Section 6.05  EBITDA......................................................................122
         Section 6.06  Accounts Payable to Inventory Ratio.........................................123
         Section 6.07  Debt Coverage Ratio.........................................................123
         Section 6.08  Guarantees and Other Liabilities............................................123
         Section 6.09  Dividends; Capital Stock....................................................123
         Section 6.10  Transactions with Affiliates................................................124
         Section 6.11  Investments, Loans and Advances.............................................124


         Section 6.12  Disposition of Assets.......................................................124
         Section 6.13  Nature of Business..........................................................124
         Section 6.14  Conflicting Agreements or Actions...........................................125
         Section 6.15  Prepayments and Amendment of Debt Documents.................................125
         Section 6.16  Amendments to Credit Plan Agreement.........................................126
         Section 6.17  Eligible Inventory..........................................................126
         Section 6.18  Minimum Excess Availability.................................................126
         Section 6.19  Loan to Value...............................................................126

VII. EVENTS of Default.............................................................................126
         Section 7.01  Events of Default...........................................................126
         Section 7.02  Events of Super-Default.....................................................130
         Section 7.03  When Continuing.............................................................132

VIII. THE AGENTS...................................................................................132
         Section 8.01  Administration by Administrative Agent......................................132
         Section 8.02  The Collateral Agent........................................................132
         Section 8.03  Advances and Payments.......................................................132
         Section 8.04  Sharing of Excess Payments..................................................133
         Section 8.05  Agreement of Required Lenders...............................................134
         Section 8.06  Liability of Agents.........................................................134
         Section 8.07  Reimbursement and Indemnification...........................................135
         Section 8.08  Rights of Agents............................................................135
         Section 8.09  Independent Lenders and Issuing Bank........................................136
         Section 8.10  Notice of Transfer..........................................................136
         Section 8.11  Successor Administrative Agent, Tranche B Agent and Tranche C Agent.........136
         Section 8.12  Reports and Financial Statements............................................137

IX. GUARANTY.......................................................................................137
         Section 9.01  Guaranty....................................................................137
         Section 9.02  No Impairment of Guaranty...................................................138
         Section 9.03  Subrogation.................................................................138
         Section 9.04  Credit Agreement............................................................139
         Section 9.05  Maximum Guaranteed Amount...................................................139
         Section 9.06  Release of Yonkers Guarantee and Liens......................................139

X. MISCELLANEOUS....................................................................................139
         Section 10.01  Notices.....................................................................139
         Section 10.02  Survival of Agreement, Representations and Warranties, etc..................140
         Section 10.03  Successors and Assigns......................................................140
         Section 10.04  Confidentiality.............................................................144
         Section 10.05  Expenses; Documentary Taxes.................................................144
         Section 10.06  Indemnity...................................................................145
         Section 10.07  CHOICE OF LAW...............................................................145
         Section 10.08  No Waiver...................................................................145
         Section 10.09  Extension of Maturity.......................................................146
         Section 10.10  Amendments, etc.............................................................146
         Section 10.11  SUBMISSION TO JURISDICTION; WAIVER..........................................148
         Section 10.12  Severability................................................................149
         Section 10.13  Headings....................................................................149
         Section 10.14  Execution in Counterparts...................................................149
         Section 10.15  Prior Agreements............................................................149


         Section 10.16  Further Assurances..........................................................149
         Section 10.17  Master Lease Agreement......................................................149
         Section 10.18  WAIVER OF JURY TRIAL........................................................149


                                      ANNEXES

Annex A                          Commitment Amounts

                                      EXHIBITS

Exhibit A-1                      Form of Borrowing Base Certificate (Weekly)
Exhibit A-2                      Form of Borrowing Base Certificate (Monthly)
Exhibit B-1                      Form of Tranche A Note
Exhibit B-2                      Form of Agent Advance Note
Exhibit B-3                      Form of Tranche B Note
Exhibit B-4                      Form of Tranche C Note
Exhibit C-1                      Form of Confirmation Order
Exhibit C-2                      Form of Yonkers Confirmation Order
Exhibit D-1                      Form of Opinion of Dewey Ballantine LLP
Exhibit D-2                      Form of Opinion of Borrower's Massachusetts Counsel
Exhibit D-3                      Form of Opinion of Borrower's Connecticut Counsel
Exhibit D-4                      Form of Opinion of Borrower's New Jersey Counsel
Exhibit E                        Form of Security Agreement
Exhibit F                        Form of Trademark Security Agreement
Exhibit G                        BTM Stipulation
Exhibit H                        Form of Compliance Certificate

                                      SCHEDULES

Schedule 1.01(a)                 Additional Collateral
Schedule 1.01(b)                 Actuarial Methods and Assumptions
Schedule 1.01(c)                 Leasehold Reserves
Schedule 2.02(i)                 Existing Letters of Credit
Schedule 2.13(a)                 Cash Deposit Procedures (Depository Accounts)
Schedule 2.13(e)                 Coin Orders Accounts Procedures
Schedule 3.01                    Jurisdictions of Qualification
Schedule 3.04                    Subsidiaries
Schedule 3.10                    Sources and Uses of Funds
Schedule 3.11(a)                 Location of Stores, Warehouses and Distribution Centers (Inventory
                                 Locations)
Schedule 3.11(b)                 Bank Accounts and Cash Baskets
Schedule 3.11(c)                 Assets of Guarantors
Schedule 3.12                    Claims and Pending Litigation
Schedule 3.16                    Violation Exceptions
Schedule 3.18                    ERISA Plans
Schedule 4.01(bb)                Closing Documents List
Schedule 6.01                    Tranche C Mortgaged Properties

                                      ATTACHMENTS

Attachment I                     Terms of CAP Notes
Attachment II                    Terms of Cure Notes
Attachment III                   Terms of New Notes
Attachment IV                    Terms of Trade Lien

                  REVOLVING CREDIT AND GUARANTY AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), dated as of February 2, 1999, among reorganized BRADLEES STORES, INC., a Massachusetts corporation (the "BORROWER"), reorganized BRADLEES, INC., a Massachusetts corporation ("BI"), and each of the other guarantors listed in Schedule 3.04 (together with BI, each a "GUARANTOR" and collectively, the "GUARANTORS"), the Lenders named on Annex A hereto and each other Person from time to time party hereto as a Lender, BANKBOSTON, N.A., a national banking association ("BBNA"), as the issuer of Letters of Credit (in such capacity, together with any successor issuer of Letters of Credit hereunder, the "ISSUING BANK"), as administrative agent for the Issuing Bank, the Collateral Agent, the Tranche B Agent and the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), and as agent for the Tranche B Lenders (in such capacity, the "TRANCHE B AGENT"), BACK BAY CAPITAL FUNDING, LLC, as the Tranche C Agent (the "TRANCHE C AGENT"), BANKBOSTON RETAIL FINANCE, INC., a subsidiary of BBNA ("BBRF"), as collateral agent (in such capacity, the "COLLATERAL AGENT"), and THE CIT GROUP/BUSINESS CREDIT, INC. and CONGRESS FINANCIAL CORPORATION (NEW ENGLAND), each as co-agents (collectively, the "CO-AGENTS").

                             INTRODUCTORY STATEMENT

                  On June 23, 1995, Bradlees Stores, Inc., Bradlees, Inc., and certain affiliated entities (collectively, the "DEBTORS") filed voluntary petitions with the Bankruptcy Court, each initiating a case under Chapter 11 of the Bankruptcy Code (the cases of the Debtors, each a "CASE" and collectively, the "CASES"), and have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code. The Debtors currently are parties to a $250,000,000 debtor-in-possession Revolving Credit and Guaranty Agreement (as amended, the "EXISTING CREDIT FACILITY"), dated as of December 23, 1997, with certain of the Lenders, the Issuing Bank, the Administrative Agent, the Co-Agents and the Collateral Agent.

                  On January 27, 1999 (the "CONFIRMATION DATE"), the Bankruptcy Court confirmed the Debtors' Second Amended Joint Plan of Reorganization of Bradlees Stores, Inc. and Affiliates Under Chapter 11 of the Bankruptcy Code (as amended with the written consent of the Administrative Agent, the "CONFIRMED PLAN"). As part of the implementation of the Confirmed Plan, the Debtors on behalf of the Borrower have applied to the Lenders and the Issuing Bank for a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $270,000,000, all of the Borrower's obligations under which are to be guaranteed by the Guarantors and secured by substantially all assets (other than Real Property (as defined below)) of the Borrower and the Guarantors (other than the Yonkers Common Stock Collateral).

                  The extensions of credit hereunder will be used, first, to repay in full all amounts outstanding under the Existing Credit Facility and thereafter to provide working capital for and to finance Inventory purchases by the Borrower and otherwise for general corporate purposes.

                  Accordingly, the parties hereto hereby agree as follows:

DEFINITIONS

                           (a) DEFINED TERMS. As used in this Agreement, the
following terms shall have the meanings specified below:

                  "2000 MEETING DATE" shall mean the date of BI's regular shareholders meeting in calendar year 2000.

                  "ABR LOAN" shall mean any Tranche A Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "ACCOUNTS PAYABLE" shall mean amounts owing by the Borrower on open account to creditors for purchases of goods and services, determined on a consolidated basis pursuant to GAAP.

                  "ADDITIONAL COLLATERAL" shall mean the Borrower's leasehold interest in those of its leases listed on Schedule 1.01(a) and any replacements of such leases as provided in the New Notes Indenture (provided that any such replacements shall not cause the aggregate appraised value of the Additional Collateral to exceed $10,500,000, subject to adjustments deemed appropriate by the Administrative Agent).

                  "ADJUSTED LIBOR RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient of
(a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves.

                  "ADMINISTRATIVE AGENT" shall have the meaning set forth in the first paragraph of this Agreement.

                  "AFFILIATE" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, a Person (a "CONTROLLED PERSON") shall be deemed to be "controlled by" another Person (a "CONTROLLING PERSON") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

                  "AGENT ADVANCE" shall mean a Tranche A Loan or a Tranche B Loan made by the Administrative Agent to the Borrower pursuant to Section 2.03(c) hereof.

                  "AGENTS" shall mean, collectively, the Administrative Agent, the Collateral Agent, the Tranche B Agent and the Tranche C Agent.

                  "AGREEMENT" shall mean this Revolving Credit and Guaranty Agreement, as the same may from time to time be amended, modified or supplemented.

                  "ALTERNATE BASE RATE" shall mean, for any day, the higher of
(a) the annual rate of interest then most recently announced by BBNA at its head office in Boston, Massachusetts as its "Base Rate" and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% (0.50%) per annum. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations thereof in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in BBNA's Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in BBNA's Base Rate or the Federal Funds Effective Rate, respectively.

                  "AMENDMENT EFFECTIVE DATE" shall mean the date on which the Fourth Amendment becomes effective in accordance with its terms.

                  "AMOUNTS" shall have the meaning set forth in Section 2.18(a).

                  "APPRAISED VALUE" shall have the meaning set forth in the definition of "Loan to Value Ratio."

                  "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in a form supplied by the Administrative Agent.

                  "BANKRUPTCY CODE" shall mean The Bankruptcy Reform Act of 1978, codified as 11 U.S.C. Section 101 et seq., as heretofore and hereafter amended from time to time, and any successor act or statute.

                  "BANKRUPTCY COURT" shall mean the United States Bankruptcy Court for the Southern District of New York, or any other court having jurisdiction over the Cases.

                  "BASE ADVANCE RATE" shall have the meaning set forth in the definition of "Borrowing Base."

                  "BBNA" shall have the meaning set forth in the first paragraph of this Agreement.

                  "BBNA CONCENTRATION ACCOUNT" shall have the meaning set forth in Section 2.13(a).

                  "BBNA DISBURSEMENT ACCOUNTS" shall have the meaning set forth in Section 2.13(d).

                  "BBRF" shall have the meaning set forth in the first paragraph of this Agreement.

                  "BI" shall have the meaning set forth in the first paragraph of this Agreement.

                  "BLOCKED ACCOUNT AGREEMENTS" has the meaning set forth in
Section 2.13(a).

                  "BLOCKED ACCOUNT BANKS" shall mean the banks with whom the Borrower has entered into Blocked Account Agreements.

                  "BLOCKED ACCOUNTS" shall have the meaning set forth in
Section 2.13(a).

                  "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "BORROWING" shall mean the incurrence of Loans of a single Type made from all the Tranche A Lenders, Tranche B Lenders or Tranche C Lenders, as the case may be, on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any ABR Loan made pursuant to
Section 2.16 being considered a part of the related Borrowing of Eurodollar Loans).

                  "BORROWING BASE" shall mean, on any day, an amount equal to
(a) 80% of the then Loan Value of the then Eligible Receivables, PLUS (b) 72% (the "BASE ADVANCE RATE") of the then Loan Value of Eligible Inventory plus (without duplication) 72% of the lesser of (i) the then Loan Value of Eligible LC Inventory and (ii) the then applicable Eligible LC Inventory Sublimit (PROVIDED that, in no event shall the calculation under this clause (b) result in a Loan to Value Ratio in excess of 80%), PLUS (c) the Overadvance Amount, if any, MINUS (d) the then amount of all Borrowing Base Reserves.

                  "BORROWING BASE CERTIFICATE" shall mean a certificate substantially in the form of Exhibit A-1 or, in the case of the first Borrowing Base Certificate that is delivered after the close of each of the Borrower's fiscal months, Exhibit A-2 (in each case with such changes therein as may be required by the Administrative Agent to reflect the components of, and reserves against, the Borrowing Base, the Tranche B Borrowing Base and the Tranche C Borrowing Base, as provided for hereunder from time to time), executed and certified by a Financial Officer of the Borrower, which shall include appropriate exhibits and schedules as referred to therein.

                  "BORROWING BASE RESERVES" shall mean (i) such reserves against the Borrowing Base, the Tranche B Borrowing Base and the Tranche C Borrowing Base as the Administrative Agent from time to time may elect (with the consent of the Tranche B Agent and the Tranche C Agent), in its reasonable discretion and on seven (7) days' notice to the Borrower, to apply for purposes of determining the Borrowing Base, the Tranche B Borrowing Base and the Tranche C Borrowing Base on account of any matter, contingency or risk which the Administrative Agent may in good faith deem potentially material to the prospect of payment of the Credit Extensions, including (by way solely of illustration and without in any manner limiting the Administrative Agent's right to apply a reserve on account of any other matter, contingency or risk, whether similar or not) such items as the Customer Credits Reserve and (ii) such reserves, up to such amounts as set forth in Schedule 1.01(c) for the affected retail store, against the Tranche C Borrowing Base as the Administrative Agent shall at the request of the Tranche C Agent (based on the reasonable good faith determination of the Tranche C Agent) and on seven (7) days' notice to the Borrower apply for purposes of determining the Tranche C Borrowing Base on account of the closing of any retail store or a default under any lease related to a retail store which, in either case, is included in the Leasehold Collateral.

                  "BREAKAGE COSTS" shall have the meaning set forth in Section 2.11(b).

                  "BRS" shall mean BancBoston Robertson Stephens (f/k/a BancBoston Securities Inc.).

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York or the Commonwealth of Massachusetts are required or permitted to close (and, for a Letter of Credit, other than a day on which the bank issuing such Letter of Credit is closed); PROVIDED, HOWEVER, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.

                  "BUSINESS PLAN" shall mean a three year business plan prepared by the Borrower on or about September 1998 setting forth the business objectives for the Credit Parties for the 1998, 1999 and 2000 fiscal years, which plan includes, among other things: for the first fiscal year, a monthly, and for the following two fiscal years, a yearly (i) balance sheet, (ii) income statement, and (iii) statement of cash flows.

                  "CAP NOTES" shall mean the Borrower's notes (i) in an aggregate principal amount not to exceed $628,000 in favor of the holder of the Class BSI-CAP Claim and (ii) with terms as set forth on ATTACHMENT I hereto and incorporated herein and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

                  "CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during such period and excluding that portion of Capitalized Leases which is capitalized on the consolidated balance sheet of the Credit Parties by the Credit Parties during such period) that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or intangibles or similar fixed asset accounts reflected in the consolidated balance sheet of the Credit Parties net of cash amounts received during such period in reimbursement of Capital Expenditures made by the Credit Parties, excluding interest capitalized during construction, by the Credit Parties during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or intangibles or similar fixed asset accounts reflected in the consolidated balance sheet of the Credit Parties (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Borrower or any of the other Credit Parties to the extent of the gross amount of such purchase price less the book value of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

                  "CAPITALIZED LEASE" shall mean, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

                  "CASES" shall have the meaning set forth in the introductory statement of this Agreement.

                  "CASH COLLATERAL ACCOUNT" shall mean an interest-bearing account established by the Borrower with the Administrative Agent at BBNA under the sole and exclusive dominion and control of the Administrative Agent at the office of BBNA at 100 Federal Street, Boston, Massachusetts 02110 designated as the "Bradlees Stores, Inc., Cash Collateral Account" that shall be used solely for the purposes set forth in Sections 2.02, 2.10(a) and 2.14.

                  "CASH RECEIPTS" shall have the meaning set forth in Section 2.13(a).

                  "CHANGE OF CONTROL" shall mean one or more of the following events: (a) a Person or group of Persons (within the meaning of Rule 13d-S under the Securities Exchange Act of 1934, as amended) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of BI representing more than 30% of the combined voting power of the outstanding voting securities for the election of the directors or shall have the right to elect a majority of the Board of Directors of BI; or (b) less than a majority of the members of BI's Board of Directors then in office shall be persons who either (i) were serving as directors on the 2000 Meeting Date or
(ii) were nominated as directors and approved by the vote of the majority of the directors who are directors referred to in clause (i) above or this clause (ii).

                  "CLASS BSI-CAP CLAIM" shall have the meaning set forth in the Confirmed Plan.

                  "CLOSING DATE" shall mean the date on which this Agreement has been executed and the conditions precedent to the making of the initial Loans set forth in Sections 4.01 and 4.02 have been satisfied or waived in writing by the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Required Lenders and the Required Tranche B Lenders, which date shall occur on or within one (1) Business Day after the Plan Effective Date (provided that all conditions precedent set forth in Sections 4.01 and 4.02 have been satisfied or waived as provided above).

                  "CLOSING DOCUMENTS LIST" shall mean the list of required closing documents attached hereto as Schedule 4.01(bb).

                  "CO-AGENTS" shall have the meaning set forth in the first paragraph of this Agreement.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, and any regulation promulgated thereunder.

                  "COIN ORDERS ACCOUNTS" shall have the meaning set forth in
Section 2.13(e).

                  "COLLATERAL" shall mean any and all assets, properties, and rights of the Credit Parties pledged from time to time pursuant hereto or to the Security Documents as security for the Obligations, which shall include, without limitation, substantially all existing and after-acquired assets, properties and rights of the Credit Parties (other than Real Property and the Yonkers Common Stock Collateral), the Leasehold Collateral and all proceeds thereof.

                  "COLLATERAL ACCESS AGREEMENTS" shall mean any landlord waivers, mortgagee waivers, bailee letters or any similar acknowledgment agreements of any warehouseman or processor in possession of Inventory of the Borrower or any other Credit Party, in form and substance reasonably satisfactory to the Collateral Agent.

                  "COLLATERAL AGENT" shall have the meaning set forth in the first paragraph of this Agreement.

                  "COMMITMENT" shall mean, with respect to each Lender, the aggregate commitment of such Lender hereunder (for Tranche A Loans, Tranche B Loans and Tranche C Loans) in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.07.

                  "COMMITMENT FEE" shall have the meaning set forth in Section 2.20.

                  "COMMITMENT PERCENTAGE" shall mean at any time, with respect to each Lender, the percentage obtained by dividing the aggregate of its Tranche A Commitment, its Tranche B Commitment and its Tranche C Commitment at such time by the Total Commitment at such time.

                  "CONFIRMATION DATE" shall have the meaning set forth in the introductory statement of this Agreement.

                  "CONFIRMATION ORDER" shall mean an order of the Bankruptcy Court confirming the Confirmed Plan (other than with respect to Yonkers) pursuant to sections 1128 and 1129 of the Bankruptcy Code.

                  "CONFIRMED PLAN" shall have the meaning set forth in the introductory statement of this Agreement.

                  "CONSENT FEE" shall have the meaning set forth in subsection 4.01(k).

                  "CREDIT CARD OBLIGOR" shall mean any of Chase Merchant Services, L.L.C., Novus Services, Inc., American Express Travel Related Services Company, Inc., Citibank (South Dakota), N.A. and Citicorp Retail Services, Inc., and any other Person acceptable to the Administrative Agent in its sole discretion, provided that each of the above entities and each such other Person has executed and delivered to the Administrative Agent a Payment Direction Agreement with respect to the Receivables due to the Borrower from such Obligor.

                  "CREDIT EXTENSIONS" shall be equal, as of any day, to the sum of (a) the principal balance of all Loans then outstanding, and (b) the then amount of the Letter of Credit Outstandings.

                  "CREDIT PARTIES" shall mean the Borrower, the Guarantors and any other Subsidiary of BI or the Borrower that becomes a party to any Loan Document.

                  "CREDIT PLAN AGREEMENT" shall mean that certain Credit Plan Agreement dated as of July 31, 1998, among Bradlees Stores, Inc., Bradlees, Inc., and Citibank (South Dakota), N.A.

                  "CURE NOTES" shall mean the Borrower's notes (i) in an aggregate principal amount not to exceed $3,500,000 in favor of non-Debtor parties to executory contracts that are to be assumed pursuant to the Confirmed Plan for the purpose of paying "cure amounts" as required by Section 365 of the Bankruptcy Code and (ii) with terms as set forth on ATTACHMENT II hereto and incorporated herein and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

                  "CUSTOMER CREDITS RESERVE" shall mean a reserve established by the Administrative Agent from time to time in an amount equal to the sum of (i) fifty percent (50%) of the dollar value of gift certificates outstanding and
(ii) fifty percent (50%) of the dollar value of customer merchandise credits.

                  "DEBTORS" shall have the meaning set forth in the introductory statement of this Agreement.

                  "DEFAULT" shall mean any event which, upon the giving of any notice and/or the lapse of any period of time expressly set forth in Section 7.01, 7.02 or 7.03, would constitute an Event of Default or Event of Super-Default, as applicable.

                  "DOLLARS" and "$" shall mean lawful money of the United States of America.

                  "DOSTRA" shall mean reorganized Dostra Realty Co., Inc., a Massachusetts corporation.

                  "EBITDA" shall mean, for any period, all as determined in accordance with GAAP, the net income (or net loss) of the Borrower for such period, PLUS (to the extent taken into account in determining such net income or net loss) (a) the sum of (i) depreciation expense, (ii) amortization expense,
(iii) provision for LIFO adjustment for Inventory valuation, (iv) net total Federal, state and local income tax expense, (v) gross interest expense for such period less gross interest income for such period, (vi) any non-recurring charge or restructuring charge which in accordance with GAAP is excluded from operating income, (vii) the cumulative effect of any change in accounting principles,
(viii) extraordinary losses and (ix) "Chapter 11 expenses" (or "administrative costs reflecting Chapter 11 expenses") as shown on the Borrower's statement of income for such period, MINUS (b) extraordinary gains, and PLUS (c) the amount of cash received (and minus the amount of cash expended) in such period in respect of any amount which, under clause (vi) above, was taken into account in determining EBITDA for such or any prior period.

                  "ELIGIBLE ASSIGNEE" shall mean (a) a commercial bank having total assets in excess of $500,000,000, (b) a finance company, insurance company or other financial institution (in each case with total assets in excess of $200,000,000) or fund (with total assets in excess of $50,000,000) reasonably acceptable to the Administrative Agent which in the ordinary course of business extends credit or purchases debt of the type evidenced by the Notes and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA, and (c) any other financial institution, fund or other Person reasonably satisfactory to the Administrative Agent and approved by the Borrower, which approval shall not be unreasonably withheld or delayed, and which approval shall not be required upon the occurrence and during the continuance of an Event of Default or an Event of Super-Default.

                  "ELIGIBLE INVENTORY" shall mean, as of the date of determination thereof, items of Inventory of the Borrower that are finished goods, merchantable and readily saleable to the public in the ordinary course and goods ("L/C GOODS") as to which a documentary Letter of Credit has been issued and which, if in the possession of the Borrower, would be treated as the Borrower's Inventory hereunder, but only if such goods have been consigned to the Issuing Bank or the Borrower (along with delivery to the Issuing Bank or the Borrower, as applicable, of the documents of title with respect thereto), in each case deemed by the Administrative Agent in its reasonable discretion to be eligible for inclusion in the calculation of the Borrowing Base, the Tranche B Borrowing Base and the Tranche C Borrowing Base. Without limiting the foregoing, unless otherwise approved in writing by the Administrative Agent, none of the following shall be deemed to be Eligible Inventory, and Eligible Inventory shall be reduced by the following:

                  (a) Inventory (other than L/C Goods) that is not owned solely by the Borrower or with respect to which the Borrower does not have good, valid and marketable title, free and clear of any Lien (other than (i) Liens granted to the Collateral Agent, for its benefit and the ratable benefit of the other Secured Parties, pursuant to the Loan Documents, (ii) Permitted Liens and (iii) the Trade Lien (it being understood that only the Collateral Agent, for its benefit and the ratable benefit of the other Secured Parties, shall have a first-priority Lien on such Inventory));

                  (b) Inventory that is not located on, or in transit directly to, property leased by the Borrower or in a contract warehouse or other third party location, in each case, located in the United States and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises;

                  (c) Inventory that is not reflected in the Borrower's stock ledger report, warehouse status report or the "in-transit" account in the general ledger;

                  (d) Inventory that has been returned or rejected by any of the Borrower's customers and which is damaged or defective or to be returned to vendor;

                  (e) Inventory not held for resale in the ordinary course, including samples, publicity, display or demonstration Inventory, packaway Inventory, and piece goods;

                  (f) consigned and leased Inventory;

                  (g) special order Inventory;

                  (h) supplies and packing or shipping materials;

                  (i) Inventory in which the Collateral Agent does not have a first-priority perfected security interest pursuant to the Security Agreement or which is not in transit to a location where the Collateral Agent will immediately have such a first-priority perfected security interest therein; and

                  (j) Inventory reserves that may be required by the Administrative Agent (with the consent of the Tranche B Agent) in the exercise of its reasonable discretion and on 7 days' notice to the Borrower based on a change in the value of the Inventory as determined by the Administrative Agent in its reasonable discretion (including, by way of example, a Shrink Reserve, inventory obsolescence, seasonality, imbalance, change in Inventory character, composition or mix, change in mark-down practices both permanent and point of sale and change in retail mark-on or mark-up practices).

                  "ELIGIBLE LC INVENTORY" shall mean, as of the date of determination thereof, documentary Letters of Credit (i) that have been issued with an expiry date within 75 days of such date of determination, (ii) that have been issued for the acquisition by the Borrower of Inventory which would otherwise be Eligible Inventory if owned by the Borrower, and (iii) that may include Letters of Credit issued as described in the third paragraph of the Introductory Statement above, so long as such Letter of Credit would otherwise satisfy the requirements hereof.

                  "ELIGIBLE LC INVENTORY SUBLIMIT" shall mean, for any fiscal month of the Borrower, the dollar amount set forth opposite such fiscal month below:



MONTH                                         ELIGIBLE LC INVENTORY SUBLIMIT

January                                                 $20,000,000
February                                                $20,000,000
March                                                   $20,000,000
April                                                   $24,000,000
May                                                     $33,000,000
June                                                    $34,000,000
July                                                    $35,000,000
August                                                  $38,000,000
September                                               $30,000,000
October                                                 $20,000,000
November                                                $20,000,000
December                                                $20,000,000

                  "ELIGIBLE RECEIVABLES" shall mean, as of the date of determination thereof, Receivables of the Borrower payable in Dollars and deemed by the Administrative Agent in its reasonable discretion (with the consent of the Tranche B Agent and the Tranche C Agent, which consent shall not be unreasonably withheld) to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, unless otherwise approved in writing by the Administrative Agent, none of the following shall be deemed to be Eligible Receivables:

                  (a) Receivables that have been outstanding for more than 5 Business Days from the due date;

                  (b) Receivables not owned solely by the Borrower or with respect to which the Borrower does not have good, valid and marketable title thereto, free and clear of any Lien (other than (i) Liens granted to the Collateral Agent, for its benefit and the ratable benefit of the other Secured Parties, pursuant to the Loan Documents and (ii) Permitted Liens (it being understood that only the Collateral Agent, for its benefit and the ratable benefit of the other Secured Parties, shall have a first-priority Lien on such Receivables));

                  (c) Receivables which the Administrative Agent determines in its reasonable discretion (with the consent of the Tranche B Agent and the Tranche C Agent) to be uncertain of collection; and

                  (d) with respect to Receivables created under the Credit Plan Agreement, a notice of termination has been delivered thereunder.

                  "ELLIOTT" shall mean, collectively, Elliott Associates, L.P. and Westgate International, L.P.

                  "ENVIRONMENTAL LIEN" shall mean a Lien in favor of any Governmental Authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

                  "EQUITY INTERESTS" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock in a corporation and all warrants or options to purchase any of the foregoing.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414(b) or (c) of the Code and the regulations promulgated and rulings issued thereunder.

                  "ESCROW PROCEEDS" shall have the meaning set forth in Section 2.13(c).

                  "EUROCURRENCY LIABILITIES" shall have the meaning assigned thereto in Regulation D issued by the Board, as in effect from time to time.

                  "EURODOLLAR APPLICABLE MARGIN" shall mean 2.25% per annum.

                  "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

                  "EURODOLLAR INTEREST RATE" shall have the meaning set forth in Section 2.05(b).

                  "EURODOLLAR LOAN" shall mean any Tranche A Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

                  "EVENT OF DEFAULT" shall have the meaning set forth in
Section 7.01.

                  "EVENT OF SUPER-DEFAULT" shall have the meaning set forth in
Section 7.02.

                  "EXISTING CREDIT FACILITY" shall have the meaning set forth in the introductory statement of this Agreement.

                  "EXISTING EURODOLLAR LOANS" shall have the meaning set forth in subsection 2.03(e).

                  "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent.

                  "FEE LETTERS" shall mean the Tranche A Fee Letter, the Tranche B Fee Letter and the Tranche C Fee Letter.

                  "FEES" shall collectively mean the Commitment Fees, the Letter of Credit Fees, the Consent Fee, the fees and charges described in
Section 2.02(c) and the fees referred to in Section 2.19.

                  "FILING DATE" shall mean June 23, 1995.

                  "FINANCIAL OFFICER" shall mean the Chief Executive Officer, the Chief Financial Officer, the Vice President -- Controller or the Treasurer of the Borrower.

                  "FOURTH AMENDMENT" shall mean the Fourth Amendment and Waiver, dated as of June 29, 2000, among the Borrower, the Guarantors, the Lenders, the Agents and the Co-Agents.

                  "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those used in preparing the financial statements referred to in Section 3.05.

                  "GABRIEL" shall mean Gabriel Capital L.P.

                  "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or any foreign jurisdiction.

                  "GUARANTORS" shall have the meaning set forth in the first paragraph of this Agreement.

                  "INDEBTEDNESS" shall mean, at any time and with respect to any Person, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities, (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "INDENTURE SECURITY AGREEMENT" shall mean the "Security Agreement" as defined in the New Notes Indenture.

                  "INSUFFICIENCY" shall mean, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of
Section 4001(a)(18) of ERISA.

                  "INTEREST COVERAGE RATIO" shall mean, for each fiscal quarter of the Borrower, the ratio of the Borrower's (a) EBITDA LESS Capital Expenditures to (b) cash Interest Expense, for the 12-month period ending on the last day of such fiscal quarter.

                  "INTEREST EXPENSE" shall mean interest expense as determined in accordance with GAAP.

                  "INTEREST PAYMENT DATE" shall mean (i) as to any Eurodollar Loan having an Interest Period of 1, 2 or 3 months, the last day of such Interest Period and (ii) as to all ABR Loans, Prime Plus Loans and, except with respect to interest on the Tranche C Loans added to the principal amount of the Tranche C Notes in accordance with Section 2.05(d), Tranche C Loans outstanding at any time during any month, the first Business Day of the next succeeding month.

                  "INTEREST PERIOD" shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on and including the date of such Borrowing (including as a result of a refinancing of ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on and excluding the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is 1, 2 or 3 months thereafter, as the Borrower may elect in the related notice delivered pursuant to Sections 2.03(b) or 2.09; PROVIDED, HOWEVER, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest

Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the Termination Date.

                  "INTEREST RATE AGREEMENT" shall mean any interest rate protection agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement between BBNA or any of its Affiliates, on the one hand, and the Borrower or any other Credit Party, on the other hand.

                  "INVENTORY" shall mean all goods, wares and merchandise owned and held for sale by the Borrower.

                  "INVESTMENTS" shall have the meaning set forth in Section
6.11.

                  "ISSUING BANK" shall have the meaning set forth in the first paragraph of this Agreement.

                  "LEASEHOLD COLLATERAL" shall mean the interests and rights of the Borrower and the Credit Parties in and to those certain leased store locations as listed on Schedule 6.01 hereto (as such Schedule 6.01 may from time to time be modified with the consent of the Tranche C Agent to reflect additions and substitutions of leased store locations), each Leasehold Estate and all proceeds thereof.

                  "LEASEHOLD ESTATE" shall have the meaning assigned to such term in each Leasehold Mortgage, as applicable.

                  "LEASEHOLD MORTGAGE" shall mean each Leasehold Mortgage and Security Agreement, dated as of June 29, 2000, by the Borrower, as grantor or mortgagor, in favor of the Collateral Agent or the Special Collateral Agent with respect to the Leasehold Collateral.

                  "LENDERS" shall mean the Persons identified on Annex A hereto and each assignee that becomes a party to this Agreement as set forth in Section 10.03(b) or (c).

                  "LETTER OF CREDIT" shall mean a letter of credit that is (i) issued for account of the Borrower, (ii) a standby or documentary letter of credit, (iii) issued in connection with the purchase of Inventory by the Borrower and for other purposes for which the Borrower has historically obtained letters of credit, or for any other purpose that is reasonably acceptable to the Administrative Agent (including, without limitation, the Letters of Credit issued as described in the third paragraph of the Introductory Statement above), and (iv) in form and substance reasonably satisfactory to the Issuing Bank.

                  "LETTER OF CREDIT FEES" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.21.

                  "LETTER OF CREDIT OUTSTANDINGS" shall mean, at any time, the sum of (a) with respect to Letters of Credit outstanding at such time, the aggregate maximum amount that then is or at any time thereafter may become available for drawing or payment thereunder PLUS (b) all amounts theretofore drawn or paid under Letters of Credit for which the Issuing Bank has not then been reimbursed.

                  "LIBOR RATE" shall mean, for any Interest Period for any Eurodollar Borrowing, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "LOAN ACCOUNT" shall have the meaning set forth in Section 2.12(a).

                  "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Letters of Credit, the Fee Letters, all Borrowing Base Certificates, the Blocked Account Agreements, the Collateral Access Agreements, the Payment Direction Agreements, the Subsidiary Guaranty, the Security Documents, and any other instrument or agreement executed and delivered in connection herewith or therewith.

                  "LOAN TO VALUE RATIO" shall mean (i) when used in connection with the definition of "Borrowing Base," the ratio expressed as a percentage of
(A) the Base Advance Rate to (B) the net appraised liquidation value at cost of the Borrower's Inventory (expressed as a percentage of the cost value of such Inventory), as determined from time to time by the Administrative Agent in accordance with its standard procedures and with the assistance of an independent appraiser (the "APPRAISED VALUE"), (ii) when used in connection with the definition of "Overadvance Amount," the ratio expressed as a percentage of
(A) the sum of the Base Advance Rate and the Overadvance Rate to (B) the Appraised Value and (iii) when used in connection with the definition of "Tranche B Inventory Advance Rate," the ratio expressed as a percentage of (A) the sum of the Base Advance Rate, the Overadvance Rate and the Tranche B Inventory Advance Rate to (B) the Appraised Value.

                  "LOAN VALUE" shall mean the amount determined by the Administrative Agent from time to time, in its reasonable discretion and consistent with the Administrative Agent's usual business practices and policies for similar borrowers similarly situated, as an appropriate estimate of the value of Eligible Receivables, Eligible LC Inventory (which shall not exceed the amount that may be drawn under such Letters of Credit), and Eligible Inventory (which determination shall take into account the following factors, among others: (i) the cost thereof, (a) as determined under the retail method of accounting as reflected in the Borrower's stock ledger (the cost value of the Inventory in the stock ledger will be adjusted based upon the lowest ticketed retail price at which such Inventory is offered to the public, after all permanent mark-downs (whether or not such price is then reflected on the Borrower's accounting system)) or, (b) with respect to warehouse and in-transit inventory, determined under the cost method of accounting, (ii) the first-in, first-out accounting valuation method, (iii) the Borrower's accounting practices, known to the Administrative Agent and in effect on the date hereof, and (iv) excluding any capitalization costs or other non-purchase price charges (other than "freight-in"), such as intracompany freight, used in the Borrower's calculation of cost of goods sold.

                  "LOANS" shall mean all loans (including, without limitation, Agent Advances) at any time made to the Borrower or for account of the Borrower pursuant to this Agreement, whether constituting Tranche A Loans, Tranche B Loans or Tranche C Loans.

                  "MASTER LEASE AGREEMENT" shall mean that certain Master Lease Agreement, dated as of December 8, 1998, as amended, between BankBoston Leasing, Inc., as lessor, and Bradlees Stores, Inc., as lessee.

                  "MATURITY DATE" shall mean the earlier to occur of (a) three years from the Closing Date or (b) December 23, 2001.

                  "MORTGAGE DOCUMENTS" shall mean the Leasehold Mortgages and each other document executed or delivered in connection with the grant by the Borrower and each other Credit Party of a security interest in the Leasehold Collateral to the Collateral Agent or the Special Collateral Agent, for its benefit and the ratable benefit of the other Secured Parties.

                   "MORTGAGEE" has the meaning set forth in Section 4.01(ee).

                  "MORTGAGEE WAIVERS" has the meaning set forth in Section 4.01(ee).

                  "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "MULTIPLE EMPLOYER PLAN" shall mean a Single Employer Plan, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

                  "NEW NOTES" shall mean the Borrower's notes (i) in an aggregate principal amount not to exceed $40,000,000 in favor of (A) the banks and other financial institutions (the "PRE-PETITION REVOLVER BANK GROUP") holding pre-petition claims under that certain Credit Agreement, dated as of March 3, 1993, as amended, among Bradlees, Inc., the Pre-Petition Revolver Bank Group and Bankers Trust Company, as agent, (B) the banks and other financial institutions holding pre-petition claims under the SPE Documents (as defined in the Confirmed Plan) and (C) the holders of YON-GEN Claims, BRU-GEN Claims and WES-GEN Claims (each as defined in the Confirmed Plan) and (ii) with terms as set forth on ATTACHMENT III hereto and incorporated herein and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

                  "NEW NOTES INDENTURE" shall mean that certain Indenture, dated as of February 2, 1999, between Bradlees Stores, Inc. as Issuer, Bradlees, Inc. as Guarantor, New Horizons of Yonkers, Inc., as Guarantor and IBJ Whitehall Bank & Trust Company, as Trustee.

                  "NONCOMPLIANCE NOTICE" shall have the meaning set forth in
Section 2.03(c).

                  "NON-U.S. LENDER" shall have the meaning set forth in Section 2.18(f).

                  "NOTES" shall mean the Tranche A Notes, the Tranche B Notes and the Tranche C Notes.

                  "OBLIGATIONS" shall mean (a) the due and punctual payment of principal of and interest on the Loans and the Notes and the reimbursement of all amounts drawn under Letters of Credit, (b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrower and the other Credit Parties to the Lenders, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Co-Agents and the Administrative Agent under the Loan Documents, (c) the due and punctual payment of any obligations of the Borrower or the other Credit Parties to the Other Transactions Counterparties in accordance with, and in connection with, the Master Lease Agreement and any Interest Rate Agreements, and (d) any other obligations of the Borrower or any other Credit Party to any Other Transactions Counterparty.

                  "OTHER TAXES" shall have the meaning set forth in Section 2.18(b).

                  "OTHER TRANSACTIONS COUNTERPARTIES" shall mean BBNA and its Affiliates.

                  "OVERADVANCE AMOUNT" shall mean on any day from and including March 1 through and including December 15 of any year, up to 5% (the "OVERADVANCE RATE") of the then Loan Value of the then Eligible Inventory PLUS (without duplication) 5% of the then Loan Value of the then Eligible LC Inventory; PROVIDED, that (i) in connection with determining the Borrowing Base, the Overadvance Rate and the Base Advance Rate, when combined, shall not result in Tranche A Loans being made against greater than 77% of the Loan Value of Eligible Inventory and Eligible LC Inventory, taken as a whole (but without duplication) and (ii) in no event shall the application of the Overadvance Amount to the Borrowing Base result in a Loan to Value Ratio in excess of 85%.

                  "OVERADVANCE MARGIN" shall mean (i) .50% per annum for any month in which the Borrower has any Loans outstanding by utilizing the Overadvance Amount under the Borrowing Base or (ii) at all other times, zero.

                  "OVERADVANCE RATE" shall have the meaning set forth in the definition of "Overadvance Amount."

                   "PAYMENT DIRECTION AGREEMENT" shall mean an agreement among the Borrower, the Administrative Agent and each Credit Card Obligor, in form and substance satisfactory to the Administrative Agent, providing for the direct payment to the BBNA Concentration Account of all amounts due to the Borrower from such Credit Card Obligor

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

                  "PENSION PLAN" shall mean a defined benefit pension or retirement plan which meets and is subject to the requirements of Section 401(a) of the Code.

                  "PERMISSIBLE COLLATERAL" shall mean Yonkers' interests in the real property and improvements (but not including any Inventory or other personal property) located at the site of the Bradlees store located in Yonkers, New York (the "YONKERS LEASED PROPERTY"), and the proceeds of any disposition of the foregoing.

                  "PERMITTED INVESTMENTS" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case payable in Dollars and maturing within twelve months from the date of acquisition thereof;

                  (b) investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) payable in Dollars and maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Administrative Agent or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Corporation or at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

                  (c) investments in commercial paper payable in Dollars and maturing within six months from the date of acquisition thereof and issued by
(i) the holding company of the Administrative Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least "A" or the equivalent thereof from Standard & Poor's Corporation or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

                  (d) investments in repurchase obligations payable in Dollars with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (b) above;

                  (e) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses
(a) through (d) above; and

                  (f) to the extent owned on the Closing Date, investments in the capital stock or partnership interests of any direct or indirect subsidiary of the Borrower.

                  "PERMITTED LIENS" shall mean (i) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) which do not interfere materially with the ordinary conduct of the business of the Borrower or any Guarantor, as the case may be, and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Guarantor, as the case may be; (v) purchase money Liens
(a) existing on the Closing Date upon or in any property (other than Inventory) acquired or held in the ordinary course of business to secure the purchase price of such property and (b) to secure Indebtedness permitted by Section 6.03(ii) and solely for the purpose of financing the acquisition of such property, (vi) with respect to Leasehold Collateral only, Permitted Encumbrances (as defined in the Leasehold Mortgages) and (vii) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (vi) above; PROVIDED that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

                  "PERMITTED NOTE DEBT" shall mean indebtedness outstanding under the New Notes, the Cure Notes and the CAP Notes.

                  "PERSON" shall mean any natural person, corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

                  "PLAN" shall mean any Single Employer Plan or Multiemployer Plan.

                  "PLAN EFFECTIVE DATE" shall have the meaning set forth in
Section 4.01(e).

                  "PRIME PLUS LOAN" shall mean any Tranche B Loan bearing interest at the rate set forth in Sections 2.05(c) or 2.06, as applicable.

                  "QUALIFIED PLAN" shall mean a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which the Borrower or any

ERISA Affiliate sponsors, maintains, or to which it makes or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan."

                  "REAL PROPERTY" shall mean all interests of the Borrower and the other Credit Parties, as applicable, in their respective owned or leased real property, other than the Leasehold Collateral.

                  "RECEIVABLES" shall mean, with respect to any Credit Card Obligor, the indebtedness of such Credit Card Obligor to the Borrower under a charge account agreement arising from a sale of merchandise or services by the Borrower.

                  "REGISTER" shall have the meaning set forth in Section
10.03(e).

                  "REQUIRED LENDERS" shall mean, at any time, Lenders having Loans outstanding representing at least 51% of the total Loans outstanding; PROVIDED, HOWEVER, that if no Loans are outstanding, Required Lenders shall be those Lenders having Commitments representing at least 51% of the Total Commitment (without giving effect to any termination of all of the Commitments pursuant to Article VII).

                  "REQUIRED SUPERMAJORITY LENDERS" shall mean, at any time, Lenders having Loans outstanding representing at least 66 2/3% of the total Loans outstanding; PROVIDED, HOWEVER, that if no Loans are outstanding, Required Supermajority Lenders shall be those Lenders having Commitments representing at least 66 2/3% of the Total Commitment (without giving effect to any termination of all of the Commitments pursuant to Article VII).

                   "REQUIRED TRANCHE A LENDERS" shall mean, at any time, Tranche A Lenders having Tranche A Loans outstanding representing at least 51% of the total Tranche A Loans outstanding; PROVIDED, HOWEVER, that if no Tranche A Loans are outstanding, Required Tranche A Lenders shall be those Tranche A Lenders having Tranche A Commitments representing at least 51% of the aggregate Tranche A Commitments (without giving effect to any termination of all of the Tranche A Commitments pursuant to Article VII).

                  "REQUIRED TRANCHE B LENDERS" shall mean, at any time, Tranche B Lenders having Tranche B Loans outstanding representing at least 51% of the total Tranche B Loans outstanding; PROVIDED, HOWEVER, that if no Tranche B Loans are outstanding, Required Tranche B Lenders shall be those Tranche B Lenders having Tranche B Commitments representing at least 51% of the aggregate Tranche B Commitments (without giving effect to any termination of all of the Tranche B Commitments pursuant to Article VII).

                  "REQUIRED TRANCHE C LENDERS" shall mean, at any time, Tranche C Lenders having Tranche C Loans outstanding representing at least 51% of the total Tranche C Loans outstanding PROVIDED, HOWEVER, that if no Tranche C Loans are outstanding, Required Tranche C Lenders shall be those Tranche C Lenders having Tranche C Commitments representing at least 51% of the aggregate Tranche C Commitments (without giving effect to any termination of all of the Tranche C Commitments pursuant to Article VII).

                  "SECURED PARTIES" shall mean, collectively, the Lenders, the Issuing Bank, the Agents, the Co-Agents and the Other Transactions Counterparties and a "SECURED PARTY" shall mean any of the foregoing.

                  "SECURITY AGREEMENT" shall have the meaning set forth in
Section 4.01(f).

                  "SECURITY DOCUMENTS" shall mean the Security Agreement, the Trademark Security Agreement, the Mortgage Documents and each other document executed in connection with the grant by the Borrower and each other Credit Party of a security interest in the Collateral to the Collateral Agent, for its benefit and the ratable benefit of the other Secured Parties.

                  "SETTLEMENT DATE" shall have the meaning set forth in Section 2.03(d).

                  "SG&A EXPENSES" shall mean selling, general and administrative expenses, as determined in accordance with GAAP.

                  "SHRINK RESERVE" shall mean, as of the date of any determination thereof, (A) the positive result, if any, of subtracting (i) the shrinkage percentage reserve then maintained by the Borrower in its stock ledger from (ii) shrinkage (book to physical differences), calculated as a percentage of cumulative net sales since the last physical inventory, for the Borrower's most recent physical inventory with respect to Inventory located at stores and distribution centers, MULTIPLIED BY (B) cumulative sales since the last physical adjustment by the Borrower.

                  "SINGLE EMPLOYER PLAN" shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, (A) which the Borrower or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Borrower or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Borrower or any ERISA Affiliate (with respect to their relationship with such entities).

                  "SPECIAL COLLATERAL AGENT" shall mean, with respect to any Leasehold Collateral located in the state of Maine, Fleet National Bank or any of its affiliates qualified to do business in the state of Maine, as the Collateral Agent shall appoint from time to time.

                  "SPECIFIED LOCATION SALES" shall have the meaning set forth in Section 2.13(c).

                  "STATUTORY RESERVES" shall mean, on any date, the percentage (expressed as a decimal) established by the Board and any other banking authority which is the then stated maximum rate for all reserves (including but not limited to any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D issued by the Board, as in effect from time to time). Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

                  "SUBSIDIARY" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "TAX PAYMENT PLAN" shall have the meaning set forth in
Section 4.01(c).

                  "TAX REFUND ACCOUNT" shall have the meaning set forth in
Section 2.13(c).

                  "TAXES" shall have the meaning set forth in Section 2.18(a).

                  "TERMINATION DATE" shall mean the earliest to occur of (i) the Maturity Date and (ii) the date on which the maturity of the Tranche A Loans, the Tranche B Loans or the Tranche C Loans is accelerated and the commitments of the Tranche A Lenders, the Tranche B Lenders, or the Tranche C Lenders, as applicable, are terminated in accordance with Section 7.01 or Section 7.02, as applicable.

                  "TERMINATION EVENT" shall mean (i) with respect to a Single Employer Plan or a Multiple Employer Plan, a "reportable event", as such term is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under Section 4043 of ERISA or such regulations) or an event described in
Section 4068 of ERISA excluding events described in Section 4043(c)(9) of ERISA or 29 CFR 4043.29 or 4043.35, (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(c) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan, or (vi) a failure by the Borrower or any ERISA Affiliate to make required contributions to a Plan, or
(vii) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate, or (viii) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Single Employer Plan, or (ix) the Borrower or any ERISA Affiliate engages in a nonexempt prohibited transaction or otherwise becomes liable with respect to a nonexempt prohibited transaction, the consequences of which, in the aggregate, could reasonably have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors, taken as a whole, or (x) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by the Borrower or any ERISA Affiliate with respect to any Single Employer Plan for which the Borrower or any of its Subsidiaries may be liable, the consequences of which, in the aggregate, could reasonably have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors, taken as a whole, or
(xi) any other event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC).

                  "TOTAL COMMITMENT" shall mean, at any time, the sum of the Commitments at such time.

                  "TRADEMARK SECURITY AGREEMENT" shall have the meaning set forth in Section 4.01(h).

                  "TRADE DEBT" shall mean amounts owed by the Borrower to trade vendors in connection with the purchase by the Borrower of Inventory in the ordinary course of business.

                  "TRADE LIEN" shall mean a second-priority Lien on the Borrower's Inventory to secure certain Trade Debt incurred subsequent to the Plan Effective Date, such Lien to (i) be expressly subordinated to the Liens granted in favor of the Collateral Agent, for its benefit and the ratable benefit of the other Secured Parties, pursuant to the Loan Documents, (ii) have terms as set forth on ATTACHMENT IV hereto and incorporated herein and (iii) otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

                  "TRANCHE A COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender hereunder set forth as its Tranche A Commitment opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.07.

                  "TRANCHE A COMMITMENT PERCENTAGE" shall mean at any time, with respect to each Lender, the percentage obtained by dividing its Tranche A Commitment at such time by all Tranche A Commitments at such time.

                  "TRANCHE A CREDIT EXTENSIONS" shall be equal, as of any day, to the sum of (a) the principal balance of all Tranche A Loans then outstanding and (b) the then amount of the Letter of Credit Outstandings.

                  "TRANCHE A FEE LETTER" shall mean that certain agent's fee letter, dated December 23, 1997, between the Borrower, as debtor and debtor-in-possession, and the Administrative Agent.

                  "TRANCHE A LENDER" shall mean each Lender having a Tranche A Commitment as set forth on Annex A hereto or in the Assignment and Acceptance by which it becomes a Lender.

                  "TRANCHE A LOANS" shall mean all loans at any time made by any Tranche A Lenders pursuant to Section 2.01(a), Section 2.02(d) or Section 2.03(c).

                  "TRANCHE A NOTES" shall mean the promissory notes of the Borrower (i) substantially in the form of Exhibit B- 1, each payable to the order of a Tranche A Lender, evidencing the Tranche A Loans and (ii) substantially in the form of Exhibit B-2, payable to the Administrative Agent, evidencing the Agent Advances.

                  "TRANCHE B AVAILABILITY AMOUNT" shall have the meaning set forth in Section 2.01(b)(1).

                  "TRANCHE B BORROWING BASE" shall mean, on any day, an amount equal to the Tranche B Inventory Advance Rate multiplied by the then Loan Value of Eligible Inventory PLUS (without duplication) the Tranche B Inventory Advance Rate multiplied by the lesser of (i) the then Loan Value of Eligible LC Inventory and (ii) the then applicable Eligible LC Inventory Sublimit.

                  "TRANCHE B CANCELLATION DATE" shall have the meaning set forth in Section 2.07(b).

                  "TRANCHE B COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender hereunder set forth as its Tranche B Commitment opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.07.

                  "TRANCHE B COMMITMENT PERCENTAGE" shall mean at any time, with respect to each Lender, the percentage obtained by dividing its Tranche B Commitment at such time by all Tranche B Commitments at such time.

                  "TRANCHE B DEFAULT NOTICE" shall have the meaning set forth in
Section 7.02.

                  "TRANCHE B FEE LETTER" shall mean that certain agent's fee letter, dated December 16, 1998 between the Borrower, as debtor and debtor-in-possession, and the Tranche B Agent.

                  "TRANCHE B INVENTORY ADVANCE RATE" shall mean, on any day, (a) between July 1 and September 30 of each year, 7% and (b) at all other times, 8%; PROVIDED that, the Tranche B Inventory Advance Rate shall be subject to periodic adjustment by the Administrative Agent (based on periodic appraisals or otherwise) in order to ensure that the aggregate of all Credit Extensions (Tranche A and Tranche B) outstanding on any date will not exceed 93% of the Loan to Value Ratio on such date.

                  "TRANCHE B LENDER" shall mean each Lender having a Tranche B Commitment as set forth on Annex A hereto or in the Assignment and Acceptance by which it becomes a Lender.

                  "TRANCHE B LOANS" shall mean all loans at any time made by any Tranche B Lender pursuant to Section 2.01(b).

                  "TRANCHE B NOTES" shall mean the promissory notes of the Borrower, substantially in the form of Exhibit B-3, each payable to the order of a Tranche B Lender, evidencing the Tranche B Loans.

                  "TRANCHE B TERMINATION DATE" shall mean the earlier date to occur of (i) the Termination Date, (ii) the Tranche B Cancellation Date and
(iii) the date on which the maturity of the Tranche B Loans is accelerated and the commitments of the Tranche B Lenders are terminated in accordance with
Section 7.02.

                  "TRANCHE C BORROWING BASE" shall mean, on any day, an amount equal to the result of (a) the lesser of (i) (x) from and including January 1 through and including April 30 of any calendar year, 90.0% of the Loan Value of Eligible Inventory on such day, (y) from and including May 1 through and including September 30 of any calendar year, 91.5% of the Loan Value of Eligible Inventory on such day or (z) from and including October 1 through and including December 31 of any calendar year, 93.0% of the Loan Value of Eligible Inventory on such day, and (ii) 100.0% of the current Appraised Value, as determined by the Tranche C Agent, of Eligible Inventory on such day, PLUS (b) 80.0% of Eligible Receivables on such day, MINUS (c) the then amount of all Borrowing Base Reserves.

                  "TRANCHE C COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender hereunder set forth as its Tranche C Commitment opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time.

                  "TRANCHE C COMMITMENT PERCENTAGE" shall mean at any time, with respect to each Lender, the percentage obtained by dividing its Tranche C Commitment at such time by all Tranche C Commitments at such time.

                  "TRANCHE C DEFAULT NOTICE" shall have the meaning set forth in
Section 7.02.

                  "TRANCHE C FEE LETTER" shall mean that certain agent's fee letter, dated June 29, 2000, between the Borrower and the Tranche C Agent.

                  "TRANCHE C INTEREST RATE" shall mean an interest rate equal to 16.5% per annum.

                  "TRANCHE C LENDER" shall mean each Lender having a Tranche C Commitment as set forth on Annex A hereto or in the Assignment and Acceptance by which it becomes a Lender.

                  "TRANCHE C LOANS" shall mean the loans made by the Tranche C Lenders pursuant to Section 2.01(c) in an amount not to exceed $20,000,000.

                  "TRANCHE C NOTES" shall mean the promissory notes of the Borrower, substantially in the form of Exhibit B-4, each payable to the order of a Tranche C Lender, evidencing the Tranche C Loans.

                  "TRANCHE C TERMINATION DATE" shall mean the earlier date to occur of (i) the Termination Date and (ii) the date on which the maturity of the Tranche C Loans is accelerated.

                  "TRANSFEREE" shall have the meaning set forth in Section 2.18(a).

                  "TYPE" when used in respect of any Loan or Borrowing shall refer to the rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.

                  "UNFUNDED PENSION LIABILITIES" shall mean the "amount of unfunded benefit liabilities" of a Single Employer Plan, as defined in Section 4001(a)(18) of ERISA but, utilizing, for purposes of calculating the value of such liabilities, the actuarial methods and assumptions set forth on Schedule 1.1(b) hereto used in Table 4 to the actuarial report for The Bradlees

Stores, Inc. Retirement Plan for the Plan year ending January 31, 1998, or such other assumptions as to which the Administrative Agent agrees in writing, such agreement not to be unreasonably withheld.

                  "UNUSED TRANCHE A COMMITMENT" shall mean, on any day, (a) the then aggregate amount of the Tranche A Commitments MINUS (b) the sum of (i) the principal amount of Tranche A Loans then outstanding and (ii) the then Letter of Credit Outstandings.

                  "WITHDRAWAL LIABILITY" shall have the meaning set forth under
Part I of Subtitle E of Title IV of ERISA.

                  "YONKERS" shall mean New Horizons of Yonkers, Inc., a Delaware corporation, as debtor-and debtor-in-possession.

                  "YONKERS LEASED PROPERTY" shall have the meaning set forth in the definition of Permissible Collateral.

                  "YONKERS LOCATION SALE" shall have the meaning set forth in
Section 2.13(c).

                  "YONKERS COMMON STOCK COLLATERAL" shall mean the Borrower's interest in all of the issued and outstanding common stock of New Horizons of Yonkers, Inc.

                  "YONKERS CONFIRMATION ORDER" shall mean an order of the Bankruptcy Court confirming the Confirmed Plan with respect to Yonkers pursuant to Sections 1128 and 1129 of the Bankruptcy Code.

                   (b) TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED, HOWEVER, that for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's audited financial statements for the fiscal year ended on February 1, 1997.

AMOUNT AND TERMS OF CREDIT

                   (c) COMMITMENT OF THE LENDERS.

                           (i) Each Tranche A Lender severally and not jointly with any other Lender agrees, upon the terms and subject to the conditions herein set forth, to extend credit to the Borrower on a revolving basis, in the form of Tranche A Credit Extensions and in an amount equal to such Tranche A Lender's Tranche A Commitment Percentage thereof, subject to the following limitations:

                           (A) The aggregate outstanding amount of the Tranche A
Credit Extensions and Agent Advances shall not at any time exceed the lower of
(i) $250,000,000 or any lesser amount to which the Tranche A Commitments have then been reduced by the Borrower pursuant to Section 2.07, and (ii) the then amount of the Borrowing Base, plus the aggregate amount of cash then held in the Cash Collateral Account pursuant to Sections 2.02, 2.10(a) and 2.14(a) (item "fourth").

                           (B) No Tranche A Lender shall be obligated to issue
any Letter of Credit, and Letters of Credit shall be available from the Issuing Bank, subject to the ratable participation of all Tranche A Lenders, as set forth in Section 2.02. The Borrower will not at any time permit the aggregate Letter of Credit Outstandings to exceed $90,000,000.

                           (C) Subject to all of the other provisions of this
Agreement, Tranche A Loans that are repaid may be reborrowed prior to the Termination Date. No new Tranche A Credit Extension, however, shall be made to the Borrower after the Termination Date.

                           (ii) Each Tranche B Lender severally and not jointly with any other Lender agrees, upon the terms and subject to the conditions herein set forth, to make loans to the Borrower on a revolving basis (subject to clause (4) below), in the form of Tranche B Loans and in an amount equal to such Tranche B Lender's Tranche B Commitment Percentage thereof, subject to the following limitations:

                           (A) The aggregate outstanding amount of the Tranche B
Loans shall not at any time exceed the lower of (i) $20,000,000 or any lesser amount to which the Tranche B Commitments have then been reduced by the Borrower pursuant to Section 2.07 and (ii) the then amount of the Tranche B Borrowing Base (such lower amount, the "TRANCHE B AVAILABILITY AMOUNT").

                           (B) The Tranche B Lenders shall not make Tranche B
Loans to the Borrower under Section 2.01(b) if, on the date the Borrower requests such Tranche B Loan, amounts are available to be borrowed by the Borrower under the Borrowing Base as calculated in accordance with Section 2.01(a)(1) unless the Borrower is not entitled to borrow such amounts because an Event of Default which is not also an Event of Super-Default has occurred and is continuing (subject, however, to clause (3) below).

                           (C) During the period beginning on the date of the
occurrence of an Event of Default and ending on the date that is ten (10) Business Days thereafter, if during such period an Event of Super-Default has not occurred, the aggregate amount of Tranche B Loans made during such period shall not exceed the lower of (i) $5,000,000 and (ii) the Tranche B Availability Amount. In the event such Event of Default is not waived within such ten Business Day period, the Tranche B Lenders shall no longer be obligated to make Tranche B Loans under this Agreement.

                           (D) Subject to Section 2.07(b), so long as any
Tranche A Loans remain outstanding, the principal amount of the Tranche B Loans may not be repaid and any such repayments will be applied as provided in Section 2.11(a)(1).


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

                           (E) Subject to the other provisions of this
Agreement, Tranche B Loans that are repaid may be reborrowed prior to the Tranche B Termination Date (subject to the other provisions of this Section 2.01(b)). No new Tranche B Loans, however, shall be made to the Borrower after the Tranche B Termination Date.

                           (iii) Each Tranche C Lender severally and not jointly
with any other Lender agrees, upon the terms and subject to the conditions herein set forth, to make loans to the Borrower, in the form of Tranche C Loans and in an amount equal to such Tranche C Lender's Tranche C Commitment Percentage thereof, subject to the following limitations:

                           (A) Except as provided in Section 2.10(e) and (f), so
long as any Tranche A Loans and Tranche B Loans remain outstanding, the principal amount of the Tranche C Loans may not be repaid and any such repayments will be applied as provided in Section 2.11(a)(1).

                  (1) Tranche C Loans that are repaid may not be reborrowed.

                           (iv) Each Borrowing of Tranche A Loans (other than
Agent Advances) shall be made by the Tranche A Lenders PRO RATA in accordance with their respective Tranche A Commitments, each Borrowing of Tranche B Loans shall be made by the Tranche B Lenders PRO RATA in accordance with their respective Tranche B Commitments, and each Borrowing of Tranche C Loans shall be made by the Tranche C Lenders PRO RATA in accordance with their respective Tranche C Commitments. The failure of any Lender to make any Loan shall neither relieve any other Lender of its obligation to fund its Loan in accordance with the provisions of this Agreement nor increase the obligation of any such other Lender.

                  (d) LETTERS OF CREDIT.

                           (i) Upon the terms and subject to the conditions herein set forth, the Borrower may request the Issuing Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and subject to the terms and conditions contained herein, the Issuing Bank shall issue, for the account of the Borrower one or more Letters of Credit; PROVIDED that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed $90,000,000, or
         (ii) the aggregate Tranche A Credit Extensions would exceed the limitation set forth in Section 2.01(a)(1); and PROVIDED, FURTHER, that no Letter of Credit shall be issued if the Issuing Bank shall have received notice from the Administrative Agent or the Required Tranche A Lenders that the conditions to such issuance have not been met.

                           (ii) No Letter of Credit shall have an Expiry Date later than the 90th day after the Maturity Date. In the case of each Letter of Credit issued with an expiry date later than the Termination Date, the Borrower shall, on or prior to the Termination Date, either
         (i) cause such Letter of Credit to be returned to the Issuing Bank undrawn and marked "canceled" and otherwise discharged in a manner satisfactory to the


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

Issuing Bank or (ii) if the Borrower is unable to return and discharge such Letter of Credit, either (x) provide a "back-to-back" letter of credit issued by a bank and on terms in form and substance satisfactory to the Issuing Bank and the Administrative Agent (in their sole and absolute discretion), in an amount equal to 105% of the undrawn amount of such Letter of Credit or (y) deposit cash in the Cash Collateral Account in an amount equal to 105% of the undrawn amount under such Letter of Credit.

                           (iii) The Borrower shall pay to the Administrative
Agent, for the account of the Issuing Bank and in addition to all Letter of Credit Fees provided for in Section 2.21, a fronting fee equal to 0.125% per annum of the average daily balance of the maximum amount that at any time is available for drawing or payment under each Letter of Credit, payable quarterly in arrears, as well as such fees and charges in connection with the issuance, negotiation, settlement, amendment and processing of each Letter of Credit issued by the Issuing Bank as are customarily imposed by the Issuing Bank from time to time in connection with letter of credit transactions.

                           (iv) Drafts drawn under each Letter of Credit
shall be reimbursed by the Borrower in Dollars not later than the first Business Day following the date of draw and shall bear interest from the date of draw until the first Business Day following the date of draw at a rate per annum equal to the Alternate Base Rate and thereafter until reimbursed in full at a rate per annum equal to the Alternate Base Rate PLUS 2.00% per annum (computed on the basis of the actual number of days elapsed over any year of 360 days). The Borrower shall effect such reimbursement (x) if such draw occurs prior to the Termination Date (or the earlier date of termination of the Tranche A Commitments), through a Borrowing of Tranche A Loans without the satisfaction of the conditions precedent set forth in Section 4.02, or
(y) if such draw occurs on or after the Termination Date (or the earlier date of termination of the Tranche A Commitments), in cash. Each Tranche A Lender agrees to fund its Tranche A Commitment Percentage of the Tranche A Loans described in clause (x) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of Sections 2.01 and 2.02 or the occurrence of the Termination Date.

                           (v) Immediately upon the issuance of any Letter of
Credit by the Issuing Bank, the Issuing Bank shall be deemed to have sold to each Tranche A Lender and each such Tranche A Lender shall be deemed unconditionally and irrevocably to have purchased from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Tranche A Lender's Tranche A Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrower and the other Credit Parties under this Agreement and the other Loan Documents with respect thereto. Upon any change in the Tranche A Commitments pursuant to
Section 10.03, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Tranche A Commitment Percentages of the assigning and assignee Tranche A Lenders. Any action taken or omitted by the Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to any Tranche A Lender.

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


                           (vi) In the event that the Issuing Bank makes any
payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Issuing Bank pursuant to this Section 2.02, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Tranche A Lender of such failure, and each Tranche A Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Tranche A Lender's Tranche A Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Issuing Bank so notifies the Administrative Agent, and the Administrative Agent so notifies the Tranche A Lenders prior to 11:00 a.m., Boston time, on any Business Day, each such Tranche A Lender shall make available to the Issuing Bank such Tranche A Lender's Tranche A Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Tranche A Lender shall not have so made its Tranche A Commitment Percentage of the amount of such payment available to the Issuing Bank, such Tranche A Lender agrees to pay to the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Issuing Bank at the Federal Funds Effective Rate. The failure of any Tranche A Lender to make available to the Issuing Bank its Tranche A Commitment Percentage of any payment under any Letter of Credit shall neither relieve any Tranche A Lender of its obligation hereunder to make available to the Issuing Bank its Tranche A Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, nor increase the obligation of such other Tranche A Lender. Whenever any Tranche A Lender has made payments to the Issuing Bank in respect of any reimbursement obligation for any Letter of Credit, such Tranche A Lender shall be entitled to share ratably, based on its Tranche A Commitment Percentage, in all payments and collections thereafter received on account of such reimbursement obligation.

                           (vii) Whenever the Borrower desires that the Issuing
Bank issue a Letter of Credit, it shall give to the Issuing Bank at least two Business Days' prior written (including telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon in writing by the Issuing Bank and the Borrower) specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit, the name and address of the beneficiary thereof, and the provisions thereof.

                           (viii) The obligations of the Borrower to reimburse
the Issuing Bank for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrower thereof): (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrower or any Guarantor may have at any time against a beneficiary of any Letter of Credit or against any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

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

     (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the Issuing Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing.

                 (b) The Borrower hereby assumes and ratifies the obligations of Bradlees Stores, Inc., as debtor-in-possession under or in connection with all letters of credit issued and outstanding under the Existing Credit Facility that are not canceled in connection with the repayment and termination of the Existing Credit Facility (the "Existing Letters of Credit"). Such Existing Letters of Credit shall be deemed to be Letters of Credit issued under this Agreement and the Borrower shall be liable with respect to such Existing Letters of Credit under this Section 2.02 as if such Existing Letters of Credit were issued hereunder. All Existing Letters of Credit are listed on Schedule 2.02(i) hereto.

                      (e) MAKING OF LOANS.

                           (i) Except as set forth in Section 2.09, Tranche A Loans by the Tranche A Lenders shall be either ABR Loans or (so long as no Event of Default has occurred and is continuing and the making of Eurodollar Loans by any Tranche A Lender is not illegal or impractical) Eurodollar Loans as the Borrower may request subject to and in accordance with this Section 2.03. All Tranche B Loans shall be Prime Plus Loans. All Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each Lender may fulfill its Commitment with respect to any Loan by causing any lending office of such Lender to make such Loan; but any such use of a lending office shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the applicable Note. Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrower pursuant to Section 2.15. Subject to the other provisions of this Section 2.03 and the provisions of
     Section 2.16, Borrowings of Loans of more than one Type may be incurred at the same time, but no more than five Borrowings of Eurodollar Loans may be outstanding at any time.

                           (ii) The Borrower shall give the Administrative Agent two business days' prior notice of each Borrowing of Eurodollar Loans and same-day notice of each Borrowing of ABR Loans or Prime Plus Loans, so long as notice is given prior to 12:00 Noon, Boston time. Such notice shall be irrevocable and (i) shall specify the amount of the proposed Borrowing (which shall not be less than $1,000,000 in the case of Eurodollar Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions and (ii) in connection with Borrowings of Tranche B Loans, shall certify that there are no amounts available to be borrowed by the Borrower under the Tranche A Commitment as calculated in accordance with Section 2.01(a)(1). Any such notice, to be effective, must be received by the Administrative Agent not later than 1:00 p.m., Boston time, on the second Business Day in the case of Eurodollar Loans and

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

     not later than 12:00 Noon, Boston time, on the same day in the case of ABR Loans and Prime Plus Loans, on which such Borrowing is to be made. Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans, Prime Plus Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period with respect thereto. If no election of Interest Period is specified in any such notice for a Borrowing of Eurodollar Loans, such notice shall be deemed a request for an Interest Period of one month. If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of ABR Loans in the case of Tranche A Loans (subject to Section 2.03(a)) and Prime Plus Loans in the case of Tranche B Loans. The Administrative Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Administrative Agent at 100 Federal Street, Boston, Massachusetts 02110, no later than 3:00 p.m., Boston time, in immediately available funds. Upon receipt of the funds made available by the Lenders to fund any borrowing hereunder, the Administrative Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrower and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrower no later than 4:00 p.m., Boston time.

                           (i) The Administrative Agent is authorized by the
Lenders, but is not obligated, to make Agent Advances up to $15,000,000 in the aggregate outstanding at any time, consisting only of Tranche A Loans (consisting of ABR Loans) or, if otherwise permitted under Section 2.01(b), Tranche B Loans, upon a notice of Borrowing received by the Administrative Agent (which notice, at the Administrative Agent's discretion, may be submitted prior to 12:00 Noon, Boston time, on the same day for which such Agent Advance is requested). Agent Advances of Tranche A Loans (together with all other Tranche A Credit Extensions) may not at any time cause the Borrower to be in violation of the provisions of Section 2.10(a) hereof. Agent Advances of Tranche B Loans (together with all other Tranche B Loans outstanding) may not at any time cause the Borrower to be in violation of the provisions of Section 2.10(b) or 2.10(d) hereof. Agent Advances shall be subject to periodic settlement with the Tranche A Lenders under the subsection (d) below.

                               (ii) Agent Advances may be made only in the
following circumstances: (A) for administrative convenience, the Administrative Agent may, but is not obligated to, make Agent Advances in reliance upon the Borrower's actual or deemed representations under Section 4.02 or 4.03, as applicable, that the applicable conditions for borrowing are satisfied or (B) if the conditions for borrowing under Section 4.02 or Section 4.03 (other than Section 4.03(d), with respect to Agent Advances of Tranche B Loans), as applicable, cannot be fulfilled, the Borrower shall give immediate notice thereof to the Administrative Agent (a "NONCOMPLIANCE NOTICE"), and the Administrative Agent may, but is not obligated to, continue to make Agent Advances for fifteen (15) Business Days from the date the Administrative Agent first receives such notice, or until sooner instructed by the Required Supermajority Lenders; provided that the Administrative Agent promptly provides each Lender with a copy of the Borrower's Noncompliance Notice. Notwithstanding the foregoing, no Agent Advances shall be made pursuant to this subsection (ii) that would cause the Borrower to be in violation of Section 2.10(a), 2.10(b) or 2.10(d), as applicable.

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

                                    (1) The amount of each Lender's Commitment
Percentage of outstanding Loans (other than Tranche C Loans, but including Agent Advances)shall be computed weekly (or more frequently in the Administrative Agent's discretion) and shall be adjusted upward or downward based on all Loans (other than Tranche C Loans, but including Agent Advances) and repayments of Loans (other than Tranche C Loans, but including Agent Advances) received by the Administrative Agent as of 3:00 p.m., Boston time, on the first Business Day following the end of the period specified by the Administrative Agent (such date, the "SETTLEMENT DATE").

                               (2) The Administrative Agent shall deliver to
each of the Lenders (other than the Tranche C Lenders) promptly after the Settlement Date a summary statement of the amount of outstanding Loans (other than Tranche C Loans, but including Agent Advances) for the period and the amount of repayments received for the period. As reflected on the summary statement: (x) the Administrative Agent shall transfer to each Lender (other than the Tranche C Lender) its applicable Commitment Percentage of repayments (after accounting for unreimbursed Agent Advances) and (y) each Lender (other than a Tranche C Lender) shall transfer to the Administrative Agent (as provided below), or the Agent shall transfer to each Lender (other than a Tranche C Lender), such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Loans (other than Tranche C Loans) made by each Lender (other than a Tranche C Lender) with respect to Loans (other than Tranche C Loans, but including Agent Advances) shall be equal to such Lender's applicable Commitment Percentage of Loans (other than Tranche C Loans) outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders (other than the Tranche C Lenders) and is received prior to 12:00 Noon, Boston time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Boston time, that day; and, if received after 12:00 Noon, Boston time, then no later than 3:00 p.m., Boston time, on the next Business Day. The obligation of each Lender (other than a Tranche C Lender) to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent and, notwithstanding the foregoing, on the day that the Administrative Agent makes an Agent Advance hereunder, each Tranche A Lender shall be deemed to have made its Tranche A Commitment Percentage of such Agent Advance on such day. If and to the extent any Lender (other than a Tranche C Lender) shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate.

                                   (iv) As an accommodation to the Borrower, to
the extent any Eurodollar Loans (as defined in the Existing Credit Facility) are outstanding under the Existing Credit Facility on the Closing Date (the "EXISTING EURODOLLAR LOANS"), such Existing Eurodollar Loans may be repaid with Eurodollar Loans under this Agreement (subject to all of the conditions precedent thereto set forth herein), and such Eurodollar Loans will have the identical Interest Periods (or remainder thereof) as the Interest Periods applicable to the corresponding Existing Eurodollar Loans and shall bear interest at per annum rates identical to the interest rates applicable to the corresponding Existing Eurodollar Loans under the Existing Credit Facility

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

                               (f) NOTES; REPAYMENT OF LOANS.

                                    (i) The Tranche A Loans outstanding to each
Tranche A Lender (and to the Administrative Agent, with respect to Agent Advances) shall be evidenced by a Tranche A Note duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit B-1 or B-2, as applicable, payable to the order of such Tranche A Lender (or the Administrative Agent, as applicable) in an aggregate principal amount equal to such Tranche A Lender's Tranche A Commitment (or, in the case of the Tranche A Note evidencing the Agent Advances, $15,000,000). The Tranche B Loans outstanding to each Tranche B Lender shall be evidenced by a Tranche B Note duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit B-3, payable to the order of such Tranche B Lender in an aggregate principal amount equal to such Tranche B Lender's Tranche B Commitment. The Tranche C Loans outstanding to each Tranche C Lender shall be evidenced by a Tranche C Note duly executed on behalf of the Borrower, dated the Amendment Effective Date, in substantially the form attached hereto as Exhibit B-4, payable to the order of such Tranche C Lender in an aggregate principal amount initially equal to such Tranche C Lender's Tranche C Commitment, which principal amount may increase in accordance with Section 2.05(d).

                                    (ii) The outstanding principal balance of
all Tranche A Loans, as evidenced by such Tranche A Notes, shall be payable on the Termination Date (subject to earlier repayment as provided below), the outstanding principal balance of all Tranche B Loans, as evidenced by such Tranche B Notes, shall be payable on the Tranche B Termination Date (subject to earlier repayment as provided below) and the outstanding principal balance of all Tranche C Loans, as evidenced by such Tranche C Notes, shall be payable on the Tranche C Termination Date (subject to earlier repayment as provided below). Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in this Article II. Each Lender is hereby authorized by the Borrower to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; PROVIDED, HOWEVER, that the failure of any Lender to make such a notation or any error hterein shall not affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

                               (g) INTEREST ON LOANS.

                                    (i) Subject to Section 2.06, each ABR Loan
shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum that shall be equal to the then Alternate Base Rate, PLUS the Overadvance Margin.

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

                                    (ii) Subject to Section 2.06, each
     Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period, PLUS the Eurodollar Applicable Margin, PLUS the Overadvance Margin (the "EURODOLLAR INTEREST RATE"); PROVIDED that, after the first anniversary of the Closing Date, if the Borrower's Interest Coverage Ratio as measured at the end of any fiscal quarter is greater than or equal to 2.5:1, then each Eurodollar Loan outstanding during the following fiscal quarter shall bear interest during such fiscal quarter at a rate per annum equal to the applicable Eurodollar Interest Rate LESS 0.25%.

                                    (iii) Subject to Section 2.06, each Prime
     Plus Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Alternate Base Rate PLUS 7.00%.

                           (d) Subject to Section 2.06, each Tranche C Loan
shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Tranche C Interest Rate. Subject to Section 2.06, the Borrower shall have the option to pay all or a portion of the interest payable on the Tranche C Loans in excess of 13% per annum by adding such excess amount to the principal amount outstanding under the Tranche C Notes on the last Business Day of each calendar quarter. The Borrower shall give the Tranche C Agent an irrevocable notice that it will exercise such right at least three Business Days prior to any Interest Payment Date as to which such right is to be exercised.

                           (e) Accrued interest on all Loans, other than that
portion of interest on Tranche C Loans which the Borrower elects to add to the principal amount of the Tranche C Notes in accordance with Section 2.05(d), shall be payable in arrears on each Interest Payment Date applicable thereto at maturity (whether by acceleration or otherwise), after such maturity on demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount prepaid). Accrued interest on the Tranche C Loans which theBorrower elects to add to the principal amount of the Tranche C Notes in accordance with Section 2.05(d) shall be payable as provided in Section 2.05(d).

                                   (iv) All outstanding Loans (other than Prime
     Plus Loans and Tranche C Loans) that on any day are not, in accordance with the provisions of this Agreement, Eurodollar Loans shall, for such day, constitute ABR Loans and, subject to Section 2.06, shall bear interest with reference to the Alternate Base Rate as set forth in Section 2.05(a).

                               (h) DEFAULT INTEREST. Effective upon the
occurrence of any Event of Default and at all times thereafter while such Event of Default is continuing, interest shall accrue on all outstanding Tranche A Loans (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate PLUS 2.00% per annum, and such interest shall be payable on demand. Effective upon the occurrence of any Event of Default or Event of Super-Default and at all times thereafter while such Event of Default or Event of Super-Default is continuing, interest shall accrue on all outstanding Tranche B Loans (after as well as before judgment) at a rate per annum


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(computed on the basis of the actual number of days elapsed over a year of
360 days) equal to the Alternate Base Rate PLUS 9.00%, and such interest shall be payable on demand. Effective upon the occurrence of any Event of Default or Event of Super-Default and at all times thereafter while such Event of Default or Event of Super-Default is continuing, interest shall accrue on all outstanding Tranche C Loans (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to 18.50%, and such interest shall be payable on demand.

                               (i) OPTIONAL TERMINATION OR REDUCTION OF
     COMMITMENTS

                           (a) Upon at least two Business Days' prior written
notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments (other than the Tranche C Commitments). Each such reduction shall be in the principal amount of $5,000,000 or any integral multiple thereof. Except as set forth in subsection (b) hereof, each such reduction or termination shall
(i) reduce the Tranche A Commitment and the Tranche B Commitment on a PRO RATA basis (ii) in accordance with Section 2.10, be applied ratably to the Commitment of each Tranche A Lender and Tranche B Lender and (iii) be irrevocable when given. At the effective time of each such reduction or termination, the Borrower shall pay to the Administrative Agent for application as provided herein (i) all Commitment Fees accrued on the amount of the Commitments so terminated or reduced through the date thereof, (ii) any amount by which the Credit Extensions outstanding on such date exceed the amount to which the applicable Commitments, as the case may be, are to be reduced effective on such date and (iii) all earned and unpaid Fees with respect to such Credit Extensions, in each case PRO RATA based on the amount prepaid.

                           (b) Notwithstanding subsection (a) above, the
Borrower may permanently and irrevocably cancel all (but not less than all) of the Tranche B Commitments at any time if, immediately after giving effect to such cancellation and the repayment of all outstanding Tranche B Loans and all interest and Fees relating thereto, the Borrower establishes to the satisfaction of the Administrative Agent (based on the results of recent field examinations or otherwise) that the amount available to be borrowed under the Tranche A Commitments (as determined pursuant to Section 2.01(a)(1)) is not less than the amount set forth below opposite the Borrower's fiscal month in which such cancellation takes place:

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       FISCAL MONTH                                REQUIRED EXCESS AVAILABILITY

       February                                           $39,000,000
       March                                              $46,000,000
       April                                              $49,000,000
       May                                                $48,000,000
       June                                               $36,000,000
       July                                               $38,000,000
       August                                             $31,000,000
       September                                          $34,000,000
       October                                            $47,000,000
       November                                           $43,000,000
       December                                           $47,000,000
       January                                            $46,000,000


At the effective time of such cancellation (the "TRANCHE B CANCELLATION DATE"), the Borrower shall pay to the Administrative Agent for the account of the Tranche B Lenders (and notwithstanding the payment priority provisions of Sections 2.10(e) or (f), 2.11(a)(1) or 2.14) the full amount of all outstanding Tranche B Loans, all accrued and unpaid interest relating thereto and all accrued and unpaid Fees relating to the Tranche B Loans.

                           (j) ALTERNATE RATE OF INTEREST. In the event, and on
each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBOR Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telegraphic notice of such determination to the Borrower and the Lenders. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, any request by the Borrower for any funding as, continuation of or conversion into a Eurodollar Borrowing shall be deemed a request for a Borrowing of ABR Loans.

                           (k) REFINANCING OF LOANS. The Borrower shall have the
right at any time, on two Business Days' prior irrevocable notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 1:00 p.m., Boston time, on the second Business Day preceding the date of any refinancing), (x) to refinance any outstanding Borrowing or Borrowings of Tranche A Loans of one Type (or a portion thereof) with a Borrowing of Tranche A Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

                                   (a) no Borrowing of Tranche A Loans may be
refinanced into, or continued as, Eurodollar Loans at any time when an Event of Default has occurred and is continuing;

                                   (b) if less than a full Borrowing of Tranche
A Loans is refinanced, such refinancing shall be made PRO RATA among the Tranche A Lenders, as applicable, in accordance with the respective principal amounts of the Tranche A Loans comprising such Borrowing held by such Tranche A Lenders immediately prior to such refinancing;

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                                   (c) the aggregate principal amount of Tranche
A Loans being refinanced into or continued as Eurodollar Loans shall be at least $1,000,000;

                                   (d) each Tranche A Lender shall effect each
refinancing by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Tranche A Loan being refinanced;

                                   (e) the Interest Period with respect to a
Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

                                   (f) a Borrowing of Eurodollar Loans may be
refinanced only on the last day of an Interest Period applicable thereto;

                                   (g) each request for a refinancing with a
Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month; and

                                   (h) no more than five Borrowings of
Eurodollar Loans may be outstanding at any time.

If the Borrower does not give notice to refinance any Borrowing of Eurodollar Loans, or does not give notice to continue, or does not have the right to continue, any Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period. The Administrative Agent shall, after it receives notice from the Borrower, promptly give each Tranche A Lender notice of any refinancing, in whole or part, of any Tranche A Loan made by such Tranche A Lender.

                           (l) MANDATORY PREPAYMENT; COMMITMENT TERMINATION; CASH COLLATERAL. The outstanding Obligations shall be subject to mandatory prepayment as follows:

                                   (a) If at any time the amount of the Tranche
A Credit Extensions exceeds the lower of (i) the then amount of the Tranche A Commitments and (ii) the then amount of the Borrowing Base, PLUS the cash held in the Cash Collateral Account pursuant to Sections 2.02 and 2.14, the Borrower will within one Business Day (A) prepay the Tranche A Loans in an amount necessary to eliminate such excess and (B) if, after giving effect to the prepayment in full of all outstanding Tranche A Loans such excess has not been eliminated, deposit cash into the Cash Collateral Account in an amount equal to 105% of the remaining amount of such excess.

                      (a) If at any time the amount of the Tranche B Loans outstanding exceeds the lower of (i) the then amount of the Tranche B Commitments and (ii) the then amount of the Tranche B Borrowing Base, the Borrower will within one Business Day (A) prepay the Tranche A Loans in an amount necessary to eliminate such excess, (B) if, after giving effect to the prepayment in full of all outstanding Tranche A Loans such excess has not

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     been eliminated, prepay the Tranche B Loans in an amount necessary to eliminate such excess and (C) if, after giving effect to the prepayment in full of all outstanding Tranche A Loans and Tranche B Loans such excess has not been eliminated, deposit cash into the Cash Collateral Account in an amount equal to 105% of the remaining amount of such excess.

                                   (b) Upon the Termination Date, the credit
facility provided hereunder shall be terminated in full and the Borrower shall pay, in full and in cash, all outstanding Loans and all other outstanding Obligations, except that if any Letter of Credit then remains outstanding, the Borrower shall with respect to outstanding Letters of Credit comply with the provisions of Section 2.02(b) with respect thereto.

               (b) If at any time the sum of the outstanding amount of (A) Tranche A Credit Extensions, PLUS (B) Tranche B Loans, PLUS (C) Tranche C Loans (excluding that portion of the principal amount of Tranche C Loans attributable to the payment of interest thereon by adding such interest thereto in accordance with Section 2.05(d)) exceeds the then amount of the Tranche C Borrowing Base, the Borrower will within one Business Day (A) prepay the Tranche A Loans in an amount necessary to eliminate such excess,
     (B) if, after giving effect to the prepayment in full of all outstanding Tranche A Loans such excess has not been eliminated, prepay the Tranche B Loans in an amount necessary to eliminate such excess, (C) if, after giving effect to the prepayment in full of all outstanding Tranche A Loans and Tranche B Loans such excess has not been eliminated, prepay the Tranche C Loans in an amount necessary to eliminate such excess and (D) if, after giving effect to the prepayment in full of all outstanding Tranche A Loans, Tranche B Loans and Tranche C Loans such excess has not been eliminated, deposit cash into the Cash Collateral Account in an amount equal to 105% of the remaining amount of such excess.

               (c) If, prior to the acceleration of the Loans in accordance with
     Section 7.01 or 7.02, the Borrower shall sell, lease, convey or otherwise dispose of any Leasehold Collateral, or any rights of the Borrower with respect thereto, or receive any proceeds thereof (including, without limitation, by way of a sale and leaseback) (other than in connection with sublease and license agreements permitted by Section 17 of the related Leasehold Mortgage), whether in a single transaction or a series of related transactions, in each such case, net of (i) all reasonable costs incurred and paid by the Borrower in connection with such transaction and (ii) provided that a Default, an Event of Default or an Event of Super-Default has not occurred and is not continuing or will not occur as a result of such sale, lease, conveyance or other disposition, any income, franchise, transfer or other tax liability payable by the Borrower in connection with or as a result of such transaction, the net proceeds of such transaction shall be paid to the Administrative Agent for application, FIRST, to the prepayment in full of outstanding Tranche C Loans ratably in accordance with each Tranche C Lender's Tranche C Commitment Percentage, SECOND, to the prepayment in full of outstanding Agent Advances, THIRD, to the prepayment in full of outstanding Tranche A Loans ratably in accordance with each Tranche A Lender's Tranche A Commitment Percentage, FOURTH, to the funding of a cash collateral deposit in the Cash Collateral Account in an amount equal to 105% of all Letter of Credit

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     Outstandings, and FIFTH to the prepayment in full of outstanding Tranche B
     Loans ratably in accordance with each Tranche B Lender's Tranche B Commitment Percentage.

                                   (c) If, on and after the acceleration of the
Loans in accordance with Section 7.01 or 7.02, the Borrower shall sell, lease, convey or otherwise dispose of any Leasehold Collateral, or any rights of the Borrower with respect thereto, or receive any proceeds thereof (including, without limitation, by way of a sale and leaseback), whether in a single transaction or a series of related transactions, in each such case, net of all reasonable costs incurred and paid by the Borrower in connection with such transaction, the net proceeds of such transaction shall be paid to the Administrative Agent for application, FIRST, to pay expense reimbursements and indemnification then due and payable to the Administrative Agent, BRS, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Co-Agents and the Lenders; SECOND, to the prepayment in full of outstanding Tranche C Loans, together with interest due and payable thereon, ratably in accordance with each Tranche C Lender's Tranche C Commitment Percentage, THIRD, if all outstanding Tranche C Loans have been repaid, to repay in full all outstanding Tranche A Loans and all outstanding reimbursement obligations for Letters of Credit, together with interest due and payable thereon and all Breakage Costs due in respect of such repayment pursuant to Section 2.11(b); FOURTH, if all outstanding Tranche A Loans and all outstanding reimbursement obligations for Letters of Credit have been repaid, to repay in full all outstanding Tranche B Loans, together with interest due and payable thereon; FIFTH, to pay Fees then due and payable to the Tranche C Lenders; SIXTH, to pay Fees then due and payable to the Administrative Agent, BRS, the Issuing Bank, the Collateral Agent, the Tranche B Agent and the Co-Agents; SEVENTH, to pay Fees then due and payable to the Tranche A Lenders; eighth, to pay Fees then due and payable to the Tranche B Lenders; and NINTH, to pay all other Obligations that are then outstanding and payable.

               (m) OPTIONAL PREPAYMENT OF LOANS; REIMBURSEMENT OF LENDERS.

                                 (i) The Borrower shall have the right at any
     time and from time to time to prepay outstanding Loans in whole or in part,
     (x) with respect to Eurodollar Loans, upon at least two Business Days' prior written, telex or facsimile notice to the Administrative Agent prior to 1:00 p.m., Boston time, and (y) with respect to ABR Loans, Prime Plus Loans and Tranche C Loans, on the same Business Day if written, telex or facsimile notice is received by the Administrative Agent prior to 3:00 p.m., Boston time, subject to the following limitations:

                                 (A) Subject to Section 2.07(b), all optional
prepayments of any Loans shall be paid to the Administrative Agent for application, FIRST, to the prepayment of outstanding Agent Advances, SECOND, to the prepayment of outstanding Tranche A Loans ratably in accordance with each Tranche A Lender's Tranche A Commitment Percentage, THIRD, to the funding of a cash collateral deposit in the Cash Collateral Account in an amount equal to 105% of all Letter of Credit Outstandings, FOURTH, to the prepayment of outstanding Tranche B Loans ratably in accordance with each Tranche B Lender's Tranche B Commitment Percentage and FIFTH to the extent the Tranche A Commitments and the Tranche B Commitments are no longer outstanding, to the prepayment of outstanding Tranche C Loans ratably in accordance with each Tranche C Lender's Tranche C Commitment Percentage.

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                                 (B) Subject to the foregoing, outstanding ABR
Loans shall be prepaid before outstanding Eurodollar Loans are prepaid. Each partial prepayment of Eurodollar Loans shall be in an integral multiple of $1,000,000. No prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.11(a) other than on the last day of an Interest Period applicable thereto, unless the Borrower simultaneously reimburses the Tranche A Lenders for all "Breakage Costs" (as defined below) associated therewith. No partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000.

                                 (C) Each notice of prepayment shall specify the
prepayment date, the principal amount and Type of the Loans to be prepaid and, in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which such Loans were made. Each notice of prepayment shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. The Administrative Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Lender of the principal amount and Type of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

                                 (ii) The Borrower shall reimburse each Tranche
     A Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with ABR Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Tranche A Loan is prepaid other than on the last day of the Interest Period for such Tranche A Loan or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.03 in respect of Eurodollar Loans, such Tranche A Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Tranche A Lender of its obligations hereunder. Such loss shall be the amount as reasonably determined by such Tranche A Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Tranche A Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Tranche A Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Tranche A Loan, of the then current Interest Period for such Tranche A Loan or (y) in the case of such failure to borrow, of the Interest Period for such Tranche A Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Tranche A Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market (collectively, "BREAKAGE COSTS"). Any Tranche A Lender demanding reimbursement for such loss shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Tranche A Lender.

                                 (iii) In the event the Borrower fails to prepay
     any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.11(a), the Borrower on demand by any Lender shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any loss

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     incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Any Lender demanding such payment shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.

                                 (iv) Whenever any partial prepayment of Loans
     are to be applied to Eurodollar Loans, such Eurodollar Loans shall be prepaid in the chronological order of their Interest Payment Dates.

               (n) MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF ACCOUNT.

                                 (i) The Administrative Agent shall maintain an
     account on its books in the name of the Borrower (the "LOAN ACCOUNT") in which the Borrower will be charged with (i) all Agent Advances and all loans and advances made by the Lenders to the Borrower or for the Borrower's account, including the Loans, (ii) all Letter of Credit reimbursement obligations, Fees and interest that have become payable as herein set forth, and (iii) if an Event of Default or an Event of Super-Default has occurred and is continuing, any and all other Obligations that have become payable. The charging of any Obligations to the Loan Account shall not excuse the Borrower from paying such Obligations in cash when due and shall not cure or waive any Default, Event of Default or Event of Super-Default that may have resulted from non-payment thereof or any right or remedy consequent thereon.

                                 (ii) The Loan Account will be credited with all
     amounts received by the Administrative Agent from the Borrower or from others for the Borrower's account, including all amounts received in the BBNA Concentration Account from the Blocked Account Banks, and the amounts so credited shall be applied as set forth in Sections 2.10(e) and (f), 2.14(a), 2.14(b) and 2.14(c), as applicable. In no event shall prior recourse to any deposit or other accounts, or any other assets, be a prerequisite to the Administrative Agent's right to demand payment of any Obligation upon its maturity. Further, the Administrative Agent shall have no obligation whatsoever to perform in any respect any of the Borrower's contracts or obligations relating to any of such accounts. After the end of each month, the Administrative Agent shall send to the Borrower a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders and the Borrower during that month. The monthly statements shall, absent manifest error, be an account stated, which is final, conclusive and binding on the Borrower.

               (o) CASH RECEIPTS.

                                 (i) On or prior to the Closing Date, the
     Borrower and the Administrative Agent shall have entered into agency agreements with the banks maintaining the deposit accounts identified on
     Schedule 3.11(b) (collectively, the "BLOCKED ACCOUNTS"), which agreements (the "BLOCKED ACCOUNT AGREEMENTS") shall be

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     in form and substance satisfactory to the Administrative Agent and shall require, with respect to the deposit accounts identified on Schedule 3.11(b) as "depository accounts", the sweep on each Business Day (in accordance with the Borrower's customary cash deposit procedures outlined in Schedule 2.13(a) (as such procedures may be amended from time to time with the consent of the Administrative Agent)) of all available cash receipts from the sale of Inventory and other assets, all collections of Receivables and other accounts, and all other cash payments received by the Borrower or any other Credit Party from any Person or from any source or on account of any sale or other transaction or event, except only (x) amounts received on account of the Leasehold Collateral and to be applied in accordance with Section 2.10(e) or (f), as applicable, and (y) the proceeds of the Loans (all such non-excluded cash receipts and collections, "CASH RECEIPTS"), from Blocked Accounts to a concentration account maintained by the Collateral Agent at BBNA (the "BBNA CONCENTRATION ACCOUNT"). All Cash Receipts shall be deposited into a Blocked Account or the BBNA Concentration Account in accordance with the Borrower's customary cash deposit procedures outlined in Schedule 2.13(a). The Borrower shall accurately report to the Administrative Agent all amounts deposited in the Blocked Accounts to ensure the proper transfer of funds as set forth above. If at any time other than the times set forth above any cash or cash equivalents owned by the Borrower or any other Credit Party are deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account that is subject to a Blocked Account Agreement, the Administrative Agent may require the Borrower to close such Blocked Account and have all funds therein transferred to an account maintained by the Administrative Agent at BBNA and all future deposits made to a Blocked Account which is subject to a Blocked Account Agreement.

                                 (ii) The Borrower may request that the
     Administrative Agent close Blocked Accounts and/or open new Blocked Accounts (or, in either case, permit the Borrower to do so), subject to the execution and delivery to the Administrative Agent of appropriate Blocked Account Agreements (unless expressly waived by the Administrative Agent) consistent with the provisions of this Section 2.13 and otherwise satisfactory to the Administrative Agent. Unless consented to in writing by the Administrative Agent, the Borrower and the other Credit Parties may not maintain any bank accounts other than the ones expressly contemplated herein.

                                 (iii) Notwithstanding anything contained herein
     to the contrary, so long as no default or event of default has occurred and is continuing under the Existing Credit Facility on the Closing Date, and all Obligations under the Existing Credit Facility have been paid in full, the Borrower may utilize up to $25,000,000 in proceeds, if any, remaining in the Tax Refund Account (as defined in the Existing Credit Facility) and from the Specified Location Sales (as defined in the Existing Credit Facility) (collectively, the "ESCROW PROCEEDS"), other than the Yonkers Location Sale (as defined in the Existing Credit Facility) to pay on or after the Closing Date any costs directly associated with or claims payable under the Confirmed Plan; PROVIDED that such funds are held in a segregated account at BBNA and subject to the Lien of the Collateral Agent until such application.

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                                 (iv) The Borrower may also maintain with the
     Administrative Agent at BBNA one or more disbursement accounts with a balance at any time not in excess of the amounts set forth on Schedule 2.13(a) (the "BBNA DISBURSEMENT ACCOUNTS") to be used by the Borrower for disbursements and payments (including payroll) in the ordinary course of business or as otherwise permitted hereunder; PROVIDED that, upon the occurrence and during the continuance of an Event of Default or an Event of Super-Default, all amounts in such accounts may be swept by the Administrative Agent into the BBNA Cash Concentration Account for application in accordance with Sections 2.14(a), (b) and (c).

                                 (v) Notwithstanding the foregoing, the Borrower
     may maintain the bank accounts identified on Schedule 3.11(b) as "coin orders accounts" (the "Coin Orders Accounts") from which the Borrower shall be permitted (so long as no Default, Event of Default or Event of Super-Default has occurred and is continuing) to make cash withdrawals in accordance with its customary procedures as set forth on Schedule 2.13(e) in effect on the date hereof to fund the ordinary-course cash operating needs of its stores (such as change for registers and funds to cash employees' paychecks (otherwise commonly referred to as "coin orders")), provided that all such withdrawals are replaced in accordance with the Borrower's customary practices. Each Coin Orders Account (i) shall be subject to a blocked account agreement in form and substance satisfactory to the Administrative Agent which shall provide that any amounts in each such account in excess of the amounts set forth on Schedule 3.11(b) shall be transferred on each Business Day to the BBNA Concentration Account and
     (ii) may be funded with proceeds of Loans otherwise permitted to be made hereunder.

                                 (vi) Notwithstanding anything in this Agreement
     to the contrary, the Borrower's failure to comply with the cash deposit and sweep requirements set forth in Section 2.13(a) due directly to earthquake, landslide, hurricane, tornado, fire, flood, material disruption in armored car service, blizzard, act of God or the public enemy, act of war, public disorder, rebellion, sabotage, revolution, epidemic, riot or quarantine shall not be an Event of Default or an Event of Super-Default hereunder unless such failure continues for 3 days.

               (p) APPLICATION OF PAYMENTS.

                                 (i) Prior to the acceleration of the Loans in
     accordance with Section 7.01 or 7.02, all amounts received in the BBNA Concentration Account from any source (other than amounts received on account of the Leasehold Collateral and to be applied in accordance with
     Section 2.10(e) or (f)), including the Blocked Account Banks shall be credited to the Loan Account (effective as of the Business Day as of which the Administrative Agent determines in good faith that it has received, prior to 2:00 p.m., Boston time, immediately available funds therefor) and such credits shall be applied in the following order: FIRST, to pay interest due and payable on Credit Extensions and to pay Fees and expense reimbursements and indemnification then due and payable to the Administrative Agent, BRS, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Co-Agents and the Lenders; SECOND, to repay outstanding Agent Advances; THIRD, to repay outstanding Tranche A Loans that are ABR

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     Loans and all outstanding reimbursement obligations for Letters of Credit;
     FOURTH, to repay outstanding Tranche A Loans that are Eurodollar Loans and all Breakage Costs due in respect of such repayment pursuant to Section 2.11(b) or, at the Borrower's option (if no Default or Event of Default has occurred and is then continuing), to fund a cash collateral deposit to the Cash Collateral Account sufficient to pay, and with direction to pay, all such outstanding Eurodollar Loans on the last day of the then-pending Interest Period therefor; FIFTH, if any Default or Event of Default has occurred and is continuing, to fund a cash collateral deposit in the Cash Collateral Account in an amount equal to 105% of the aggregate maximum amount that then is or at any time may become available for drawing or payment under all outstanding Letters of Credit; PROVIDED, HOWEVER, that if such Default or Event of Default shall be waived pursuant to the terms hereof, such cash collateral shall be released and applied pursuant to clauses SIXTH, SEVENTH and EIGHTH below or pursuant to Section 2.14(c), as the case may be; SIXTH, if all outstanding Tranche A Credit Extensions have been repaid or secured by cash collateral deposits as set forth above, to repay outstanding Tranche B Loans; SEVENTH, if all outstanding Tranche A Credit Extensions have been repaid or secured by cash collateral deposits as set forth above and all Tranche B Loans have been repaid, and all Tranche A Commitments and Tranche B Commitments shall have been terminated in accordance with this Agreement, to repay outstanding Tranche C Loans; and EIGHTH, to pay all other Obligations that are then outstanding and payable. Any other amounts (other than amounts received on account of Leasehold Collateral and to be applied in accordance with Section 2.10(e) or (f)) received by the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Co-Agents or any Lender prior to the acceleration of the Loans in accordance with
     Section 7.01 or 7.02 as contemplated by Section 2.17 shall also be applied in the order set forth above in this Section 2.14(a).

                                 (ii) On and after the acceleration of the Loans
     in accordance with Section 7.01 or 7.02, all amounts received in the BBNA Concentration Account from any source (other than amounts received on account of the Leasehold Collateral and to be applied in accordance with
     Section 2.10(e) or (f)), including the Blocked Account Banks shall be credited to the Loan Account (effective as of the Business Day as of which the Administrative Agent determines in good faith that it has received, prior to 2:00 p.m., Boston time, immediately available funds therefor) and such credits shall be applied in the following order: FIRST, to pay expense reimbursements and indemnification then due and payable to the Administrative Agent, BRS, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Co-Agents and the Lenders; SECOND, to repay in full all outstanding Agent Advances; THIRD, to repay in full all outstanding Tranche A Loans and all outstanding reimbursement obligations for Letters of Credit, together with interest due and payable thereon and all Breakage Costs due in respect of such repayment pursuant to
     Section 2.11(b); FOURTH, if all outstanding Tranche A Credit Extensions have been repaid, to repay in full all outstanding Tranche B Loans, together with interest due and payable thereon; fifth, if all outstanding Tranche A Credit Extensions and Tranche B Loans have been repaid, to repay in full all outstanding Tranche C Loans, together with interest due and payable thereon; SIXTH, to pay Fees then due and payable to the Administrative Agent, BRS, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent and the Co-Agents; SEVENTH, to pay

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     Fees then due and payable to the Tranche A Lenders; EIGHTH, to pay Fees then due and payable to the Tranche B Lenders; NINTH, to pay Fees then due and payable to the Tranche C Lenders; and TENTH, to pay all other Obligations that are then outstanding and payable. Any other amounts (other than amounts received on account of Leasehold Collateral and to be applied in accordance with Section 2.10(e) or (f)) received by the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Co-Agents or any Lender on and after the acceleration of the Loans in accordance with Section 7.01 or 7.02, as contemplated by
     Section 2.17 shall also be applied in the order set forth above in this
     Section 2.14(b).

                                 (iii) Any amounts received in the BBNA
     Concentration Account at any time when all of the applications set forth in
     Section 2.14(a) or (b), as the case may be, have been and remain fully funded shall be remitted to the Borrower, if and as the Borrower may request.

                                 (iv) If any item deposited to the BBNA
     Concentration Account and credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the Loan Account and the Borrower shall indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank, the Tranche B Agent, the Tranche C Agent, the Co-Agents and the Lenders against all claims and losses resulting from such dishonor or return.

               (q) INCREASED COSTS.

                                 (i) Notwithstanding any other provision herein,
     if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Loan made by such Lender or any fees or other amounts payable hereunder (other than changes in respect of Taxes, Other Taxes and taxes imposed on, or measured by, the net income or overall gross receipts (in lieu of net income) or franchise taxes of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBOR Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder or under the Notes (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender in accordance with paragraph (c) below such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

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                                 (ii) If any Lender shall have determined that
     the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Loans made by such Lender pursuant hereto, such Lender's Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into account such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company of any such reduction suffered.

                                 (iii) A certificate of each Lender setting
     forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any Lender receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

                                 (iv) Failure on the part of any Lender to
     demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period. The protection of this Section 2.15 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

               (r) CHANGE IN LEGALITY.

                                 (i) Notwithstanding anything to the contrary
     contained elsewhere in this Agreement, if (x) any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a Eurodollar Loan or to

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     give effect to its obligations as contemplated hereby with respect to a
     Eurodollar Loan or (y) at any time any Lender determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in the London interbank market, then, by written notice to the Borrower, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and
     (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                                 (ii) For purposes of this Section 2.16, a
     notice to the Borrower by any Lender pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period; and otherwise such notice shall be effective on the date of receipt by the Borrower.

               (s) PAYMENTS; NO SETOFF.

                                 (i) Except for amounts received upon the sale,
     lease, conveyance or other disposition of the Leasehold Collateral and applied in accordance with Section 2.10(e) or (f), all payments received by the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Co-Agents or any Lender for application to or on account of any of the Obligations, whether received as a deposit to the BBNA Concentration Account or as a payment made by the Borrower or any other Credit Party or from the enforcement of the Liens of the Collateral Agent on any property of the Borrower or any other Credit Party shall be applied in the order of priority set forth in Section 2.14(a) or (b), as the case may be, and shall be applied ratably to the payment of all outstanding Obligations within each category (FIRST through EIGHTH or TENTH, as the case may be) set forth therein. All payments by the Borrower or any other Credit Party under this Agreement and under the Notes shall be (i) net of any tax applicable to the Borrower or Guarantor and
     (ii) made in Dollars in immediately available funds at the office of the Administrative Agent by 2:00 p.m., Boston time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type.

                                 (ii) All payments by the Borrower hereunder to
     or for the benefit of any Lender, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the

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     Tranche C Agent or the Administrative Agent shall be made without setoff, counterclaim or other defense.

               (t) TAXES.

                                 (i) Any and all payments by the Borrower or any
     other Credit Party hereunder and under the Notes and the other Loan Documents shall be made free and clear of and without deduction or withholding for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING (i) taxes imposed on or measured by the net income or overall gross receipts (if the overall gross receipts are used in lieu of net income of the Administrative Agent, the Collateral Agent, the Tranche B Agent, the Tranche C Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity being called a "TRANSFEREE")) and franchise taxes imposed on the Administrative Agent, the Collateral Agent, the Tranche B Agent, the Tranche C Agent or any Lender (or Transferee), in each instance if and to the extent imposed by the jurisdiction under the laws of which the Administrative Agent, the Collateral Agent, the Tranche B Agent, the Tranche C Agent or any such Lender (or Transferee) is organized or any political subdivision thereof or, in the case of each Lender (or a Transferee), by the jurisdiction in which its leading office with respect to the Loans is located or by any political subdivision or taxing authority therein and (ii) taxes, levies, imposts, deductions, charges or withholdings ("Amounts") that apply to payments hereunder or under the Notes to a Lender (or Transferee) in accordance with laws in effect on the later of the date of this Agreement and the date such Lender (or Transferee) becomes a Lender (or Transferee, as the case may be), but not excluding, with respect to such Lender (or Transferee), any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement or the Notes) taken by the Borrower after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower or any other Credit Party shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee), the Collateral Agent, the Tranche B Agent, the Tranche C Agent or the Administrative Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions or withholding (including deductions or withholding applicable to additional sums payable under this Section 2.18) such Lender (or Transferee), the Collateral Agent, the Tranche B Agent, the Tranche C Agent or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions or withholding been made, (ii) the Borrower shall make such deductions or withholding and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                                 (ii) In addition, the Borrower agrees to pay to
     the relevant Governmental Authority in accordance with applicable laws any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution,

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     delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

                                 (iii) The Borrower will indemnify each Lender
     (or Transferee), the Collateral Agent, the Tranche B Agent, the Tranche C Agent and the Administrative Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee), the Collateral Agent, the Tranche B Agent, the Tranche C Agent or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. A certificate as to the amount of such payment or liability prepared by a Lender (or Transferee), the Collateral Agent, the Tranche B Agent, the Tranche C Agent or the Administrative Agent, as applicable, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date any Lender (or Transferee), the Collateral Agent, the Tranche B Agent, the Tranche C Agent or the Administrative Agent, as the case may be, makes written demand therefor. If any Lender (or Transferee), the Collateral Agent, the Tranche B Agent, the Tranche C Agent or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.18, it shall within 30 days after receipt of such refund, repay such refund to the Borrower to the extent such refund is, in the Borrower's sole judgment, attributable to amounts that have been paid by the Borrower under this Section 2.18 with respect to the Taxes or Other Taxes that give rise to such refund, net of all out-of-pocket expenses of such Lender (or Transferee), Collateral Agent, Tranche B Agent, the Tranche C Agent or Administrative Agent and with any interest thereon that is received by the Lender (or Transferee), the Collateral Agent, the Tranche B Agent, the Tranche C Agent or the Administrative Agent as part of the refund; PROVIDED that the Borrower, upon the request of such Lender (or Transferee), the Collateral Agent, the Tranche B Agent, the Tranche C Agent or the Administrative Agent agrees to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee), the Collateral Agent, the Tranche B Agent, the Tranche C Agent or the Administrative Agent in the event such Lender (or Transferee), the Collateral Agent, the Tranche B Agent, the Tranche C Agent or the Administrative Agent is required to repay such refund and such additions thereto to the relevant Governmental Authority. Nothing contained in this
     Section 2.18 shall require any Lender (or Transferee), the Collateral Agent, the Tranche B Agent, the Tranche C Agent or the Administrative Agent to make available to the Borrower any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

                                 (iv) Within 30 days after the date of any
     payment of Taxes or Other Taxes by the Borrower to the relevant Governmental Authority, the Borrower will furnish to the Administrative Agent, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt issued by the Governmental Authority evidencing payment thereof.

                                 (v) Without prejudice to the survival of any
     other agreement contained herein, the agreements and obligations contained in this Section 2.18 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

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                                 (vi) Each Lender (or Transferee) that is
     organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "NON-U.S. LENDER") shall, if legally able to do so, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto in order to be entitled to an exemption from or a reduction in United States withholding taxes, including without limitation (A) in the case of a Non-U.S. Lender claiming exemption from United States Federal withholding tax under Code Section 871(h) or 881(c) with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto, together with a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code) or (B) Internal Revenue Service Form 4224 or any subsequent version thereof or successor thereto, establishing that such payment is not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) of a trade or business in the United States or (C) Internal Revenue Service Form 1001 or any subsequent version thereof or successor thereto, establishing that such payment is totally exempt from United States Federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that such payments hereunder or under the Notes are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate. Such forms and certifications shall be delivered by each Non-U.S. Lender claiming an exemption from or reduction in applicable United States Federal withholding tax (i) on or before the date it becomes a party to this Agreement or, in the case of a Transferee, on or before the date it becomes a Transferee, and (ii) promptly upon the obsolescence or invalidity of any form so delivered by such Non-U.S. Lender.

                                 (vii) The Borrower shall not be required to pay
     any additional amounts to any Lender (or Transferee) in respect of United States Federal withholding tax pursuant to Section 2.18(a) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of
     Section 2.18(f).

                                 (viii) Any Lender (or Transferee) claiming any
     additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole reasonable determination of such Lender or Transferee, be otherwise onerous to such Lender (or Transferee).

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                                 (u) CERTAIN FEES. The Borrower shall pay to the
     Administrative Agent for the account of the Administrative Agent or BBNA, as applicable, the fees set forth in the Tranche A Fee Letter as and when payment of such fees is due as therein set forth. The Borrower shall pay to the Tranche B Agent, for the account of the Tranche B Agent, or BBNA, as applicable, the fees set forth in the Tranche B Fee Letter, as and when payment of such fees is due as therein set forth. The Borrower shall pay to the Tranche C Agent, for the account of the Tranche C Agent, the fees set forth in the Tranche C Fee Letter, as and when payment of such fees is due as therein set forth. The Borrower hereby ratifies and affirms, and agrees that it is legally obligated to perform, all of the obligations of Bradlees Stores, Inc., as debtor and debtor-in-possession, under the Fee Letters.

                                 (v) UNUSED COMMITMENT FEE. The Borrower shall
     pay to the Administrative Agent for the account of the Tranche A Lenders, based upon their PRO RATA share of the Tranche A Credit Extensions, a commitment fee (the "COMMITMENT FEE") computed by applying 0.30% per annum (on the basis of actual days elapsed in a year of 360 days) to the average daily balance of the Unused Tranche A Commitment for each day commencing on and including the Closing Date and ending on but excluding the Termination Date; PROVIDED that, after the first anniversary of the Closing Date, if the Borrower's Interest Coverage Ratio as measured at the end of any fiscal quarter is greater than or equal to 2.5:1, then the Commitment Fee during the following fiscal quarter shall be computed by applying 0.25% per annum (on the basis of actual days elapsed in a year of 360 days) to the average daily balance of the Unused Tranche A Commitment for each day during such fiscal quarter. Except as otherwise provided herein, the Commitment Fee so accrued in any calendar month shall be payable on the first Business Day of the immediately succeeding calendar month, except that all Commitment Fees so accrued as of the Termination Date shall be payable on the Termination Date.

                                 (w) LETTER OF CREDIT FEES. The Borrower shall
     pay to the Administrative Agent for the account of the Tranche A Lenders a letter of credit fee (the "LETTER OF CREDIT FEE") computed by applying 1.50% per annum (on the basis of actual days elapsed in a year of 360 days) to the average daily balance of the maximum amount that at any time is available for drawing or payment under any and all outstanding Letters of Credit; PROVIDED that, after the first anniversary of the Closing Date, if the Borrower's Interest Coverage Ratio as measured at the end of a fiscal quarter is greater than or equal to 2.5:1, then the Letter of Credit Fee for each Letter of Credit outstanding during the following fiscal quarter shall be computed by applying 1.25% per annum (on the basis of actual days elapsed in a year of 360 days) to the average daily balance of the maximum amount that at any time is available for drawing or payment under any and all such Outstanding Letters of Credit. The Letter of Credit Fee so accrued in any calendar month shall be payable on the first Business Day of the immediately succeeding calendar month, except that all Letter of Credit Fees so accrued as of the Termination Date shall be payable on the Termination Date.

                                 (x) NATURE OF FEES. All Fees shall be paid on
     the dates due, in immediately available funds, to the Administrative Agent for the respective accounts of the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent and the Lenders, as provided herein and in the Fee Letters. Once paid, all fees shall be fully-earned and shall not be refundable under any circumstances.

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                                 (y) SECURITY INTEREST IN COLLATERAL. To secure
     their Obligations under this Agreement and the other Loan Documents, the Borrower and each Guarantor shall grant to the Collateral Agent, for its benefit and the ratable benefit of the other Secured Parties, a first-priority security interest in all of the Collateral pursuant hereto and to the Security Documents.

                                 (z) RIGHT OF SET-OFF.

                                      (i) Subject to the provisions of Article
          VII, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, each Co-Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Co-Agents and each such Lender to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of such Borrower or Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender shall have made any demand under any Loan Document and although such obligations may be unmatured. The rights of each Lender, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, each Co-Agent and the Administrative Agent under this Section are in addition to other rights and remedies which such Lender, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, such Co-Agent and the Administrative Agent may have upon the occurrence and during the continuance of any Event of Default.

                                      (ii) The provisions of Section 2.24(a)
          shall not qualify or limit the provisions of Sections 2.10(e) and (f),
          2.13 and 2.14.

                                 (aa) SECURITY INTEREST IN BANK ACCOUNTS. The
     Borrower and the Guarantors hereby assign and pledge to the Administrative Agent, for its benefit and for the ratable benefit of the other Secured Parties, and hereby grant to the Administrative Agent, for its benefit and for the ratable benefit of the other Secured Parties, a first priority security interest, senior to all other Liens, if any, in all of the Borrower's and the Guarantors' right, title and interest in and to the Cash Collateral Account, the Loan Account, the BBNA Disbursement Accounts, the BBNA Concentration Account, any and all Blocked Accounts and all other deposit accounts, and all cash, checks, money orders, Permitted Investments and other cash equivalents of every type and description and all other items of value now or hereafter contained therein or in transit thereto, and any direct investment of the funds contained therein. The Administrative Agent shall have sole dominion and control over all such accounts.

                                 (bb) PAYMENT OF OBLIGATIONS. Upon the maturity
     (whether by acceleration or otherwise) of any Loans, Letter of Credit reimbursement obligations or any other Obligations, the Lenders shall be entitled to immediate payment of such Loans, reimbursement obligations, liabilities and other Obligations.

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     REPRESENTATIONS AND WARRANTIES

                    In order to induce the Lenders to make Loans and participate in Letters of Credit and the Issuing Bank to issue Letters of Credit, the Borrower and each of the other Credit Parties jointly and severally represent and warrant as follows:

                                 (cc) ORGANIZATION AND AUTHORITY. Each of the
     Borrower and the other Credit Parties (i) is a corporation duly organized and validly existing under the laws of the State of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the other Credit Parties taken as a whole;
     (ii) has the requisite corporate power and authority to effect the transactions contemplated hereby, and by the other Loan Documents, and
     (iii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted. Schedule 3.01 lists all jurisdictions in which the Borrower and the other Credit Parties are qualified to do business as of the Closing Date.

                                 (dd) DUE EXECUTION. The execution, delivery and
     performance by each of the Borrower and the other Credit Parties of each of the Loan Documents to which it is a party (including, without limitation, the borrowing of Loans under this Agreement and the use of the proceeds thereof) (i) are within the respective corporate powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary corporate action, including the consent of shareholders where required, and do not (and will not) (A) contravene the charter or by-laws of any of the Borrower or the other Credit Parties, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934, as amended) or regulation (including, without limitation, Regulations T, U or X of the Board), or any order or decree of any court or governmental instrumentality, (C) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on the Borrower or the other Credit Parties or any of their properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower or the other Credit Parties, other than the Liens granted pursuant to this Agreement; and do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority or any other Person. This Agreement has been duly executed and delivered by each of the Borrower and the Guarantors. This Agreement is, and each of the other Loan Documents to which the Borrower and each of the other Credit Parties is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower and each other Credit Party, as the case may be, enforceable against the Borrower and the other Credit Parties, as the case may be, in accordance with its terms.

                                 (ee) STATEMENTS MADE. The statements, written
     or oral, which have been made by the Borrower or any of the other Credit Parties to the Administrative Agent or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contain no untrue statement of a material fact and do not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such written statements constitute

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     projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower or such other Credit Party to be valid and accurate at the time such projections were furnished to the Lenders.

                                 (ff) OWNERSHIP. The Borrower is a wholly-owned
     Subsidiary of BI and Yonkers is a wholly-owned subsidiary of the Borrower. The Borrower has no direct or indirect Subsidiaries other than Yonkers and BI has no direct or indirect Subsidiaries other than the Borrower and Yonkers.

                                 (gg) FINANCIAL STATEMENTS AND BANKRUPTCY COURT FILINGS.

                                      (i) The Borrower has furnished the
          Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent and the Lenders with copies of
          (i) the audited consolidated financial statement and schedules of BI for the most recently completed fiscal year for which such statements are available and (ii) the unaudited consolidated financial statement and schedules of BI for the most recently completed fiscal quarter for which such statements are available. Such financial statements present fairly the financial condition and results of operations of BI, the Borrower and the other Credit Parties on a consolidated basis as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of BI, the Borrower and the other Credit Parties as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP, subject (in the case of such fiscal quarter statement) to normal year end adjustments. No material adverse change in the financial condition, operations, business, properties or assets of the Borrower and the other Credit Parties, taken as a whole, has occurred from that set forth in BI's consolidated financial statements referenced in this Section 3.05. All other financial information required to be delivered by the Borrower under this Agreement (including, without limitation, all information delivered to the Administrative Agent to determine the Borrower's compliance with Sections 4.01(t) and (u)) are accurate in all respects.

                                      (ii) The Borrower has furnished to the
          Administrative Agent and its counsel copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of the other Credit Parties with the Bankruptcy Court in the Cases or distributed by or on behalf of the Borrower or any of the Guarantors to any official committee appointed in the Cases or served upon the Borrower or any Guarantor in any of the Cases.

                                 (hh) LIENS. There are no Liens of any nature
     whatsoever on any property of the Borrower or any other Credit Party (including, without limitation, the Collateral) except, (i) Permitted Liens, (ii) Liens granted in favor of the Collateral Agent, for its benefit and the ratable benefit of the other Secured Parties, pursuant to the Loan Documents, (iii) Liens granted in favor of the Other Transactions Counterparties in connection with Interest Rate Agreements, the Master Lease Agreement and any other obligations owed by the Borrower or the other Credit Parties to the Other Transactions Counterparties, (iv) the Trade Lien, (v) Liens securing outstanding obligations of the Borrower under the New Notes and the CAP Notes;

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     PROVIDED that, the Liens securing obligations under the New Notes are secured only by the Permissible Collateral, the Additional Collateral and the Yonkers Common Stock Collateral (in each case, to the extent permitted by the terms of Attachment III hereto) and the Liens securing the obligations under the CAP Notes are secured only by a Lien on the CAP Collateral (as defined in Attachment I hereto) and (vi) Liens on any interests in Real Property securing Indebtedness permitted under Section 6.03(iii). Neither the Borrower nor any other Credit Party are parties to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any property of the Borrower or any other Credit Party (other than as permitted by Section 6.01) or otherwise result in a violation of this Agreement. The Liens granted by the Borrower and the other Credit Parties in the Collateral pursuant to the Loan Documents are fully-perfected first-priority security interests, subject only to Permitted Liens. Notwithstanding the foregoing, on the Closing Date, and after giving effect to the Confirmed Plan, there are no Liens on any of the Collateral other than as set forth in clauses (ii), (iii), (iv) and (v) above.

                                 (ii) COMPLIANCE WITH LAW.

                                      (i) The operations of the Borrower and
          each of the other Credit Parties are not in violation of any applicable federal, state or local environmental, health or safety statutes (including, without limitation, the Occupational Health and Safety Act), regulations, directions, ordinances, criteria or guidelines.

                                      (ii) Neither the Borrower nor any of the
          other Credit Parties has received notice that any of the operations of the Borrower or any of the other Credit Parties is the subject of any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute, regulation, direction, ordinance, criteria or guideline.

                                      (iii) None of the operations of the
          Borrower or any of the other Credit Parties is the subject of any federal, state or local investigation involving allegations or potential allegations that the Borrower or any of the other Credit Parties disposed of any hazardous or toxic waste, substance or constituent or other pollutant, contaminant or substance (including, without limitation, petroleum) at any site that may require remedial action, or any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any hazardous or toxic waste, substance or constituent, or other pollutant, contaminant or substance (including, without limitation, petroleum) into the environment.

                                      (iv) Neither the Borrower nor any of the
          other Credit Parties has filed any notice under any federal, state or local law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release or threatened release of a hazardous or toxic waste, substance or constituent, or other pollutant, contaminant or substance (including, without limitation, petroleum) into the environment.

                                      (v) Neither the Borrower nor any of the
          other Credit Parties has any contingent liability of which any of them has knowledge or reasonably should have knowledge in connection with any release or threatened release of any hazardous or toxic

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          waste, substance or constituent, or other pollutant, contaminant or substance (including, without limitation, petroleum) into the environment, nor has the Borrower or any of the other Credit Parties received any notice, letter or other indication of potential liability arising from the disposal of any hazardous or toxic waste, substance or constituent or other pollutant, contaminant or substance (including, without limitation, petroleum) into the environment which, in any such case referred to in this Section or in the aggregate, could have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the other Credit Parties taken as a whole.

                                      (jj) INSURANCE. All policies of insurance
     of any kind or nature owned by or issued to the Borrower and the other Credit Parties, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of the Borrower and the other Credit Parties. All liability policies of the Borrower name the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Co-Agents and the Lenders as additional insureds and all casualty (property) policies name the Collateral Agent as loss payee.

                                      (kk) THE CONFIRMATION ORDER. On the date
     of the making of the initial Loans or the issuance of the initial Letters of Credit hereunder, whichever first occurs, the Confirmed Plan shall be effective, all conditions to effectiveness of the Confirmed Plan have been satisfied (other than those conditions which have been expressly waived in accordance with Sections 10.02 and 10.03 of the Confirmed Plan by the parties named therein and which waiver or waivers have been consented to in writing by the Administrative Agent) and the Confirmation Order and the Yonkers Confirmation Order each will have been entered and will not have been stayed, amended (other than amendments deemed immaterial by the Administrative Agent), vacated, reversed or rescinded and the Bankruptcy Court's retention of jurisdiction, if any, under the Confirmation Order and the Yonkers Confirmation Order shall not govern the enforcement of this Agreement and the other Loan Documents or any rights or remedies relating thereto after the Plan Effective Date. On the date of the making of any Loan or the issuance of any Letter of Credit, (i) the Confirmed Plan will be effective and the Confirmation Order will have been entered and will not have been amended (other than amendments deemed immaterial by the Administrative Agent), stayed, vacated, reversed or rescinded and (ii) the Yonkers Confirmation Order will have been entered and will not have been amended, stayed, vacated, reversed or rescinded in any manner which, in the Administrative Agent's sole discretion, could have a material adverse effect on (a) the assets, liabilities, business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Credit Party or (b) the enforceability of the rights and remedies of the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Co-Agents and the Lenders under the Loan Documents (including, without limitation, the Liens granted to the Collateral Agent, for its benefit and the benefit of the other Secured Parties, under the Loan Documents), or (c) the ability of the Borrower or the other Credit Parties to pay the Obligations when due and to perform their covenants and agreements under the Loan Documents. Upon the maturity (whether by the acceleration or otherwise) of any of the Obligations of the Borrower and the other Credit Parties hereunder and under the other Loan Documents, the Lenders shall, subject to the provisions of

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     Article VII, be entitled to immediate payment of such obligations, and to enforce the remedies provided for hereunder and under the other Loan Documents.

                                      (ll) USE OF PROCEEDS. The proceeds of the
     Loans will be used, first, to repay in full all loans, letter of credit liabilities and other obligations outstanding under or in respect of the Existing Credit Facility and, second, to make certain payments required under the Confirmed Plan not in excess of $8,000,000 in the aggregate as provided in the summary of sources and uses of funds set forth on Schedule
     3.10 and to prepay up to the aggregate amount of $6,000 to the holders of the New Notes, and thereafter will be used only to provide (i) working capital for and to finance Inventory purchases by the Borrower and otherwise for general corporate purposes of the Borrower and (ii) to prepay the Permitted Note Debt in accordance with Section 6.15. The Borrower will not use the proceeds of any Loans or any other property of the Borrower to make any intercompany or Affiliate advances (it being understood that proceeds of the Loans used for ordinary-course operating expenses of the Bradlees store located in Yonkers, New York (so long as such store remains open) will be deemed to be a permitted use of proceeds hereunder).

                                      (mm) STORE LOCATIONS; BANK ACCOUNTS;
     INVENTORY.

                                           (i) Set forth on Schedule 3.11(a)
          hereto is a complete and accurate list of the names and addresses of all the retail stores, warehouses and distribution centers operated by the Borrower on the Closing Date, which are all locations where any Inventory of the Borrower is maintained.

                                           (ii) Set forth on Schedule 3.11(b)
          hereto is a complete and accurate list of all bank accounts, money market accounts and other deposit or investment accounts for cash, cash equivalents or investments maintained by the Borrower or any other Credit Party or in which the Borrower or any Credit Party has any interest.

                                           (iii) No Credit Party other than the
          Borrower owns any Inventory or operates any retail stores, warehouses or distribution centers. No Credit Party other than the Borrower owns any other material assets other than as set forth on Schedule 3.11(c) (which schedule also sets forth the Borrower's good faith estimate of the book value of such assets).

                                           (iv) The assets of the Borrower
          (including, without limitation, the Inventory and the Receivables) are substantially in the amounts and of the quality previously represented to the Administrative Agent in the most recent Borrowing Base Certificate delivered to the Administrative Agent.

                                      (nn) LITIGATION AND CLAIMS.

                                           (i) Except as set forth on Schedule
          3.12, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower or the other Credit Parties, threatened against or affecting the Borrower or the other Credit Parties or any of its properties, including (without limitation) the Inventory, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that is (i) not fully reserved for under the Confirmed Plan and (ii)

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          reasonably likely to be determined adversely to the Borrower or the other Credit Parties and, if so determined adversely to the Borrower or the other Credit Parties would have a material adverse effect on the financial condition, business, properties, operations or assets of the Borrower and the other Credit Parties, taken as a whole or the prospects for repayment in full of the Obligations.

                                           (ii) There are no pre-petition or
          administrative claims or Liens other than those contemplated by the Confirmed Plan to survive the Plan Effective Date and consented to by the Administrative Agent.

                                      (oo) MATERIAL ADVERSE CHANGE. No event or
     series of events have occurred since the date of the Borrower's financial statements reflecting the Confirmed Plan that has or have materially and adversely affected (i) the assets, liabilities, business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Credit Party or (ii) the enforceability of the rights and remedies of the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Co-Agents and the Lenders under the Loan Documents (including, without limitation, the Liens granted to the Collateral Agent, for its benefit and the benefit of the other Secured Parties, under the Loan Documents), or (iii) the ability of the Borrower or the Guarantors to pay the Obligations when due and to perform their covenants and agreements under the Loan Documents.

                                      (pp) PAYMENT OF OBLIGATIONS. The Borrower
     and each other Credit Party have paid when due all rents under any unexpired leases to which the Borrower or any other Credit Party is party as lessee and all other material liabilities incurred by the Borrower or any other Credit Party (other than any such rents or liabilities the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or such other Credit Party, as the case may be).

                                      (qq) TAXES AND TAX RETURNS. Except for
     those taxes agreed to be paid or otherwise settled pursuant to the Tax Payment Plan, the Borrower and each other Credit Party has filed or caused to be filed all material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any such taxes, assessments, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or the other Credit Party, as the case may be).

                                      (rr) FRANCHISES, LICENSES, PERMITS,
     LEASES, PATENTS, COPYRIGHTS, TRADEMARKS AND TRADE NAMES. The Borrower and each of the other Credit Parties have obtained and hold in full force and effect, all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or advisable for the operation of its businesses as presently conducted and as proposed to be conducted. Except as set forth on Schedule 3.16, neither the Borrower nor any of the other Credit Parties is in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way,

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     right or approval. If any of the matters are resolved adversely to the
     Borrower or the other Credit Parties there would not be a material adverse effect on the financial condition, business, properties, operations or assets of the Borrower and the other Credit Parties, taken as a whole or the prospects for repayment in full of the Obligations. The Borrower possesses or has the legal right to use such assets, licenses, patents, patent applications, copyrights, service marks, trademarks and trade names as are necessary or advisable to continue to conduct its present and proposed business activities and such assets, licenses, patents, patent applications, copyrights, service marks, trademarks and trade names are valid and in full force and effect.

                                      (ss) LABOR MATTERS.

                                           (i) There are no controversies
          pending or, to the best of the Borrower's knowledge after diligent inquiry, threatened between the Borrower or any of the other Credit Parties , on the one hand, and any of their respective employees, on the other hand, which could have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the other Credit Parties taken as a whole.

                                           (ii) Neither the Borrower nor any of
          the other Credit Parties is engaged in any unfair labor practice. There is (i) no unfair labor practice complaint pending against the Borrower or any of the other Credit Parties or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or significant arbitration proceeding arising out of or under collective bargaining agreements is so pending against the Borrower or any of the other Credit Parties or, to the best knowledge of the Borrower, threatened against any of them,
          (ii) no strike, labor dispute, slowdown or stoppage pending against either of the Borrower or any of the other Credit Parties or, to the best knowledge of the Borrower, threatened against any of them and
          (iii) no union representation question with respect to the employees of the Borrower or any other Credit Parties and no union organizing activities.

                                      (tt) ERISA. None of the Borrower, any
     other Credit Party or any ERISA Affiliate maintains or contributes to any Plan other than those listed on Schedule 3.18. Each Plan has been and is being maintained and funded in accordance with its terms and in compliance with all provisions of ERISA and the Code applicable thereto. The Borrower, each of the other Credit Parties and each ERISA Affiliate have fulfilled all obligations related to the minimum funding standards of ERISA and the Code for each Plan, are in compliance with the currently applicable provisions of ERISA and of the Code and have not incurred any liability (other than routine liability for premiums) under Title IV of ERISA. No Termination Event has occurred nor has any other event occurred that may result in a Termination Event. No event or events have occurred in connection with which the Borrower, any of its Subsidiaries, any ERISA Affiliate, any fiduciary of a Plan or any Plan, directly or indirectly, could be subject to any liability, individually or in the aggregate, under ERISA, the Code or any other requirement of law or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which any such entity has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order. The Borrower has delivered or caused to be delivered to the Administrative
     Agent: (i) a copy of each Plan (or, where any such plan is not in writing, a

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     complete description thereof) (and, if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Borrower or the other Credit Parties; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Plan; (iii) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Plan; (iv) all actuarial reports prepared for the last three plan years for each Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to the Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; (vii) the aggregate amount of the most recent annual payments made to former employees of the Borrower or any ERISA Affiliate under any retiree health Plan; (viii) each Single Employer Plan has been determined by the IRS to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and to the best knowledge of the Borrower nothing has occurred which would cause the loss of such qualification or tax-exempt status; (ix) except as set forth on
     SCHEDULE 3.18, no Single Employer Plan has any material Unfunded Pension Liability as to which the Borrower is or may be liable; (x) the Borrower and each ERISA Affiliate have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code; and (xi) there are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against
     (1) any Single Employer Plan maintained or sponsored by the Borrower, (2) the Borrower or any ERISA Affiliate with respect to any Single Employer Plan, or (3) any other fiduciary with respect to any Single Employer Plan for which the Borrower may be directly or indirectly liable, through indemnification obligations or otherwise.

                                      (uu) ACCOUNTS RECEIVABLE FINANCING.
     Neither the Borrower nor any of the other Credit Parties is party to any accounts receivable financing arrangements whereby sales of Inventory are conducted through the use of an in-store credit card or through the use of a credit card offered by a third party lender (it being understood that the acceptance by the Borrower of credit cards issued by Visa, Mastercard or similar processors that does not entail an extension of credit by the Borrower to its own customers (and is non-recourse to the Borrower other than, with respect to accounts financed under the Credit Plan Agreement, to the limited extent set forth therein) shall not be deemed to constitute such an accounts receivable financing arrangement, even if the Borrower's name or imprint appears on such Visa, Mastercard or similar credit cards).

                                      (vv) INVESTMENT COMPANY: HOLDING COMPANY.
     Neither the Borrower nor any of the other Credit Parties is (i) an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, (ii) a holding company or a Subsidiary company of a holding company, or an Affiliate of a holding company or of a Subsidiary company of a holding company, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the

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     transactions contemplated by this Agreement or the other Loan Documents or to perform its obligations hereunder or thereunder.

                                      (ww) YEAR 2000. Any reprogramming required
     to permit the proper functioning, in and following the year 2000, of (a) BI's and its Subsidiaries' computer systems and (b) equipment containing embedded microchips and testing of all such systems and equipment, as so reprogrammed, will be completed by November 1, 1999. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of BI and its Subsidiaries in effect as of the date hereof are, and with ordinary course upgrading and maintenance will continue to be for the term of this Agreement, sufficient to permit BI and its Subsidiaries to reasonably conduct their business and to continue to render reports to the Agents and the Lenders as required hereunder without resulting in a material adverse effect on the financial condition, business, properties, operations or assets of BI and its Subsidiaries, taken as a whole, or the prospects for repayment in full of the Obligations. BI and its Subsidiaries have and will use reasonable efforts to obtain assurances from their material vendors and entities whose systems interface with those of BI and its Subsidiaries that such vendors and entities are taking all necessary steps to insure that their respective systems will be properly functioning in and following the year 2000.

     CONDITIONS OF LENDING

                                      (xx) CONDITIONS PRECEDENT TO INITIAL LOANS
          AND INITIAL LETTERS OF CREDIT. The obligation of the Lenders to make the initial Loans or the Issuing Bank to issue the initial Letters of Credit, whichever may occur first, is subject to the following conditions precedent:

                                           (i) SUPPORTING DOCUMENTS. The
     Administrative Agent shall have received for the Borrower and each of the other Credit Parties:

                                      (i) a copy of such entity's certificate of
          incorporation, as amended, certified as of the Closing Date by the Secretary of State of the state of its incorporation or a senior officer of such entity;

                                      (ii) a certificate of such Secretary of
          State, dated as of the Closing Date, as to the good standing of that entity and as to the charter documents on file in the office of such Secretary of State;

                                      (iii) a certificate of the Secretary or an
          Assistant Secretary of that entity dated the date of the initial Loans or the initial Letter of Credit hereunder, whichever first occurs, and certifying (A) that attached thereto is a true and complete copy of the by-laws of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of that entity authorizing the Borrowings and Letter of Credit extensions hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Notes to be executed by it, the Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of the security interest in the Cash Collateral Account contemplated hereby, (C) that the certificate of

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          incorporation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement, the Notes to be executed by it and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii));

                                      (iv) a certificate of the Secretary of
          State of each state where each such entity is qualified to do business, dated as of a recent date as to the good standing of that entity in such state;

                                      (v) a duly-executed compliance certificate
          in the form attached as Exhibit H; and

                                      (vi) all certificates and filings
          evidencing and effectuating that portion of the Combination Transaction to occur on or about the Plan Effective Date, including, without limitation, file-stamped copies of certificates of merger for all Subsidiaries of BI or the Borrower (including, without limitation, Dostra) contemplated by the Confirmed Plan to be merged with BI or the Borrower on or about the Plan Effective Date.

                                           (ii) NOTES. On or before the date of
     the initial Loans or the issuance of the initial Letter of Credit hereunder, whichever first occurs, the Administrative Agent shall have received Notes executed on behalf of the Borrower, dated the Closing Date, payable to the order of (i) each of the Tranche A Lenders, in the form of Exhibit B-1, in an amount equal to such Tranche A Lender's Tranche A Commitment, and in the form of Exhibit B-2, in an amount equal to $15,000,000 to be delivered to the Administrative Agent for the Agent Advances, and (ii) each of the Tranche B Lenders, in the form of Exhibit B-3, in an amount equal to such Tranche B Lender's Tranche B Commitment.

                                           (iii) THE CONFIRMED PLAN. Any
     immaterial amendments (in the opinion of the Administrative Agent) to the Confirmed Plan shall be satisfactory to the Administrative Agent and any material amendments (in the opinion of the Administrative Agent) to the Confirmed Plan shall be satisfactory to the Required Lenders. The Confirmed Plan shall provide, among other things, that all claims of the creditors (including trade creditors) of the Borrower and the other Credit Parties which arose, or are deemed to have arisen, prior to the Filing Date shall be either (i) Indebtedness governed by the Tax Payment Plan described below, (ii) converted into Equity Interests of BI (including without limitation, stock options and warrants convertible into capital stock of
     BI), (iii) exchanged for the CAP Notes, the Cure Notes or the New Notes or
     (iv) repaid in cash as set forth in the Confirmed Plan. The terms of all Equity Interests (including, without limitation, all preferred stock issued or to be issued (if any) by the Borrower related to the Confirmed Plan) and indebtedness of the Borrower and the other Credit Parties to be outstanding after giving effect to the Confirmed Plan shall be

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     reasonably satisfactory in all respects to the Administrative Agent,
     PROVIDED, that any pre-petition tax claims (up to $3,400,000 in the aggregate) may be paid subsequent to the Plan Effective Date pursuant to a payment plan (the "TAX PAYMENT PLAN") on the terms set forth in the Confirmed Plan (except as provided in Section 6.15 hereof) and as is otherwise reasonably satisfactory to the Administrative Agent.

                                           (iv) THE CONFIRMATION ORDERS. At the
     time of the making of the initial Loans or at the time of the issuance of the initial Letter of Credit, whichever first occurs, the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent and the Lenders shall have received a certified copy of (i) the Confirmation Order in the form attached hereto as Exhibit C-1 and (ii) the Yonkers Confirmation Order in the form attached hereto as Exhibit C-2 and the Confirmation Order and the Yonkers Confirmation Order shall each be reasonably satisfactory to the Required Lenders. The Confirmation Order shall not have been reversed, modified, vacated, rescinded or amended (other than amendments deemed immaterial by the Administrative Agent) and shall not be stayed or subject to a motion to stay and, unless otherwise agreed by the Administrative Agent, all appeal periods relating to the Confirmation Order shall have expired, and no appeals from the Confirmation Order shall be outstanding. The Yonkers Confirmation Order (i) shall not have been reversed, modified, vacated, rescinded or amended in any manner which, in the Administrative Agent's sole discretion, could have a material adverse effect on (a) the assets, liabilities, business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Credit Party or (b) the enforceability of the rights and remedies of the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Co-Agents and the Lenders under the Loan Documents (including, without limitation, the Liens granted to the Collateral Agent, for its benefit and the benefit of the other Secured Parties, under the Loan Documents), or (c) the ability of the Borrower or the other Credit Parties to pay the Obligations when due and to perform their covenants and agreements under the Loan Documents and (ii) shall not be stayed or subject to a motion to stay and, unless otherwise agreed by the Administrative Agent, all appeal periods relating to the Yonkers Confirmation Order shall have expired, and no appeals from the Yonkers Confirmation Order shall be outstanding. Except as consented to by the Administrative Agent, the Bankruptcy Court's retention of jurisdiction under the Confirmation Order and the Yonkers Confirmation Order shall not govern the enforcement of this Agreement and the other Loan Documents or any rights or remedies relating thereto after the Plan Effective Date. The Administrative Agent shall be satisfied that the Bankruptcy Court has adequately addressed Yonkers' status as a debtor-in-possession after the Closing Date and Yonkers' execution, delivery and performance, as a debtor-in-possession, of the Loan Documents to which it is a party.

                                           (v) PLAN EFFECTIVE DATE. All
     conditions precedent to the confirmation of the Confirmed Plan and to the Effective Date (as defined in the Confirmed Plan) (the "PLAN EFFECTIVE DATE") shall have been met (or the waiver thereof in accordance with Sections 10.02 and 10.03 of the Confirmed Plan by the parties named therein shall have been consented to in writing by the Administrative Agent) and the Plan Effective Date and substantial consummation of the Confirmed Reorganization shall have occurred (including, without limitation, the Combination Transaction (as defined in the

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     Confirmed Plan), other than with respect to Yonkers) or shall be scheduled to occur but for the making of the initial Loan hereunder.

                                           (vi) SECURITY AGREEMENT. The Borrower
     and each Guarantor shall have duly executed and delivered to the Collateral Agent a Security Agreement in substantially the form of Exhibit E (the "SECURITY AGREEMENT").

                                           (vii) [Reserved].

                                           (viii) TRADEMARK SECURITY AGREEMENT.
     The Borrower and each applicable Guarantor shall have duly executed and delivered to the Collateral Agent a Trademark Security Agreement in substantially the form of Exhibit E (the "TRADEMARK SECURITY AGREEMENT").

                                           (ix) BUSINESS PLAN. The Borrower
     shall have delivered to the Administrative Agent at least sixty (60) days prior to the Plan Effective Date the Business Plan in form and substance satisfactory to the Administrative Agent.

                                           (x) OPINIONS OF COUNSEL. The
     Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Co-Agents and the Lenders shall have received the favorable written opinion of (i) Dewey Ballantine LLP, counsel to the Credit Parties, substantially in the form attached as Exhibit D-1, (ii) counsel to the Credit Parties reasonably satisfactory to the Administrative Agent in the states of Massachusetts, Connecticut and New Jersey, substantially in the forms attached as Exhibits D-2, D-3 and D-4, respectively and (iii) such other counsel as may be requested by the Administrative Agent, in each case dated the date of the initial Loans or the issuance of the initial Letter of Credit, whichever first occurs.

                                           (xi) PAYMENT OF FEES. Concurrent with
     the initial Borrowing, the Borrower shall have paid (i) to the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent and the Lenders, as applicable, the then unpaid balance of all accrued and unpaid Fees owed under and pursuant to this Agreement and the Fee Letters referred to in Section 2.19 and (ii) to the Administrative Agent, for the pro rata benefit of the Tranche A Lenders, the "Second Consent Fee" referred to and as defined in the Second Consent to Modification of Commitment Letter between the Lenders and the Borrower dated December 16, 1998 (the "CONSENT FEE").

                                           (xii) CORPORATE AND JUDICIAL
     PROCEEDINGS. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Credit Parties, the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Co-Agents and the Lenders contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

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                                           (xiii) LIEN SEARCHES. On or before
     the Closing Date, the Administrative Agent shall have received the results of UCC-1 and other Lien searches conducted in State and county levels in jurisdictions in which the Credit Parties conduct business and in the United States Patent and Trademark Office, which searches shall reflect the absence of Liens on the assets (including Inventory and Receivables) of the Credit Parties, other than (i) Permitted Liens, Liens permitted under
     Section 6.01 or Liens for which duly-completed and executed termination statements and releases reasonably satisfactory to the Administrative Agent have been tendered prior to or concurrently with the initial Credit Extension and (ii) Liens which have been duly terminated no later than the Closing Date by an order of the Bankruptcy Court in form and substance reasonably satisfactory to the Administrative Agent.

                                           (xiv) FILINGS. All filings and other
     actions required to create and perfect a first priority security interest in favor of the Collateral Agent, for its benefit and the ratable benefit of the other Secured Parties, on all Collateral owned or to be owned by the Credit Parties shall have been duly made or taken.

                                           (xv) ENVIRONMENTAL COMPLIANCE. The
     Credit Parties shall have granted the Administrative Agent access to and the right to inspect all reports, audits and other internal information of the Credit Parties relating to environmental matters, and any third party verification of certain matters relating to compliance with environmental laws and regulations requested by the Administrative Agent, and the Administrative Agent shall be satisfied that the Credit Parties are in compliance in all material respects with all applicable environmental laws and regulations and be satisfied with the costs of maintaining such compliance.

                                           (xvi) ACCOUNTS RECEIVABLE FINANCING.
     Neither the Borrower nor any of the Credit Parties shall be party to any accounts receivable financing arrangements whereby sales of Inventory are conducted through the use of an in-store credit card or through the use of a credit card offered by a third party lender (it being understood that the acceptance by the Borrower of credit cards issued by Visa, Mastercard or similar processors that does not entail an extension of credit by the Borrower to its own customers (and is non-recourse to the Borrower (other than, with respect to accounts financed under the Credit Plan Agreement, to the limited extent set forth therein)) shall not be deemed to constitute such an accounts receivable financing arrangement, even if the Borrower's name or imprint appears on such Visa, Mastercard or similar credit cards).

                                           (xvii) CASH MANAGEMENT SYSTEM. The
     cash management system required to be maintained as of the date hereof pursuant to Sections 2.13 and 2.14 shall be in place in all material respects, as determined by the Administrative Agent in its sole and absolute discretion.

                                           (xviii) EXISTING CREDIT FACILITY.
     There shall exist no defaults, events of defaults or prospective defaults (based on projections provided by the Borrower) under the Existing Credit Facility and all principal, interest, fees, and any

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     other obligations under the Existing Facility shall have been, or on the
     Closing Date will be, paid in full.

                                           (xix) ACCOUNTS PAYABLE. All
     undisputed Accounts Payable outstanding at the time of the Closing Date shall be reasonably paid to date within the terms of the applicable Accounts Payable, as agreed to by the Borrower.

                                           (xx) EBITDA. The Borrower's EBITDA
     (after cash restructuring costs (but excluding up to $3,500,000 of cash restructuring costs incurred in the twelve month period ending on the Closing Date and excluding that portion of EBITDA attributable to the Bradlees stores located in Yonkers, New York and at Union Square in New York, New York) for the 12-month period ending on the last day of the month immediately preceding the month in which the Closing Date occurs shall not be less than $30,000,000 (after adding back to EBITDA (to the extent not already done so) up to $4,400,000 of SG&A Expenses relating to emergence and other bonuses actually incurred by the Borrower in connection with the Confirmed Plan).

                                 (f) EXCESS AVAILABILITY. As measured on the
Closing Date, the aggregate amount of Tranche A Loans available to be borrowed by the Borrower under Section 2.01(a)(1) plus the amount of Tranche B Loans available to be borrowed by the Borrower under Section 2.01(b)(1) (after giving effect to the repayment of all amounts outstanding under the Existing Credit Facility and all cash payments required under the Confirmed Plan, whether made (or required to be made) prior to, on or after the Closing Date (other than payments to be made pursuant to the Tax Payment Plan)) shall not be less than the amount specified opposite the Borrower's fiscal month in which the Closing Date is to take place.

     FISCAL MONTH                               REQUIRED EXCESS AVAILABILITY

     February                                           $35,000,000
     March                                              $40,000,000
     April                                              $39,000,000
     May                                                $40,000,000
     June                                               $25,000,000
     July                                               $25,000,000
     August                                             $36,000,000
     September                                          $37,000,000
     October                                            $35,000,000
     November                                           $35,000,000
     December                                           $38,000,000
     January                                            $37,000,000

                                      (xxi) CONSENTS AND APPROVALS. The
     Administrative Agent shall be satisfied in its sole discretion that all insurance, Blocked Account Agreements, Payment Direction Agreements and other consents and approvals required or necessary hereunder have been received and are in full force and effect.

                                      (xxii) OTHER INFORMATION. On or before the
     Closing Date, the Administrative Agent shall have received an inventory analysis conducted by an inventory liquidation analysis firm retained by the Collateral Agent and a follow up review of the Borrower's books and records conducted by a commercial financial audit

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     firm retained by the Collateral Agent and such other information (financial or otherwise) as it may have reasonably requested.

                                      (xxiii) NO MATERIAL ADVERSE CHANGE. No
     event or series of events shall have occurred at any time after November 2, 1997, which the Required Lenders in good faith determine to constitute a material adverse change in (i) the assets, liabilities, business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Credit Party, or (ii) the enforceability of the Liens, rights and remedies of the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Co-Agents and the Lenders under the Loan Documents, (iii) the ability of the Borrower or the other Credit Parties to pay the Obligations when due and to perform their covenants and agreements under the Loan Documents, or (iv) the value of the assets of the Borrower and the other Credit Parties.

                                      (xxiv) INSURANCE. The Collateral Agent
     shall be reasonably satisfied with the public liability insurance, third party property damage insurance and casualty insurance required to be maintained by the Borrower pursuant to Section 5.03 of this Agreement and the Borrower shall have delivered to the Collateral Agent all documentation required in connection with such insurance.

                                      (xxv) COLLATERAL ACCESS AGREEMENTS. (i)
     The Borrower shall have delivered to the Collateral Agent Collateral Access Agreements duly-executed by the Borrower and/or the applicable Credit Party or Credit Parties and each of the landlords and mortgagees of the Borrower's warehouses located in Braintree, Massachusetts and Edison, New Jersey; (ii) the Administrative Agent shall be satisfied in its sole discretion that the Borrower shall have used its best efforts to obtain and deliver to the Collateral Agent Collateral Access Agreements duly-executed by the Borrower and/or the applicable Credit Party or Credit Parties and each of the landlords and mortgagees of the Borrower's retail locations in the Commonwealth of Pennsylvania; and (iii) the Administrative Agent shall be satisfied in its sole discretion that the Borrower shall have used all reasonable efforts to obtain and deliver to the Collateral Agent Collateral Access Agreements duly-executed by the Borrower and/or the applicable Credit Party or Credit Parties and each of the landlords and mortgagees of each of its retail locations in the State of New Jersey.

                                      (xxvi) LITIGATION. As of the Plan
     Effective Date, the Administrative Agent shall be reasonably satisfied that no litigation commenced or threatened against the Borrower and its Affiliates could have a material adverse effect on the Borrower's or any other Credit Party's financial condition, operations, assets or ability to repay the Loans and other Obligations under this Agreement and the other Loan Documents.

                                      (xxvii) OTHER CLOSING DOCUMENTS. The
     Administrative Agent shall have received all other documents, certificates and instruments required to be delivered to it pursuant to this Agreement and on the Closing Documents List (including, without limitation, executed copies of this Agreement, all other Loan Documents, a Borrowing Base Certificate and certified copies of all documents evidencing or relating to the New


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     Notes, the CAP Notes, the Cure Notes, the Tax Payment Plan, the New
     Warrants (as defined in the Confirmed Plan) and the Combination Transaction (as defined in the Confirmed Plan)) and all such documents shall be satisfactory in form and substance to the Administrative Agent.

               (xxviii) OTHER FINANCIAL REQUIREMENTS. The financial condition, capital structure, liabilities and financial projections, including, without limitation, cash flow, of the Borrower shall be reasonably satisfactory to the Administrative Agent in all respects.

               (xxix) CLOSING DATE. The initial Credit Extension hereunder shall occur no later than one (1) Business Day after the Plan Effective Date.

               (xxx) ADDITIONAL COLLATERAL AND PERMISSIBLE COLLATERAL. The Administrative Agent shall be satisfied in its sole discretion with the identity of each lease included in the Additional Collateral on the Effective Date. The Administrative Agent shall have received and approved an appraisal of the Additional Collateral conducted by Cushman & Wakefield, Inc., which appraisal shall determine the aggregate value of the Additional Collateral to be not in excess of $10,500,000, subject to adjustments deemed appropriate by the Administrative Agent. The Administrative Agent shall have received, with respect to each lease included in the Additional Collateral and the Permissible Collateral, a mortgagee's waiver and consent in form and substance satisfactory to the Collateral Agent, duly-executed by the Borrower, the Collateral Agent and the entity acting as mortgagee (the "MORTGAGEE") on behalf of the holders of the New Notes (collectively, the "MORTGAGEE WAIVERS").

         (yy) CONDITIONS PRECEDENT TO EACH TRANCHE A LOAN AND EACH LETTER OF CREDIT. The obligation of the Tranche A Lenders to make each Tranche A Loan and of the Issuing Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the following conditions precedent:

               (i) NOTICE. The Administrative Agent shall have received a notice with respect to such borrowing or issuance, as the case may be, as required by Article II.

               (ii) REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date.

               (iii) NO DEFAULT. On the date of each Borrowing hereunder and the issuance of each Letter of Credit, the Borrower and the other Credit Parties shall be in compliance with all of the terms and provisions set forth herein and in the other Loan Documents to be observed or performed and no Default or Event of Default shall have occurred and be continuing.

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               (iv) BORROWING BASE CERTIFICATE. The Administrative Agent shall have received the timely delivery of the most recently required Borrowing Base Certificate within three (3) Business Days following the end of each business week (ending on the Saturday of such week), with each such Borrowing Base Certificate including schedules as required by the Collateral Agent.

               (v) PAYMENT OF FEES. The Borrower shall have paid to the Administrative Agent the then unpaid balance of all accrued and unpaid Fees then payable under and pursuant to this Agreement and the Fee Letters.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section 4.02 have been satisfied at that time and that after giving effect to such extension of credit the Borrower shall continue to be in compliance with the Borrowing Base and the Tranche B Borrowing Base.

               (zz) CONDITIONS PRECEDENT TO EACH TRANCHE B LOAN. The obligation of the Tranche B Lenders to make each Tranche B Loan is subject to the following conditions precedent:

               (i) NOTICE. The Administrative Agent shall have received a notice with respect to such borrowing or issuance, as the case may be, as required by Article II.

               (ii) NO SUPER-DEFAULT. On the date of each Borrowing hereunder, no Event of Super-Default shall have occurred and be continuing.

               (iii) BORROWING BASE CERTIFICATE. The Administrative Agent shall have received the timely delivery of the most recently required Borrowing Base Certificate within three (3) Business Days following the end of each business week (ending on the Saturday of such week), with each such Borrowing Base Certificate including schedules as required by the Collateral Agent.

               (iv) TRANCHE A AVAILABILITY. At the time of the requested Borrowing, no amounts shall be available for borrowing under the Tranche A Commitments as calculated in accordance with Section 2.01(a)(1).

               (v) PAYMENT OF FEES. The Borrower shall have paid to the Administrative Agent the then unpaid balance of all accrued and unpaid Fees then payable under and pursuant to this Agreement and the Fee Letters.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that (a) at the time of the requested Borrowing, no amounts are available for borrowing under the Tranche A Commitments as calculated in accordance with Section 2.01(a)(1) and (b) after giving effect to such extension of credit the Borrower shall continue to be in compliance with the Borrowing Base and the Tranche B Borrowing Base.

               (aaa) CONDITIONS PRECEDENT TO THE TRANCHE C LOAN. The obligation of the Tranche C Lenders to make the Tranche C Loan is subject to the

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satisfaction of the conditions precedent set forth in Section 4 and Section 12 of the Fourth Amendment.

  AFFIRMATIVE COVENANTS

                  From the date hereof and for so long as any Commitment shall be in effect or any Loan, Letter of Credit or other Obligation shall remain outstanding (unless such Letter of Credit is fully collateralized to the satisfaction of the Administrative Agent), the Borrower and each of the other Credit Parties agree that the Borrower and each other Credit Party will:

          (bbb) FINANCIAL STATEMENTS, REPORTS, ETC. In the case of the Borrower and the other Credit Parties, (i) deliver to the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent and each of the Lenders:

                    (i) Within 90 days after the end of each fiscal year of BI, BI's consolidated and the Borrower's consolidated balance sheet and related statement of income and cash flows, showing the financial condition of BI, the Borrower and the other Credit Parties on a consolidated basis and the Borrower on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, to be audited by Arthur Andersen or other independent public accountants of recognized national standing acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) and to be certified by a Financial Officer of the Borrower to the effect that such consolidated financial statements fairly present the financial condition and results of operations of BI, the Borrower and the other Credit Parties on a consolidated basis and the Borrower on a consolidated in accordance with GAAP consistently applied;

                    (ii) Within 45 days after the end of the first three fiscal quarters of BI (commencing with the fiscal quarter ending on or about January 30, 1999) and within 60 days after the end of the fourth fiscal quarter of each fiscal year of BI, BI's consolidated and the Borrower's consolidated balance sheets and related statements of income and cash flows, showing the financial condition of BI, the Borrower, and the other Credit Parties on a consolidated basis and the Borrower on a consolidated basis as of the close of such fiscal quarter and the results of their respective operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Financial Officer as fairly presenting the financial condition and results of operations of BI, the Borrower and the other Credit Parties on a consolidated basis and the Borrower on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                    (iii) Concurrently with any delivery of financial statements under (a) or (b) above, a certificate of the accounting firm or a Financial Officer, as the case may be, opining on or certifying such statements (i) certifying that no Default or Event of Default has occurred, or, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the provisions of Sections 6.04, 6.05, 6.06 and 6.07 hereof;

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

                    (iv) Within 30 days of the end of each fiscal month of BI (commencing with the fiscal month ending on or about January 30, 1999) (or 45 days with respect to the fiscal month ending at the end of each fiscal quarter of BI), the unaudited monthly income statement, balance sheet and cash flow report of BI, the Borrower and the other Credit Parties on a consolidated basis and the Borrower on a consolidated basis as of the close of such fiscal month and the results of their respective operations during such fiscal period and the then elapsed portion of the fiscal year (and such other cash flow reports and operating statements as the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent or any Lender may reasonably request), all certified by a Financial Officer as fairly presenting the results of operations of BI, the Borrower and the other Credit Parties on a consolidated basis and the Borrower on a consolidated basis, subject to normal year-end audit adjustments;

                    (v) To the extent not otherwise required under this Section 5.01, those additional reports listed on Schedule 5.01(e) hereto;

                    (vi) Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

                    (vii) As soon as available and in any event (A) within 30 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of the Borrower or such ERISA Affiliate has occurred and (B) within 10 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

                    (viii) Promptly and in any event within 10 days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

                    (ix) Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of the Borrower or any of its ERISA Affiliates;

                    (x) Within 10 days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of the Borrower or any of its ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a Financial Officer of the Borrower setting forth (A) sufficient

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

     information necessary to determine the amount of the lien under Section 302(f)(3), (B) the reason for the failure to make the required payments and
     (C) the action, if any, which the Borrower or any of its ERISA Affiliates proposed to take with respect thereto;

                    (xi) Promptly and in any event within 10 days after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above; and

                    (xii) Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any other Credit Party, or compliance with the terms of any material loan or financing agreements as the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent or any Lender may reasonably request.

                    (xiii) Furnish to the Administrative Agent and its counsel promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of the other Credit Parties with the Bankruptcy Court or any other court of competent jurisdiction.

                    (xiv) At least 15 days prior thereto, provide the Administrative Agent with written notice of the closing of any store (it being understood that the Borrower may only close stores as permitted by
     Section 6.13(c)).

                    (xv) At least 5 days prior thereto, provide the Administrative Agent with the identity of any lease (which shall not then be included in the Leasehold Collateral) to be included in the Additional Collateral after the Closing Date, as well as a certification of the appraised value thereof.

                    (xvi) Promptly and in any event within 30 days after the end of each fiscal month of the Borrower (commencing with the fiscal month ending on or about July 31, 2000), a detailed statement of all amounts paid and required to be paid in the previous calendar month with respect to each leased store then included in the Leasehold Collateral on account of base rent and required escrow of common area maintenance charges, together with such supporting documentation as the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent or any Lender may request.

               (ccc) CORPORATE EXISTENCE. Do or cause to be done and cause each of the other Credit Parties to do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and

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franchises and comply in all material respects with all laws and regulations applicable to it; PROVIDED that nothing in this Section 5.02 shall prohibit any Credit Party from being merged into the Borrower in accordance with Section 6.02 of this Agreement.

               (ddd) INSURANCE.

                    (i) Keep its insurable properties (including, without limitation, the Collateral) insured at all times, against such casualty risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses in amounts and coverages reasonably satisfactory to the Collateral Agent in its sole discretion. Such casualty insurance policies shall name the Collateral Agent as loss payee and shall contain such other provisions as the Collateral Agent may reasonably require to fully protect the Collateral Agent's interest in the Collateral and to any payments to be made under such policies in excess of $25,000 per occurrence. The Borrower shall diligently file and prosecute its claim or claims for any award or payment in connection with any casualty loss and the Borrower shall deposit in the BBNA Concentration Account, promptly upon receipt thereof, any and all insurance proceeds and payments by the Borrower on account of any such casualty loss. After the occurrence and during the continuance of an Event of Default, (i) no settlement on account of any such casualty loss shall be made without the consent of the Lenders and (ii) the Collateral Agent may participate in any such proceedings and the Borrower shall deliver to the Collateral Agent such documents as may be requested by the Collateral Agent to permit such participation and shall consult with the Collateral Agent, its attorneys and agents in the making and prosecution of such claim or claims. The Borrower hereby irrevocably authorizes and appoints the Collateral Agent its attorney-in-fact, after the occurrence and during the continuance of an Event of Default, to collect and receive any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and the Borrower shall, upon demand of the Collateral Agent, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Collateral Agent for the benefit of the Lenders, free and clear of any encumbrances of any kind or nature whatsoever.

                    (ii) Maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any Subsidiary, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area in amounts and coverages reasonably satisfactory to the Collateral Agent in its sole discretion.

                    (iii) Maintain such other insurance as may be required by law.

                    (iv) Maintain the Administrative Agent, the Issuing Bank, the Collateral Agent, the Co-Agents, the Tranche B Agent, the Tranche C Agent, BRS and the Lenders as additional insureds on all liability policies of the Borrower and the other Credit Parties.

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               (eee) OBLIGATIONS AND TAXES. With respect to the Borrower
and each other Credit Party, pay all its material obligations in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; PROVIDED, HOWEVER, that the Borrower and each other Credit Party shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower and the other Credit Parties shall have set aside on their books adequate reserves therefor).

               (fff) NOTICE OF EVENT OF DEFAULT, ETC. Promptly give to the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent and each Lender notice in writing of (i) any Default, Event of Default, Event of Super-Default, (ii) any threatened or pending litigation that could reasonably be expected to have a material adverse effect on the Borrower if adversely determined or (iii) any termination or likely termination (in the Borrower's reasonable judgment) of any lease with respect to any location listed on Schedule 3.11(a).

               (ggg) BORROWING BASE CERTIFICATE. Furnish to the Administrative Agent as soon as available and in any event on or before Thursday of each week a Borrowing Base Certificate for the week ending on the immediately preceding Saturday, substantially in the form of Exhibit A-1 or A-2, as the case may be.

               (hhh) ACCESS TO BOOKS AND RECORDS; INSPECTIONS.

                    (i) Maintain or cause to be maintained at all times true and complete books and records of the financial operations of the Borrower and the other Credit Parties.

                    (ii) Provide the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Lenders and their representatives access to all such books and records (to the extent not covered by a legal privilege and if any such materials are so privileged, subject to the Administrative Agent's ability to discuss with the Borrower, the other Credit Parties and their professional advisors the matters contained in such privileged materials and otherwise be satisfied with respect thereto, as determined by the Administrative Agent) during regular business hours, in order that they may examine and make abstracts or copies from such books, accounts, records and other papers (including, but not limited to, pertaining to Inventory included in the Borrowing Base, the Tranche B Borrowing Base, the Tranche C Borrowing Base and Receivables included in the Borrowing Base) for the purpose of verifying the accuracy of any information delivered by the Borrower or any other Credit Party to the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent or the Lenders pursuant to this Agreement or for any other purpose reasonably related to this Agreement.

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

                    (iii) At any reasonable time and from time to time during regular business hours, permit the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, either Co-Agent, any Lender or any representatives of the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, either Co-Agent or any such Lender (including, without limitation, examiners, appraisers and consultants) thereof to visit and/or inspect the properties and assets (whether owned, leased or rented), systems and procedures (including those relating to cash management) of the Borrower and the other Credit Parties, to conduct Collateral examinations and verify the components of the Borrowing Base, the Tranche B Borrowing Base and the Tranche C Borrowing Base and to discuss the assets, liabilities, business, operations, systems, procedures, conditions or prospects of the Borrower or any other Credit Party with its directors, officers, employees, advisors and consultants.

                    (iv) Permit the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, any Lender or any representatives thereof to discuss directly with the Borrower's independent certified public accountants the business, financial condition and other affairs of the Borrower.

               (iii) FEES. In addition to the other Fees and expenses due hereunder, pay on demand all reasonable fees and expenses of any consultants, appraisers and advisors retained by any of the Agents in connection herewith or any other Loan Document.

               (jjj) PROJECTIONS; BUSINESS PLAN. As soon as practicable, but in no event later than 60 days prior to each fiscal year end, furnish to the Administrative Agent the Borrower's preliminary business plan and financial projections for the 12-month fiscal period ending on or about January 31 in the next succeeding year (with the corresponding final business plan to follow within 30 days after the end of such fiscal year), in each case in form and substance satisfactory to the Administrative Agent, and make a Financial Officer available to meet and discuss the same with the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Co-Agents and the Lenders. At any time that the Borrower believes the assumptions, assertions or other information set forth in the Business Plan are no longer accurate or are outdated, as soon as practicable thereafter, the Borrower shall deliver a revised business plan for the remainder of such 12-month fiscal period.

               (kkk) ERISA. The Borrower shall establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, and all other requirements of Law, other than to the extent that the Borrower is in good faith contesting by appropriate proceedings and with adequate reserves the validity or application of any such provision, law, rule, regulation or interpretation.

               (lll) ENVIRONMENTAL AND OTHER MATTERS. The Borrower and the other Credit Parties will conduct their businesses so as to comply in all material respects with all applicable federal, state and local laws, regulations, directions, ordinances, criteria and guidelines, including, without limitation, environmental, land use, occupational safety and health laws, regulations, directions, ordinances, criteria, guidelines, requirements and permits in all jurisdictions in which any of them is or may at any time be doing business, except to the extent

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that the Borrower or any of the other Credit Parties are
contesting, in good faith by appropriate legal proceedings, any such law, regulation, direction, ordinance, criteria, guideline or interpretation thereof or application thereof; PROVIDED, FURTHER, that the Borrower and each of the other Credit Parties shall comply with the order of any court or other Governmental Authority relating to such laws unless the Borrower or such other Credit Party shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution postponing enforcement or execution pending such appeal or proceedings for review. The Borrower shall promptly take all actions necessary to prevent the imposition of any Liens on any of its properties arising out of or related to any environmental matters or otherwise. At the request of the Administrative Agent, and at the sole cost and expense of the Borrower, the Borrower shall provide the Administrative Agent with any additional information or reports relating to environmental matters and any potential related liability resulting therefrom as the Administrative Agent may reasonably request. In addition, the Borrower shall provide the Administrative Agent, at the Borrower's sole cost and expense, with copies of any environmental audits, surveys or reports conducted in connection with the purchase or sale by the Borrower of any real property.

               (mmm) MAINTAIN CASH CONCENTRATION SYSTEM. Maintain the BBNA Concentration Account and otherwise comply with the provisions of Section 2.13 of this Agreement.

               (nnn) MAINTAIN SECURITY INTEREST. Execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise reasonably deemed by the Collateral Agent necessary or desirable for the continued validity, perfection and first-priority status of the Liens on the Collateral covered thereby. If at any time following the Closing Date the Borrower or any other Credit Party shall acquire property of any nature whatsoever (other than Real Property) which is intended to be by the terms of the applicable Security Documents and is not otherwise subject to the Lien created by such Security Documents, as soon as possible and in no event later than ten (10) days after the relevant acquisition date, the Borrower or such other Credit Party shall grant to the Collateral Agent, for its benefit and the ratable benefit of the other Secured Parties, a first priority Lien on such property as collateral security for the Obligations pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent.

               (ooo) COLLATERAL ACCESS AGREEMENTS. Until such time as the Administrative Agent otherwise notifies the Borrower in writing, obtain and deliver as soon as practicable to the Collateral Agent Collateral Access Agreements duly-executed by the Borrower and/or the applicable Credit Party or Credit Parties and each of the landlords and mortgagees of each location where the Borrower maintains any Inventory. In furtherance of the foregoing, the Borrower and/or the applicable Credit Party or Credit Parties shall, to the satisfaction of the Administrative Agent in its sole discretion, (a) continue to use (i) their best efforts to obtain Collateral Access Agreements with respect to the Borrower's retail locations in the Commonwealth of Pennsylvania, and (ii) their reasonable efforts to obtain Collateral Access Agreements with respect to the Borrower's retail locations in the State of New Jersey and (b)

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

use their best efforts to obtain Collateral Access Agreements from the landlords of each leased property included in the Additional Collateral and the Permissible Collateral.

               (ppp) INVENTORY. Cause all Inventory to be (i) located at such places, (ii) in such amounts and (iii) of the quality and value represented to the Collateral Agent by the Borrower on or about the Closing Date.

               (qqq) FURTHER ASSURANCES. Take all such further actions and execute all such further documents and instruments as the Administrative Agent, the Collateral Agent, the Tranche B Agent or the Tranche C Agent may at any time reasonably determine in its sole discretion to be necessary or desirable to further carry out and consummate the transactions contemplated by this Agreement and the other Loan Documents, to cause the execution, delivery and performance of this Agreement and the other Loan Documents to be duly authorized and to perfect or protect the Liens (and the priority status thereof) of the Collateral Agent in the Collateral.

               (rrr) USE OF PROCEEDS. Use the proceeds of the Loans only to, first, repay in full all loans, letter of credit liabilities and other obligations outstanding under or in respect of the Existing Credit Facility and, second, make certain payments required under the Confirmed Plan not in excess of $8,000,000 in the aggregate as provided in the summary of sources and uses of funds set forth on Schedule 3.10 and to prepay up to the aggregate amount of $9,000 to the holders of the New Notes, and, thereafter, (i) provide working capital for and finance Inventory purchases by the Borrower and otherwise for general corporate purposes of the Borrower and (ii) prepay the Permitted Note Debt in accordance with Section 6.15. The Borrower will not use the proceeds of any Loans or any other property of the Borrower to make any intercompany or Affiliate advances (it being understood that proceeds of the Loans used for ordinary-course operating expenses of the Bradlees store located in Yonkers, New York (so long as such store remains open) will be deemed to be a permitted use of proceeds hereunder).

               (sss) PERMITTED NOTE DEBT AND TRADE LIEN DEBT. (a) Ensure that at all times the terms of the Permitted Note Debt and the Trade Lien Debt comply with the respective provisions of this Agreement (including any Attachments hereto) and (b) upon receipt of notice of a default or event of default, or an event which is reasonably likely to result in a default or an event of default, under the documents governing any Permitted Note Debt or the Trade Lien, immediately deliver to the Administrative Agent notice thereof.

               (ttt) YONKERS. On the Yonkers Effective Date (as defined in the Confirmed Plan), cause Yonkers to consummate a Combination Transaction (as defined in the Confirmed Plan) in a manner acceptable to the Administrative Agent. If at any time the provisions of the Yonkers Confirmation Order authorizing Yonkers to enter into the Loan Documents to which it is a party is reversed or vacated, or modified or amended in a manner deemed unacceptable by the Administrative Agent, use its best efforts to obtain promptly from the Bankruptcy Court an order authorizing Yonkers to enter into the Loan Documents to which it is a party NUNC PRO TUNC to the Closing Date.

               (uuu) MORTGAGEE WAIVERS.(a) Within 10 Business Days of such delivery (unless extended by the Collateral Agent) cause each Mortgagee Waiver delivered to the

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Collateral Agent hereunder to be properly recorded in the real estate records of the appropriate jurisdiction.

               (b) If so instructed by the Collateral Agent following a default by the Borrower under the New Notes Indenture, within 90 days of such instruction, either (at the option of the Collateral Agent) (i) transfer all Inventory, equipment and other Collateral from one or more of the Bradlees store locations included in the Permissible Collateral or the Additional Collateral to another existing warehouse or store location at which the Collateral Agent has a first-priority perfected security interest with respect to Collateral located at such warehouse or store or (ii) conduct a going-out-of-business or other sale or disposition of such Collateral at any or all such Permissible Collateral or Additional Collateral locations (with respect to any transferred Collateral, to the extent local law permits such sale), all in compliance with the relevant lease and Mortgagee Waiver and as instructed by the Collateral Agent.

  NEGATIVE COVENANTS

          From the date hereof and for so long as any Commitment shall be in effect or any Loan, Letter of Credit, or other Obligation shall remain outstanding (unless such Letter of Credit is fully collateralized to the satisfaction of the Administrative Agent) the Borrower and each of the other Credit Parties agree that the Borrower and each of the other Credit Parties will not:

               (vvv) LIENS. Incur, create, assume or suffer to exist any Lien on any property of the Borrower or the other Credit Parties whether now owned or hereafter acquired by the Borrower, other than (i) Permitted Liens; (ii) Liens in favor of the Collateral Agent, for its benefit and the ratable benefit of the other Secured Parties pursuant to the Loan Documents; (iii) Liens granted in favor of the Other Transactions Counterparties in connection with Interest Rate Agreements, the Master Lease Agreement and any other obligations owed by the Borrower or the other Credit Parties to the Other Transactions Counterparties;
(iv) Liens on any interests in Real Property securing Indebtedness permitted under Section 6.03(iii); (v) the Trade Lien; or (vi) Liens securing outstanding obligations of the Borrower under the New Notes and the CAP Notes; PROVIDED, that the Liens securing obligations under the New Notes shall be secured only by the Permissible Collateral, the Additional Collateral and the Yonkers Common Stock Collateral (in each case, to the extent permitted by the terms of Attachment III hereto) and the Liens securing the obligations under the CAP Notes shall be secured only by a Lien on the CAP Collateral (as defined in Attachment I hereto).

               (www) MERGER, ETC. Consolidate or merge with or into another Person (other than with Subsidiaries or BI so long as the Borrower is the surviving entity) or enter into any stock or asset acquisitions.

               (xxx) INDEBTEDNESS. Contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) Indebtedness arising under this Agreement or any other Loan Document; (ii) Indebtedness secured by purchase money Liens and Capitalized Leases in an aggregate amount not to exceed $10,000,000 incurred after the Closing Date; (iii) Indebtedness secured by any interests in Real Property (other than the Leasehold Collateral) owned or leased by the Borrower or any other Credit Party that is non-recourse to the Borrower and the other Credit Parties and is otherwise on terms and conditions reasonably satisfactory to the Administrative Agent and the proceeds of which are deposited in the BBNA Concentration

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

Account for application to the Obligations in accordance with
Section 2.14; (iv) Permitted Note Debt; (vi) Indebtedness arising under Interest Rate Agreements; and (v) any pre-petition tax claims (up to $3,400,000 in the aggregate) to be paid subsequent to the Plan Effective Date pursuant to the Tax Payment Plan.

               (yyy) CAPITAL EXPENDITURES. Make Capital Expenditures in any fiscal year in excess of $30,000,000; PROVIDED, that, (i) up to $5,000,000 of such $30,000,000 amount not expended in any fiscal year may be carried over for expenditure in the immediately following fiscal year and (ii) so long as no Default or Event of Default is then continuing, if, as of the end of the Borrower's fiscal year, the Borrower's EBITDA for the previous 12-month period exceeds $40,000,000, the Borrower may increase its Capital Expenditures above $30,000,000 for the next fiscal year by the lesser of (x) 50% of the EBITDA in excess of $40,000,000, and (y) $10,000,000. Notwithstanding the foregoing, to the extent BI receives any cash proceeds (the "EQUITY PROCEEDS") from the issuance (the "EQUITY ISSUANCE") by BI of any of its equity securities in a transaction not otherwise prohibited under this Credit Agreement, the Equity Proceeds may be used by the Credit Parties for Capital Expenditures without counting such Capital Expenditures against the dollar limits set forth in the immediately preceding sentence; PROVIDED that, (i) the Administrative Agent shall have received fully executed copies of all instruments, agreements and other documents which relate to such Equity Issuance (excluding copies of the certificates representing the securities so issued, other than a specimen thereof), (ii) as required by the Loan Documents, pending any expenditure of such Equity Proceeds permitted under this Credit Agreement, all Equity Proceeds are held by the Collateral Agent as Collateral for the Obligations pursuant to documentation reasonably satisfactory to the Collateral Agent, (iii) at the end of each month in which any Capital Expenditures are made from such Equity Proceeds, the Administrative Agent receives from the Borrower a written statement of the amount of such Capital Expenditures made during such month and a certification from an officer of the Borrower that such expenditures were for Capital Expenditures, and (iv) during the period that any Equity Proceeds are being held by the Collateral Agent as provided above, to the extent that the Borrower or any other Credit Party makes any expenditure that, historically, is outside of the Borrower's or such Credit Party's ordinary course of business (as reasonably determined by the Administrative Agent) that is not a Capital Expenditure, the full amount of such expenditure shall be deducted from the amount of such Equity Proceeds that may be utilized for Capital Expenditures in excess of the amounts set forth in the immediately preceding sentence.

          SECTION 1.02 EBITDA. Permit EBITDA (after cash restructuring costs and after adding back to EBITDA (to the extent not already done so) (i) up to $4,400,000 of SG&A Expenses relating to emergence and other bonuses actually incurred by the Borrower in connection with the Confirmed Plan and (ii) up to $2,600,000 of non-recurring costs associated with running "going out of business sales" at the Bradlees stores located in Danvers, Massachusetts, Yonkers, New York and at Union Square in New York, New York, in connection with the permanent closure of such stores) for the 12-month period ending on or about the date set forth below to be less than the amount specified opposite such date:


     FISCAL QUARTER OF THE BORROWER ENDING                     ROLLING EBITDA
         on or about January 31, 1999                            $17,500,000
         on or about April 30, 1999                              $20,000,000
         on or about July 31, 1999                               $22,500,000


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


         on or about October 31, 1999                            $27,500,000
         on or about January 31, 2000                            $30,000,000
         and each fiscal quarter thereafter


               (zzz) ACCOUNTS PAYABLE TO INVENTORY RATIO. Permit the ratio of the amount of Accounts Payable to the value of Inventory of the Borrower (valued on a first in - first out basis at the lower of cost or market calculated on the retail method in accordance with GAAP and shown on the Borrower's financial statements), expressed as a percentage, at the end of each month in any year set forth below to be less than the percentage specified opposite such month:


       MONTH                                             MINIMUM PERCENTAGE

       January                                               37.0%
       February                                              40.0%
       March                                                 40.0%
       April                                                 40.0%
       May                                                   40.0%
       June                                                  40.0%
       July                                                  40.0%
       August                                                42.5%
       September                                             42.5%
       October                                               42.5%
       November                                              42.5%
       December                                              40.0%


          SECTION 1.03 DEBT COVERAGE RATIO. For the fiscal quarter of the Borrower ending on or about January 31, 2001 and each fiscal quarter thereafter, permit the Borrower's ratio of (a) EBITDA LESS Capital Expenditures and cash payments for taxes to (b) cash Interest Expense PLUS principal payments on any Indebtedness, for the 12-month period ending on the last day of such fiscal quarter to be less than 1.00:1.

          SECTION 1.04 GUARANTEES AND OTHER LIABILITIES. Purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, or permit any Subsidiary or Guarantor to do so, except for (i) the Guaranty of the Guarantors hereunder, (ii) the unsecured subordinated guaranty by BI of the Borrower's obligations under the New Notes, as set forth on Attachment III hereto and (iii) the subordinated guaranty by Yonkers of the Borrower's obligations under the New Notes, as set forth on Attachment III hereto.

          SECTION 1.05 DIVIDENDS; CAPITAL STOCK. Declare or pay, directly or indirectly, any dividends or make any other distribution or payment (by way of repurchase or otherwise), whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes; PROVIDED that any Subsidiary of the Borrower may pay dividends to the Borrower.

               (aaaa) TRANSACTIONS WITH AFFILIATES. Sell or transfer any property or assets to, or otherwise engage in any other transactions with, any of its shareholders or Affiliates, except that the Borrower or any other Credit Party may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such other Credit Party than could be obtained on an arm's-length basis from unrelated third parties and which are consistent with past practices. Notwithstanding the foregoing, the Borrower may not transfer any assets to any other Credit Party except for proceeds of the loans to the extent provided in
Section 3.10.

               (bbbb) INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing, "INVESTMENTS"), except for (i) ownership of the capital stock of the Borrower by BI and each of the Guarantors listed on Schedule 3.04 (other than BI) and Yonkers by the Borrower, (ii) relocation or similar type loans or advances to new employees not in excess of $750,000 in the aggregate during the term of this Agreement and (iii) Permitted Investments (provided the Collateral Agent has a perfected first-priority security interest therein for its benefit and the ratable benefit of the other Secured Parties).

               (cccc) DISPOSITION OF ASSETS. Sell or otherwise dispose of any assets (including, without limitation, the capital stock of any Subsidiary), except for (a) sales of Inventory in arm's-length transactions in the ordinary course of business and (b) so long as no Default or Event of Default has occurred or is continuing or would occur after giving effect to such sale or disposition, (i) sales of Inventory, furniture, fixtures and equipment located in the retail stores permitted to be closed under Section 6.13(c) that are closed or otherwise disposed of, (ii) the sale of obsolete or worn out equipment disposed of in the ordinary course of business, and (iii) the sale or other transfer of Real Property (other than the Leasehold Collateral), the proceeds of which are deposited in the BBNA Concentration Account for application to the Obligations in accordance with Section 2.14; PROVIDED that the following shall not be deemed prohibited by this Agreement: (i) the return to vendors of out-of-season, defective, damaged or nonconforming Inventory or negotiated returns for credit and (ii) the sale of Permissible Collateral, provided that the proceeds from such sale are promptly either (A) used to repay the amounts outstanding under the New Notes or (B) deposited in a Blocked Account or the BBNA Concentration Account for application to the Obligations in accordance with
Section 2.14.

               (dddd) NATURE OF BUSINESS.

                    (i) Modify or alter in any material manner the nature and type of its business as conducted at the Closing Date or the manner in which such business is conducted.

                    (ii) Change, in any material respect, any of its inventory or sales accounting, invoicing or billing practices or management information or reporting systems except for the change of the Borrower's Inventory tracking and accounting system reasonably satisfactory to the Administrative Agent (PROVIDED that, after such change, the Borrower continues to use accounting and tracking methodologies consistent with those currently used by the Borrower).

                    (iii) Close more than 15 retail stores, except as set forth in subsection 7.01(k).

                    (iv) Move Inventory from other than the locations listed on
Schedule 3.11(a).

               (eeee) CONFLICTING AGREEMENTS OR ACTIONS. Enter into any stipulation or agreement, take any action, or request or permit any other Person to take any action which does or could conflict or materially interfere with any of the rights, privileges, benefits or remedies of the Administrative Agent, the Co-Agents, the Tranche B Agent, the Tranche C Agent, the Issuing Bank, the Collateral Agent, or any of the Lenders under any of the Loan Documents, or materially diminish or impair the practical realization of any such right, privilege, benefit or remedy.

               (ffff) PREPAYMENTS AND AMENDMENT OF DEBT DOCUMENTS.

          (a) Make any optional payment or prepayment on or redemption or purchase of, or deliver any funds to any trustee for the prepayment, redemption or defeasance of, any Permitted Note Debt or any Indebtedness governed by the Tax Payment Plan (other than as expressly permitted under Sections 3.10 and 5.17 hereof) or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the material terms of any documents governing the Permitted Note Debt, the Trade Lien or the Tax Payment Plan (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon). Notwithstanding anything to the contrary in clause (a) of this Section 6.15 and provided that no Default or Event of Default has then occurred and is continuing, the Borrower may prepay any amounts outstanding (i) under the CAP Notes and Cure Notes with the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld and (ii) under the New Notes in accordance with the terms of such New Notes and the documents governing such New Notes, each as in effect on the Closing Date, (1) with the proceeds from the sale of the Permissible Collateral or the sale of the Additional Collateral (if such sale is consented to in writing by the Administrative Agent), (2) with the proceeds of any equity offering by BI consummated after the Plan Effective Date, or (3) with other funds if, with respect to this clause (3), immediately after giving effect to such prepayment, the amount available to be borrowed by the Borrower under
Section 2.0l(a)(1) (after accounting for the payment by the Borrower of all of its other due and payable payment obligations whether or not actually paid) is not less than the amount set forth below opposite the Borrower's fiscal month in which such prepayment takes place:


    FISCAL MONTH                                 REQUIRED EXCESS AVAILABILITY
    February                                              $39,000,000
    March                                                 $46,000,000
    April                                                 $49,000,000
    May                                                   $48,000,000
    June                                                  $36,000,000
    July                                                  $38,000,000
    August                                                $31,000,000
    September                                             $34,000,000
    October                                               $47,000,000
    November                                              $43,000,000
    December                                              $47,000,000
    January                                               $46,000,000


The Borrower shall provide the Administrative Agent with written notice at least twenty and not more than forty-five days in advance of its intention to prepay any of the CAP Notes, the Cure Notes and the New Notes and, with respect to any prepayment of the New Notes pursuant to clause (ii)(3) above, written calculations demonstrating the Borrower's compliance with the provisions thereof.

          (b) Notwithstanding the foregoing, indebtedness of the Borrower under the New Notes may be converted into common stock of BI as provided in the Indenture.

               (gggg) AMENDMENTS TO CREDIT PLAN AGREEMENT. Enter into or agree to any amendment to or other modification of the Credit Plan Agreement or any other documents or instruments (including, without limitation, UCC-1 financing statements) executed in connection therewith without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld.

          SECTION 1.06 ELIGIBLE INVENTORY. Permit the Loan Value of Eligible Inventory, at any time prior to the closing by the Borrower of its retail store in Manhattan, New York, to be less than $220,000,000, or, at any time on and after the closing of such retail store, $210,000,000.

               (hhhh) MINIMUM EXCESS AVAILABILITY. Permit the amount available to be borrowed by the Borrower under Section 2.0l(a)(1) and Section 2.01(b)(1) (without duplication) (after accounting for the payment by the Borrower of all of its other due and payable payment obligations whether or not actually paid) to be less than $50,000,000 at any time during the month of December in any calendar year.

               (iiii) LOAN TO VALUE. Permit at any time the sum of the outstanding amount of (A) Tranche A Credit Extensions, PLUS (B) Tranche B Loans, PLUS (C) Tranche C Loans (excluding that portion of the principal amount of Tranche C Loans attributable to the payment of interest thereon by adding such interest thereto in accordance with Section 2.06(d)) to exceed the then amount of the Tranche C Borrowing Base.

 EVENTS OF DEFAULT

               (jjjj) EVENTS OF DEFAULT. If any of the following events (each, an "EVENT OF DEFAULT") occurs:

                    (i) any material representation or warranty made by the Borrower or any other Credit Party in this Agreement or in any other Loan Document or in connection with this Agreement or with the execution and delivery of the Notes or the credit extensions hereunder or any material statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower or any other Credit Party to the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, or any of the Lenders under or in connection with this Agreement or any other Loan Document, shall prove to have been false or misleading in any material respect when made or delivered; or

                    (ii) default shall be made in the payment of any (i) Fees or interest on the Loans when due, and such default shall continue unremedied for more than three (3) Business Days or (ii) principal of the Loans or other amounts payable by the Borrower hereunder (including, without limitation, reimbursement obligations or cash collateralization in respect of Letters of Credit), when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

                    (iii) default shall be made by the Borrower or any other Credit Party in the due observance or performance of any covenant, condition or agreement contained in Article VI hereof; or

                    (iv) default shall be made by the Borrower or any other Credit Party in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and, with respect to Sections 5.01, 5.02 or 5.10, such default shall continue unremedied for more than five (5) Business Days; or

                    (v) dissolution, liquidation, winding up or cessation of the Borrower's or any other Credit Party's businesses, or the failure of the Borrower or any other Credit Party to meet its debts as they mature, or the calling of one or more meetings of the Borrower's or any other Credit Party's major creditors for purposes of obtaining a moratorium on payment or a compromise of the Borrower's or any other Credit Party's debts; or

                    (vi) the insolvency of the Borrower or any other Credit Party or the commencement on or after the Closing Date by or against the Borrower or any other Credit Party of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law and, in the event any such proceeding is commenced against the Borrower or any other Credit Party, such proceeding is not dismissed within thirty (30) days; or

                    (vii) the loss by the Borrower or any other Credit Party of any lease, permit, franchise or agreement, the loss of which could reasonably be expected to have a material adverse effect on the financial condition, operations or assets of the Borrower or the other Credit Parties, or their ability to repay the Obligations or of the Collateral Agent to realize on the Collateral; or

                    (viii) failure of Peter Thorner or some other person reasonably acceptable to the Administrative Agent, to participate in the affairs of the Borrower and the other Credit Parties as Chairman of the Board of Directors and Chief Executive Officer with no diminution in the present responsibilities and authority related to this executive management position; or

                    (ix) (A) the occurrence of a default or event of default (in each case without regard to any applicable grace periods) which permits, or could permit, the acceleration of the maturity of, or the exercise of any other remedies under (a) the Master Lease Agreement or any Interest Rate Agreement or (b) any note, agreement or instrument evidencing (1) the New Notes or the Tax Payment Plan or (2) any other Indebtedness of the Borrower or any of the other Credit Parties, and the aggregate principal amount of all such Indebtedness included in this clause (3) with respect to which such a default or an event of default has occurred, or the maturity of which is permitted to be accelerated, exceeds $10,000,000 or (B) at any time more than 10 leases of the Borrower's retail locations or warehouses have been declared to be terminated by the landlords thereunder and such terminations have not been withdrawn, settled or otherwise adjudicated in favor of the Borrower, PROVIDED THAT for purposes of this clause (B) only, all leases with Vornado Realty Trust or its Affiliates will be deemed to be one lease ; or

                    (x) (A) any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any of the other Credit Parties; PROVIDED, that, with respect to Yonkers only, such occurrence that is caused by any of the circumstances set forth in the second sentence of Section 5.19 shall not be an Event of Default hereunder so long as the Credit Parties comply with the provisions of such sentence or (B) any Lien granted to the Collateral Agent under any Loan Document shall cease to be a first-priority perfected Lien (subject only to Permitted Liens), or, in the case of (A) or (B) the Borrower or any of the other Credit Parties shall so assert in any pleading filed in any court; or

                    (xi) greater than fifty percent (50%) of the Borrower's stores close (temporarily or otherwise) for more than seven (7) consecutive days, unless such closures are covered by business interruption insurance; or

                    (xii) any one or more judgments or orders as to a liability or debt for the payment of money (not covered by insurance and workers' compensation payments) in excess of $5,000,000 in the aggregate shall be rendered against the Borrower or any of the other Credit Parties and either
     (i) enforcement proceedings shall have been commenced and shall be continuing by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal, payment or otherwise, shall not be in effect; or

                    (xiii) any non-monetary judgment or order shall be rendered against the Borrower or any of the other Credit Parties which does or would reasonably be expected to (i) cause a material adverse change in the financial condition, business, operations or assets of the Borrower and the other Credit Parties taken as a whole on a consolidated basis, (ii) have a material adverse effect on the ability of the Borrower or any of the other Credit Parties to perform their respective obligations under any Loan Document, or (iii) have a material adverse effect on the Collateral or on the rights and remedies of the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Co-Agents or any Lender under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                    (xiv) (i) The Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under a Multiemployer Plan; (ii) the Borrower or any ERISA Affiliate shall fail to satisfy, after application of any applicable grace periods, its contribution requirements under Section 412(c)(11) of the Code, whether or not it has sought a waiver under Section 412(d) of the Code; (iii) in the case of a Termination Event involving the withdrawal from a Single Employer Plan of a "substantial employer" (as defined in Section 4001(a)(2) or Section 4062(e) of ERISA), the withdrawing employer's proportionate share of that Plan's Unfunded Pension Liabilities is more than $5,000,000; (iv) in the case of a Termination Event involving the complete or partial withdrawal from a Multiemployer Plan, the withdrawing employer has incurred a withdrawal liability in an aggregate amount exceeding $5,000,000; (v) there occurs a Termination Event described in clauses (ix) or (x) of the definition of Termination Event; (vi) in the case of a Termination Event not described in clause (iii), (iv) or (v), the Unfunded Pension Liabilities of the relevant Plan or Plans exceed $5,000,000; or (vii) a Qualified Plan shall lose its qualification, and with respect to such loss of qualification, the Borrower or any ERISA Affiliate can reasonably be expected to be required to pay (for additional taxes, payments to or on behalf of Plan participants, or otherwise) an aggregate amount exceeding $5,000,000; or

                    (xv) it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable environmental laws or regulations the payment of which will have a material adverse effect on the financial condition, business, properties, operations or assets of the Borrower or the Borrower and/or the Guarantors, taken as a whole; or

                    (xvi) the occurrence of a Change of Control; or

                    (xvii) the Confirmation Order or the Yonkers Confirmation Order is reversed, vacated, rescinded, modified or amended (except as expressly provided in Section 3.09 and subsection 4.01(d) or, with respect to the Yonkers Confirmation Order, if the Borrower complies with the provisions of the second sentence of Section 5.19), then, and in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Tranche A Lenders shall, by notice (a "DEFAULT NOTICE") to the Borrower take one or more of the following actions, at the same or different times: (i) terminate forthwith all obligations of the Tranche A Lenders and the Issuing Bank to extend credit under this Agreement, including any and all obligations to make Tranche A Loans or to issue Letters of Credit; (ii) declare the Loans then outstanding to be forthwith due and payable (such declaration to be consented to in advance by the Required Supermajority Lenders if at such time any Tranche B Loans or Tranche C Loans are outstanding and the Tranche B Lenders and the Tranche C Lenders have not at such time exercised their remedies under clauses (ii) or (iv) of the last paragraph of Section 7.02 hereof), whereupon the principal of all outstanding Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the other Credit Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower and the other Credit Parties to deposit in the Cash Collateral Account, no later than the first Business Day after such Default Notice is given, cash in an amount equal to the sum of 105% of the aggregate amounts that then are or thereafter may become available for drawing or payment under all outstanding Letters of Credit and (without limiting or restricting any application permitted under Sections 2.13 and 2.14) to the extent the Borrower and the other Credit Parties shall fail to furnish such funds as demanded by the Administrative Agent, the Administrative Agent shall be authorized to debit the accounts of the Borrower and the other Credit Parties maintained with the Administrative Agent in such amount; (iv) set-off amounts in the Cash Collateral Account or any other accounts maintained by the Administrative Agent and apply such amounts to the obligations of the Borrower and the other Credit Parties hereunder and in the other Loan Documents in connection with the Loans as provided in Section 2.17(a) (but this clause (iv) shall not limit or restrict any application permitted under Sections 2.13 and 2.14); (v) instruct the Collateral Agent to exercise its remedies under the Security Documents (including, without limitation, foreclosure upon and taking possession of the Collateral), such instruction to be consented to in advance by the Required Supermajority Lenders if at such time any Tranche B Loans or Tranche C Loans are outstanding, and, to the extent the exercise of such remedies shall be with respect to the Leasehold Collateral, by the Required Tranche C Lenders if at such time any Tranche C Loans are outstanding, and the Tranche B Lenders or the Tranche C Lenders have not at such time exercised their remedies under clauses (ii) or (iv) of the last paragraph of Section 7.02 hereof, and (vi) exercise any and all other remedies under the Loan Documents and applicable law available to the Administrative Agent, the Issuing Bank, the Collateral Agent, the Co-Agents and the Lenders.

                    (kkkk) EVENTS OF SUPER-DEFAULT. If any of the following events (each, an "EVENT OF SUPER-DEFAULT") occurs:

                         (i) any of the representations and warranties set forth in Sections 3.01, 3.03, 3.04, 3.09, 3.11(d) or 3.13 prove to have been false or misleading in any material respect when made or delivered; or

                         (ii) default shall be made by the Borrower or any other Credit Party in the due observance or performance of any covenant, condition or agreement set forth in Sections 5.02, 5.06, 5.07, 5.12, 5.13, 5.15, 6.02, 6.09, 6.10, 6.12, 6.13(c) or (d), 6.17, 6.18 or 6.19 hereof and, with respect to Section 5.02, such default shall continue unremedied for more than five (5) Business Days and, with respect to Section 5.06, such default shall continue unremedied for more than two (2) Business Days; or

                         (iii) any Event of Default set forth in Sections 7.01
     (b), (e), (f), (j), (p) or (q); or

                         (iv) (d) failure of the Borrower or the other Credit Parties to comply with Sections 6 or 11 of the Security Agreement; or

                         (v) acceleration of the Tranche A Loans pursuant to clause (ii) in the last paragraph of Section 7.01; or

                    (vi) any other Event of Default that continues unwaived for ten (10) Business Days;

then, and in every such event and at any time thereafter during the continuance of any such event, (A) the Administrative Agent may, and at the request of the Required Tranche B Lenders shall, by notice (a "TRANCHE B DEFAULT NOTICE") to the Borrower take one or more of the following actions, at the same or different times: (i) terminate forthwith all obligations of the Tranche B Lenders to extend credit under this Agreement, including any and all obligations to make Tranche B Loans; (ii) provided that either (a) the Tranche A Loans have been declared due and payable pursuant to Section 7.01 or (b) 30 days have elapsed since the occurrence of the Event of Super-Default, declare the Tranche B Loans then outstanding to be forthwith due and payable, whereupon the principal of all outstanding Tranche B Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the other Credit Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) set-off amounts in the Cash Collateral Account or any other accounts maintained by the Administrative Agent and apply such amounts to the obligations of the Borrower and the other Credit Parties hereunder and in the other Loan Documents in connection with the Tranche B Loans to the extent provided in Section 2.17(a) (but this clause (iii) shall not limit or restrict any application permitted under Sections 2.13 and 2.14); (iv) provided that either (A) the Tranche A Loans have been declared due and payable pursuant to
Section 7.01 or (B) 30 days have elapsed since the occurrence of the Event of Super-Default, instruct the Collateral Agent to exercise its remedies under the Security Documents (including, without limitation, foreclosure upon and taking possession of the Collateral) and (v) exercise any and all other remedies under the Loan Documents and applicable law available to the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Co-Agents and the Lenders; and

(B) the Administrative Agent may, and at the request of the Required Tranche C Lenders shall, by notice (a "TRANCHE C DEFAULT NOTICE") to the Borrower take one or more of the following actions, at the same or different times: (i) provided that either (a) the Tranche A Loans have been declared due and payable pursuant to Section 7.01, (b) the Tranche B Loans have been declared due and payable pursuant to Section 7.02, (c) 40 days have elapsed since the occurrence of the Event of Super-Default (other than a default by the Borrower or any other Credit Party in the due observance or performance of Section 6.19), or (d) 15 days have elapsed since the occurrence of the default by the Borrower or any other Credit Party in the due observance or performance of Section 6.19, declare the Tranche C Loans then outstanding to be forthwith due and payable, whereupon the principal of all outstanding Tranche C Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the other Credit Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding; (ii) set-off amounts in the Cash Collateral Account funded in accordance with Section 2.10 or any other accounts maintained by the Administrative Agent and apply such amounts to the obligations of the Borrower and the other Credit Parties hereunder and in the other Loan Documents in connection with the Tranche C Loans to the extent provided in Section 2.17(a) (but this clause (ii) shall not limit or restrict any application permitted under Sections 2.13 and 2.14); (iii) provided that either (a) the Tranche A Loans have been declared due and payable pursuant to Section 7.01, (b) the Tranche B Loans have been declared due and payable pursuant to Section 7.02, (c) 40 days have elapsed since the occurrence of the Event of Super-Default (other than a default by the Borrower or any other Credit Party in the due observance or performance of Section 6.19), or (d) 15 days have elapsed since the occurrence of the default by the Borrower or any other Credit Party in the due observance or performance of Section 6.19, instruct the Collateral Agent to exercise its remedies under the Security Documents (including, without limitation, foreclosure upon and taking possession of the Collateral), (iv) take such action as the Required Tranche C Lenders deem necessary to protect or realize upon the Collateral Agent's or the Special Collateral Agent's interest in the Leasehold Collateral as permitted under the Leasehold Mortgages in such a manner that does not adversely affect Collateral Agent's interest in or access to the other Collateral, and (v) exercise any and all other remedies under the Loan Documents and applicable law available to the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Co-Agents and the Lenders.

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       (llll) WHEN CONTINUING. For all purposes under this Agreement, each
Default and Event of Default that has occurred shall be deemed to be continuing at all times thereafter unless it either (a) is cured or corrected to the reasonable written satisfaction of the Required Tranche A Lenders or (b) is waived in writing by the Required Tranche A Lenders. For all purposes under this Agreement, each Event of Super-Default that has occurred shall be deemed to be continuing at all times thereafter unless it either (a) is cured or corrected to the reasonable written satisfaction of the Required Tranche B Lenders and the Required Tranche C Lenders or (b) is waived in writing by the Required Tranche B Lenders and the Required Tranche C Lenders.

THE AGENTS

       (mmmm) ADMINISTRATION BY ADMINISTRATIVE AGENT. The general administration of the Loan Documents shall be by the Administrative Agent. The Lenders, the Collateral Agent, the Tranche B Agent, the Tranche C Agent and the Issuing Bank each hereby irrevocably authorizes the Administrative Agent (i) to enter into the Loan Documents to which it is a party and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents and the Notes as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

       (nnnn) THE COLLATERAL AGENT. Each Lender, the Administrative Agent, the Tranche B Agent, the Co-Agents and the Issuing Bank hereby irrevocably (i) designate BBRF as Collateral Agent under this Agreement and the other Loan Documents, (ii) authorize the Collateral Agent to enter into the Collateral Documents and the other Loan Documents to which it is a party and to perform its duties and obligations thereunder and (iii) agree and consent to all of the provisions of the Security Documents. All Collateral shall be held or administered by the Collateral Agent (or its duly-appointed agent) for its benefit and for the ratable benefit of the other Secured Parties. Any proceeds received by the Collateral Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Security Documents or the other Loan Documents shall be paid over to the Administrative Agent for application as provided in Sections 2.10(e) or (f), 2.14(a), (b) or (c), as applicable.

       (oooo) ADVANCES AND PAYMENTS.

                    (i) On the date of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Administrative Agent do so, each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

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                    (ii) Any amounts received by the Administrative Agent in
       connection with this Agreement or the other Loan Documents (other than amounts to which the Administrative Agent is entitled pursuant to Sections 2.19, 5.08, 8.07, 10.05 and 10.06), the application of which is not otherwise provided for in this Agreement shall be applied in the order of priority set forth in Sections 2.10(e) or (f), 2.14(a), (b) or
       (c), as applicable. All amounts to be paid to a Lender, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, either Co-Agent or the Issuing Bank by the Administrative Agent shall be credited to that Lender, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, such Co-Agent or the Issuing Bank, as applicable, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in the correspondent account of that Lender, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, such Co-Agent or the Issuing Bank with the Administrative Agent, as such Lender, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, such Co-Agent or the Issuing Bank and the Administrative Agent shall from time to time agree.

       (pppp) SHARING OF EXCESS PAYMENTS. Each of the Lenders, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, each Co-Agent and the Issuing Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Credit Party, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, such Co-Agent or the Issuing Bank under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Obligations owed it (an "EXCESS PAYMENT") as a result of which such Lender, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, such Co-Agent or the Issuing Bank has received payment of any Loans or other Obligations outstanding to it in excess of the amount that it would have received if all payments at any time applied to the Loans and other Obligations had been applied in the order of priority set forth in Section 2.14, then such Lender, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, such Co-Agent or the Issuing Bank shall promptly purchase at par (and shall be deemed to have thereupon purchased) from the other Lenders, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, each Co-Agent and the Issuing Bank, as applicable, a participation in the Loans and Obligations outstanding to such other Persons, in an amount determined by the Administrative Agent in good faith as the amount necessary to ensure that the economic benefit of such excess payment is reallocated in such manner as to cause such excess payment and all other payments at any time applied to the Loans and other Obligations to be effectively applied in the order of priority set forth in Section 2.14 and, within Tranche A, Tranche B and Tranche C, to each lender PRO RATA in proportion to its Tranche A Commitment, Tranche B Commitment and Tranche C Commitment, respectively; PROVIDED, that if any such excess payment is thereafter recovered or otherwise set aside such purchase of participations shall be correspondingly rescinded (without interest). The Borrower and each other Credit Party expressly consents to the foregoing arrangements and agrees that any Lender, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, any Co-Agent or the Issuing Bank holding (or deemed to be holding) a participation in any Loan or other Obligation may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower or such other Credit Party to such Lender, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, such Co-Agent or the Issuing Bank as fully as if such Lender, the

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Collateral Agent, the Tranche B Agent, the Tranche C Agent, such Co-Agent or the
Issuing Bank held a Note and was the original obligee thereon, in the amount of such participation.

       (qqqq) AGREEMENT OF REQUIRED LENDERS. (i) Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of only the Required Tranche A Lenders, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the direction of the Required Tranche A Lenders, and any such action shall be binding on all Lenders, (ii) upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of only the Required Tranche B Lenders, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the direction of the Required Tranche B Lenders, and any such action shall be binding on all Lenders, (iii) upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of only the Required Tranche C Lenders, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the direction of the Required Tranche C Lenders, and any such action shall be binding on all Lenders, (iv) upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of only the Required Lenders, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the direction of the Required Lenders, and any such action shall be binding on all Lenders, and (v) upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Supermajority Lenders, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the direction of the Required Supermajority Lenders, and any such action shall be binding on all Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.10.

       (rrrr) LIABILITY OF AGENTS.

                    (i) Each of the Agents, when acting on behalf of the Lenders and the Issuing Bank, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents and employees, and none of the Agents nor their respective directors, officers, agents or employees shall be liable to the Lenders, the Co-Agents or the Issuing Bank or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders, the Co-Agents or the Issuing Bank or to any of them for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of such Agent's own gross negligence or willful misconduct. The Agents and their respective directors, officers, agents and employees shall in no event be liable to the Lenders, the Co-Agents or the Issuing Bank or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Lenders, Required Tranche A Lenders, Required Tranche B Lenders, Required Tranche C Lenders or Required Supermajority Lenders, as applicable, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, none of the Agents, nor any of their respective directors, officers, employees, or agents shall be responsible to any Lender, the Co-Agents or the Issuing Bank for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance


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       by the Borrower or any other Credit Party of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

                    (ii) None of the Agents nor any of their respective directors, officers, employees, or agents shall have any responsibility to the Borrower or the other Credit Parties on account of the failure or delay in performance or breach by any Lender, either Co-Agent or the Issuing Bank or by the Borrower or the other Credit Parties of any of their respective obligations under this Agreement or the Notes or any of the Loan Documents or in connection herewith or therewith.

                    (iii) The Administrative Agent, the Tranche B Agent, the Tranche C Agent and the Collateral Agent, in such capacities hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and, such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

       (ssss) REIMBURSEMENT AND INDEMNIFICATION. Each Lender agrees (i) to reimburse (x) each Agent for such Lender's Commitment Percentage of any expenses and fees incurred by such Agent for the benefit of the Lenders, the Co-Agents or the Issuing Bank under this Agreement, the Notes and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, the Co-Agents or the Issuing Bank, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower or the other Credit Parties and (y) each Agent for such Lender's Commitment Percentage of any expenses of such Agent incurred for the benefit of the Lenders, the Co-Agents or the Issuing Bank that the Borrower has agreed to reimburse pursuant to Section
10.05 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agents and any of their directors, officers, employees, or agents, on demand, in the amount of such Lender's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement, the Notes or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement, the Notes or any of the Loan Documents to the extent not reimbursed by the Borrower or the other Credit Parties (except such as shall result from their respective gross negligence or willful misconduct).

       (tttt) RIGHTS OF AGENTS. It is understood and agreed that each of BBNA and BBRF shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower or any other Credit Party, as though it were not the Administrative Agent, the Tranche B Agent, the Tranche C Agent, or the Collateral Agent, respectively, of the Lenders under this Agreement.

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       (uuuu) INDEPENDENT LENDERS AND ISSUING BANK. The Lenders and the Issuing
Bank each acknowledges that it has decided to enter into this Agreement and to make the Loans or issue the Letters of Credit hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and the other Credit Parties and agrees that the Agents shall bear no responsibility therefor.

       (vvvv) NOTICE OF TRANSFER. The Agents may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Loans for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 10.03(b) or (c).

       (wwww) SUCCESSOR ADMINISTRATIVE AGENT, TRANCHE B AGENT AND TRANCHE C AGENT. The Administrative Agent, the Tranche B Agent and the Tranche C Agent may resign at any time by giving five (5) Business Days' written notice thereof to the Lenders, the Issuing Bank, the other Agents and the Borrower. Upon any such resignation of the Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent, which shall be reasonably satisfactory to the Borrower, and, upon any such resignation of the Tranche B Agent, the Required Tranche B Lenders shall have the right to appoint a successor Tranche B Agent, which shall be reasonably satisfactory to the Borrower and, upon any such resignation of the Tranche C Agent, the Required Tranche C Lenders shall have the right to appoint a successor Tranche C Agent, which shall be reasonably satisfactory to the Borrower. If no successor Administrative Agent, Tranche B Agent or Tranche C Agent, as the case may be, shall have been so appointed by the Required Lenders, the Required Tranche B Lenders or the Required Tranche C Lenders, as applicable, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Lenders, the other Agents and the Issuing Bank, appoint a successor Administrative Agent, Tranche B Agent or Tranche C Agent, as the case may be, which shall be (i) a commercial bank (or affiliate thereof) organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, (ii) or a Lender capable of complying with all of the duties of the Administrative Agent (and the Issuing Bank), the Tranche B Agent or the Tranche C Agent, as the case may be, hereunder (in the opinion of the retiring Agent and as certified to the Lenders in writing by such successor Agent) which, in the case of (i) and (ii) above, so long as there is no Default, Event of Default or Event of Super-Default, shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Administrative Agent, Tranche B Agent or Tranche C Agent hereunder by a successor Administrative Agent, Tranche B Agent or Tranche C Agent, as the case may be, such successor Administrative Agent, Tranche B Agent or Tranche C Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as such Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement. Upon the effectiveness of the Administrative Agent's resignation hereunder, it shall be deemed to have resigned as Issuing Bank as well, with the Required Tranche A Lenders to appoint a successor Issuing Bank from among the successor Administrative Agent and the Lenders; PROVIDED that arrangements satisfactory to the replaced

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Issuing Bank are made with respect to Letters of Credit issued by the Issuing
Bank and outstanding as of the date of its resignation hereunder.

       (xxxx) REPORTS AND FINANCIAL STATEMENTS. Promptly after receipt thereof from the Borrower, the Administrative Agent shall remit to each Lender, the Collateral Agent, the Tranche B Agent, the Tranche C Agent and the Issuing Bank copies of all financial statements and reports required to be delivered by the Borrower hereunder.

GUARANTY

       (yyyy) GUARANTY.

                    (i) Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment and performance by the Borrower of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several.

                    (ii) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Administrative Agent, the Collateral Agent, the Issuing Bank, the Tranche B Agent, the Tranche C Agent, either Co-Agent or a Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Administrative Agent or the Collateral Agent for the Obligations or any of them; (v) the failure of the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, either Co-Agent or a Lender to exercise any right or remedy against any other Guarantor; (vi) the release or substitution of any Guarantor or any other guarantor or (vii) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation or the like of the Borrower or any Guarantor including, but not limited to, (x) any Guaranteed Party's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (y) any borrowing or grant of a Lien by the Borrower or any Guarantor as debtor-in-possession, under
       Section 364 of the Bankruptcy Code, or (z) the disallowance of all or any portion of any Guaranteed Party's claim(s) for repayment of the Obligations under Section 502 of the Bankruptcy Code.

                    (iii) Each of the Guarantors further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, either Co-Agent or a Lender to any security held for payment of the Obligations

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       or to any balance of any deposit, account or credit on the books of the
       Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, either Co-Agent or a Lender in favor of the Borrower or any other Guarantor, or to any other Person.

                    (iv) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

                    (v) Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the obligations, the Notes or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the obligations which might otherwise constitute a defense to this Guaranty. None of the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, either Co-Agent or any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the obligations.

                    (vi) Subject to the provisions of Article VII, upon the Obligations becoming due and payable (by acceleration or otherwise), the Lenders, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Co-Agents and the Administrative Agent shall be entitled to immediate payment of such obligations by the Guarantors upon written demand by the Administrative Agent.

       (zzzz) NO IMPAIRMENT OF GUARANTY. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality or unenforceability of the obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, either Co-Agent or a Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the obligations are paid in full.

       (aaaaa) SUBROGATION. Upon payment by any Guarantor of any sums to the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, either Co-Agent or a Lender hereunder, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all

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respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, he Co-Agents and the Lenders and shall forthwith be paid to the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Co-Agents and the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

       (bbbbb) CREDIT AGREEMENT. Each of the Guarantors acknowledges that it has read the Loan Documents and agrees to perform and observe all of the terms and provisions herein and therein applicable thereto.

       (ccccc) MAXIMUM GUARANTEED AMOUNT. Notwithstanding any other provision of this Guaranty to the contrary, if the obligations of any Guarantor hereunder would otherwise be held or determined by a court of competent jurisdiction in any action or proceeding involving any state corporate law or any state or Federal bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other law affecting the rights of creditors generally, to be void, invalid or unenforceable to any extent on account of the amount of such Guarantor's liability under this Guaranty, then notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by such Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

       (ddddd) RELEASE OF YONKERS GUARANTEE AND LIENS. Upon the transfer of ownership of the Yonkers Common Stock Collateral from the Borrower to any other Person (other than another Credit Party) pursuant to, and in compliance with, the Indenture or the Indenture Security Agreement, the guaranty of Yonkers hereunder and the Liens granted by Yonkers under the Security Agreement each shall be released and Yonkers shall have no further obligations hereunder or under the other Loan Documents (other than indemnity and expense claims arising prior to the date of such release).

MISCELLANEOUS

       (eeeee) NOTICES. Notices and other communications provided for herein shall be in writing (including telegraphic, telex, facsimile or cable communication) and shall be mailed, telegraphed, telexed, telecopied, transmitted, cabled or delivered to the Borrower or any other Credit Party at One Bradlees Circle, P.O. Box 9051, Braintree, MA 02185-9051, Attention: Chief Financial Officer (telecopy number: (781) 380-8096), to a Lender (other than the Tranche C Lenders), the Issuing Bank, the Collateral Agent, the Tranche B Agent, either Co-Agent or the Administrative Agent to it at its address set forth on the signature pages of this Agreement, and to the Tranche C Agent or the Tranche C Lenders, to their respective addresses set forth on the signature pages to the Fourth Amendment, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when delivered to the telegraph company, charges prepaid, if by telegram; or when receipt is acknowledged, if by any telegraphic communications or facsimile equipment of the sender; in

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each case addressed to such party as provided in this Section 10.01 or in accordance with the latest unrevoked written direction from such party; PROVIDED, HOWEVER, that in the case of notices to the Administrative Agent notices pursuant to the preceding sentence and pursuant to Article II shall be effective only when received by the Administrative Agent. Copies of all notices and other communications given to the Borrower shall go to Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019, Attn: Stuart Hirshfield, Esq.

       (fffff) SURVIVAL OF AGREEMENT, REPRESENTATIONS AND WARRANTIES, ETC. All warranties, representations and covenants made by the Borrower or any other Credit Party herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Lenders, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Co-Agents and the Administrative Agent and shall survive the making of the Loans and the issuance of Letters of Credit herein contemplated and the issuance and delivery of the Notes and the Letters of Credit, regardless of any investigation made by any Lender, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, either Co-Agent and the Administrative Agent or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower and the other Credit Parties hereunder with respect to the Borrower and the other Credit Parties.

       (ggggg) SUCCESSORS AND ASSIGNS.

                    (i) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Co-Agents and the Lenders and their respective successors and assigns. Neither the Borrower nor any of the other Credit Parties may assign or transfer any of their rights or obligations hereunder without the prior written consent of all of the Lenders, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Co-Agents and the Administrative Agent. Each Lender may sell participations to any Person in all or part of any Loan, or all or part of its Note or Commitment, in which event, without limiting the foregoing, the provisions of Section 2.15 and 2.18 shall inure to the benefit of each purchaser of a participation (PROVIDED that such participant shall look solely to the seller of such participation for such benefits and the Borrower's and the Guarantors' liability, if any, under Sections 2.15 and 2.18 shall not be increased as a result of the sale of any such participation) and the treatment of payments pursuant to Section 2.17, shall be determined as if such Lender had not sold such participation. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower and each of the other Credit Parties relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement other than amendments, modifications or waivers which (i) reduce any Fees payable hereunder to the Lenders, (ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder, (iii) extend the maturity of the

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       Borrower's obligations hereunder or (iv) release a material portion of the Collateral in a manner not expressly permitted under the Loan Documents without the benefit of such amendment, modification or waiver. The sale of any such participation, shall not alter the rights and obligations of the Lender selling such participation hereunder with respect to the Borrower.

                    (ii) Each Lender (other than a Tranche C Lender) may assign to one or more Lenders or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Tranche A Commitment, all or a portion of its Tranche B Commitment, or all of them, together with the same portion of the related Loans at the time owing to it and the related Notes held be it); PROVIDED, HOWEVER, that (i) other than in the case of an assignment to an Affiliate of the assignor Lender, or to another Lender, the Administrative Agent and the Issuing Bank must give their prior written consent, which consent will not be unreasonably withheld,
       (ii) the aggregate amount of the Commitment and/or Loans held by each of the assigning and assignee Lenders subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent and after giving effect to such assignment) shall, unless otherwise agreed to in writing by the Borrower (so long as there is no Event of Default) and the Administrative Agent, in no event be less than $7,500,000, in the case of Tranche A Loans, or $5,000,000, in the case of Tranche B Loans (unless the assigning Lender assigns its entire remaining Commitment, in which case such assigning Lender's Commitment shall be $0), and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with any Note subject to such assignment and a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten Business Days after the execution thereof (unless otherwise agreed to in writing by the Administrative Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The Borrower shall have no liability for the $3,000 processing and recordation fee, but shall be responsible for its own expenses and the expenses of the Administrative Agent. Notwithstanding the foregoing, unless and until an Event of Default has occurred, BBNA and BBRF agree to hold, between them, Commitments totaling at least $25,000,000 in the aggregate; PROVIDED that, if BBNA and BBRF's combined Commitment or, if greater, the aggregate amount of their Loans outstanding, is reduced below the lesser of (x) 2.5% of the then Total Commitments or total Loans outstanding, as applicable or (y) $5,000,000 after the occurrence of an Event of Default, BBNA will, upon the request of the Required Lenders, resign as Administrative Agent hereunder pursuant to Section 8.10.

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                    (iii) Each Tranche C Lender may assign to any Person all or a portion of its interests, rights and obligations under this Agreement, all or part of such Tranche C Lender's Tranche C Loan, or all or part of its Tranche C Note; PROVIDED, HOWEVER, that (i) the aggregate amount of the Loans held by each of the assigning and assignee Lenders subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent and after giving effect to such assignment) shall, unless otherwise agreed to in writing by the Borrower (so long as there is no Event of Default) and the Administrative Agent, in no event be less than $[5,000,000], (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with any Tranche C Note subject to such assignment and a processing and recordation fee of $3,000, (iii) there shall be no more than five (5) Tranche C Lenders at any one time and (iv) unless otherwise agreed to by the Borrower and the Tranche C Agent, Back Bay Capital Funding, LLC shall hold 25% of the total outstanding Tranche C Loans at all times, and no Tranche C Lender (other than Back Bay Capital Funding, LLC or any Affiliate thereof) may hold Tranche C Loans representing more than 50% of the total Tranche C Loans outstanding. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten Business Days after the execution thereof (unless otherwise agreed to in writing by the Administrative Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Tranche C Lender hereunder and (B) the Tranche C Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Tranche C Lender's rights and obligations under this Agreement, such Tranche C Lender shall cease to be a party hereto). The Borrower shall have no liability for the $3,000 processing and recordation fee, but shall be responsible for its own expenses and the expenses of the Administrative Agent.

                    (iv) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Credit Party or the performance or observance by the Borrower or any other Credit Party of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.04 and such other documents and

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       information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Lender assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms thereto, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                    (v) The Administrative Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the other Credit Parties, the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Co-Agents and the Lenders shall treat each Person the name of which is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                    (vi) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder together with any Note subject to such assignment and the fee payable in respect thereto, the Administrative Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower (together with a copy thereof). Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note to the order of such assignee in an amount equal to the Commitment and/or Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Commitments and/or Loans hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment and/or Loans retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the surrendered Note. Thereafter, such surrendered Note shall be marked canceled and returned to the Borrower.

                    (vii) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
       Section 10.03, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the other Credit Parties furnished to such

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       Lender by or on behalf of the Borrower or any of the other Credit
       Parties; PROVIDED that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 10.04.

                    (viii) The Borrower hereby agrees to actively assist and cooperate with the Administrative Agent in the Administrative Agent's efforts to sell participations herein (as set forth in Section 10.03(a)) and assign to one or more Lenders, Eligible Assignees or other Persons a portion of its interests, rights and obligations as a Lender under this Agreement (as set forth in Section 10.03(b) or (c)).

                    (ix) Notwithstanding the provisions of this Section 10.03, each Lender may at any time pledge or assign its interest in any Loans or other Obligations to any Reserve Bank in the Federal Reserve System.

       (hhhhh) CONFIDENTIALITY. Each Lender agrees to keep, and to cause its agents, attorneys and financial advisors to keep, any information delivered or made available by the Borrower or any of the other Credit Parties to it confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; PROVIDED that nothing herein shall prevent any Lender from disclosing such information (i) to any other Lender, (ii) to any other person if reasonably incidental to the administration of the Loans, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority, (v) which has been publicly disclosed other than as a result of a disclosure by the Administrative Agent or any Lender which is not permitted by this Agreement, (vi) in connection with any litigation to which the Administrative Agent, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, any Lender, the Issuing Bank, either Co-Agent or their respective Affiliates may be a party, (vii) to the extent reasonably required in connection with the exercise of any remedy hereunder, (viii) to such Lender's legal counsel and independent auditors, (ix) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.03(g) and (x) to the extent required by law.

       (iiiii) EXPENSES; DOCUMENTARY TAXES. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the other Credit Parties jointly and severally agree to pay (A) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Tranche B Agent and the Tranche C Agent (including but not limited to the reasonable fees and disbursements of Latham & Watkins, special counsel for the Administrative Agent, the Collateral Agent and the Tranche B Agent, and any other replacement counsel that the Administrative Agent, the Collateral Agent, the Tranche B Agent and the Tranche C Agent shall retain) in connection with the preparation, execution, delivery and administration of this Agreement, the Notes and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, and the syndication of the transactions contemplated hereby,
(B) the reasonable costs, fees and expenses of the Administrative Agent, the Collateral Agent, the Tranche B Agent and the Tranche C Agent (including but not limited to the reasonable fees and disbursements of internal and third-party consultants and auditors) in connection with their periodic field audits and appraisals, and monitoring and valuation of Collateral (including, without limitation, Inventory and Receivables), (C) reasonable syndication expenses of the Administrative Agent, and (D) all

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reasonable out-of-pocket expenses incurred by the Lenders, the Issuing Bank, the
Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Co-Agents and the Administrative Agent in the enforcement or protection of the rights of any one or more of the Lenders, the Issuing Bank, the Collateral Agent, the Tranche
B Agent, the Tranche C Agent, the Co-Agents or the Administrative Agent in connection with this Agreement, the Notes or the other Loan Documents, including but not limited to the reasonable fees and disbursements of any one or more counsel for the Lenders, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Co-Agents or the Administrative Agent incurred in the protection, enforcement and foreclosure of their Liens on the Collateral and of the Collateral Agent in the creation and maintenance of the perfection of such Liens. Such payments shall be made on the Closing Date and thereafter on demand. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the other Credit Parties agree to reimburse the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Co-Agents and the Lenders for the Fees and expenses required by the Fee Letters and the reimbursement provisions thereof are hereby incorporated herein by reference. The obligations of the Borrower and the other Credit Parties under this Section 10.05 shall survive the termination of this Agreement and/or the payment of the Loans and/or the reimbursement of the Letters of Credit. The fees and expenses payable hereunder are in addition to those payable by the Borrower or the other Credit Parties under any other
Loan Document.

       (jjjjj) INDEMNITY. The Borrower and each of the other Credit Parties jointly and severally agree to defend, indemnify and hold harmless the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, BRS, BBNA, BBRF, the Co-Agents and each Lender and their respective Affiliates and each of their respective directors, officers, employees, attorneys, partners, beneficiaries, trustees and agents (each an "INDEMNIFIED PARTY") from and against any and all losses, claims, damages, liabilities, costs and expenses (whether or not suit is brought) incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby or by the other Loan Documents or any litigation, investigation or proceeding related hereto or thereto but excluding therefrom, in the case of an Indemnified Party, all losses, claims, damages, liabilities, costs and expenses arising out of or resulting from conduct to the extent determined by final order of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party.

       (kkkkk) CHOICE OF LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

       (lllll) NO WAIVER. No failure on the part of the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, either Co-Agent or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or under the Notes or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

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All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

       (mmmmm) EXTENSION OF MATURITY. Except as otherwise set forth in the definition of "Interest Period," if any payment of principal of or interest on the Notes or any other amount due hereunder becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

       (nnnnn) AMENDMENTS, ETC.

                    (i) No modification, amendment or waiver of any provision of this Agreement, the Notes or any Security Document, and no consent to any departure by the Borrower or any other Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or with respect to the Security Documents, by the Collateral Agent with the consent of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; PROVIDED, HOWEVER, that:

                    (A) No such modification, amendment or waiver shall without the written consent of all of the Lenders (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, (ii) amend this Section 10.10, the definition of Required Lenders, Required Tranche A Lenders, Required Tranche B Lenders, Required Tranche C Lenders or Required Supermajority Lenders, (iii) release any material portion of the Collateral from the Lien of the Loan Documents (except in connection with permitted asset dispositions under Section 6.12), (iv) amend Section 6.01 so as to permit any Lien on any assets of the Borrower or the other Credit Parties not otherwise permitted on the Closing Date, (v) increase the Commitment of a Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in the Commitment of a Lender), (vi) reduce the principal amount of any Loan or the rate of interest payable thereon, (vii) extend any date for the payment of interest hereunder, (viii) reduce any Fees payable hereunder, (ix) extend the Maturity Date, (x) increase advance rates above the level in effect on the Closing Date or, with respect to the Tranche C Borrowing Base, on the Amendment Effective Date, (xi) increase the Overadvance Amount, (xii) permit the sale of a material portion of the assets of the Borrower and the other Credit Parties (except as expressly permitted under Section 6.12) or (xiii) subordinate the Indebtedness hereunder, or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be.

                    (B) No such amendment, modification or waiver may adversely affect the rights and obligations of the Administrative Agent, the Collateral Agent, the Tranche B Agent, the Co-Agent or the Issuing Bank hereunder without its prior written consent.

                    (C) No such modification, amendment or waiver shall without the written consent of the Required Tranche B Lenders (i) increase the interest rate on the Tranche A Loans by more than one percentage point above the rate of interest applicable on the Closing Date (provided, however, that if the interest rate on Tranche A Loans is increased by one percentage point or less the interest rate on Tranche B Loans shall be increased by the same

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amount), (ii) accelerate the principal or interest payment or maturity dates of the Tranche A Loans (other than in connection with an acceleration of the Loans in connection with an Event of Default), (iii) reduce the Tranche A Commitment, reduce the advance rates applicable to the Tranche A Loans or otherwise adjust the Borrowing Base in any manner that has the effect of reducing the amount available to be borrowed under the Tranche A Commitment so long as any amounts are available to be borrowed under the Tranche B Commitment, (iv) waive or amend any of the conditions precedent set forth in Sections 4.01 or 4.03, (v) waive any Event of Super-Default or amend any provision of Article VII or (vi) create any additional Event of Default which is not also an Event of Super-Default.

                    (1) No such modification, amendment or waiver shall without the written consent of the Required Tranche C Lenders (i) increase the interest rate on the Tranche A Loans or the Tranche B Loans by more than one percentage point above the rate of interest applicable on the Closing Date (provided, however, that if the interest rate on Tranche A Loans or Tranche B Loans is increased by one percentage point or less the interest rate on Tranche C Loans shall be increased by the same amount), (ii) accelerate the principal or interest payment or maturity dates of the Tranche A Loans or Tranche B Loans (other than in connection with an acceleration of the Loans in connection with an Event of Default), (iii) waive any Event of Super-Default or amend any provision of Article VII,
       (iv) create any additional Event of Default which is not also an Event of Super-Default, (v) amend Section 2.10(d), (e) or (f), 2.14(a) or (b), 6.17, 6.18 or 6.19, (vii) amend clause (ii) of the definition of Borrowing Base Reserve, (viii) amend Section 6.12 so as to permit the sale or other disposition of or release any portion of any Leasehold Collateral, (ix) amend the definition of Tranche C Borrowing Base, (x) amend any Leasehold Mortgage or (xi) amend any definition that would have the effect of amending any of the foregoing..

                    (D) No notice to or demand on the Borrower or any Credit Party shall entitle the Borrower or any other Credit Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement shall be effective against the Borrower or any other Credit Party unless signed by the Borrower or such other Credit Party, as the case may be.

                    (ii) Notwithstanding anything to the contrary contained in
       Section 10.10(a), in the event that the Borrower requests that this Agreement be modified, amended or waived in a manner which would require the unanimous consent of all of the Lenders and such amendment is approved by the Required Tranche A Lenders, the Required Tranche B Lenders and the Required Tranche C Lenders, but not unanimously by the Lenders, the Borrower, the Required Tranche A Lenders, the Required Tranche B Lenders and the Required Tranche C Lenders shall be permitted to amend this Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Borrower (such Lender or Lenders, collectively the "MINORITY LENDERS") to provide for (w) the termination of the

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       Commitment of each of the Minority Lenders, (x) the addition to this
       Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Required Tranche A Lenders, Required Tranche B Lenders or Required Tranche C Lenders, so that the aggregate Tranche A Commitments, the aggregate Tranche B Commitments and the aggregate Tranche C Commitments, after giving effect to such amendment shall be in the same amount as the aggregate Tranche A Commitments, the aggregate Tranche B Commitments and the aggregate Tranche C Commitments, respectively, immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new or increasing Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate.

       (ooooo) SUBMISSION TO JURISDICTION; WAIVER. THE BORROWER AND EACH OF THE OTHER CREDIT PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                    (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF;

                    (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                    (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER OR SUCH OTHER CREDIT PARTY AT ITS ADDRESS SET FORTH IN SECTION 10.1 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

                    (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

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       (ppppp) SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If this Agreement or any other Loan Document is deemed invalid or unenforceable with respect to any Credit Party which is a party hereto or thereto, such Loan Document and all other Loan Documents shall remain valid and enforceable with respect to all other Credit Parties hereto or thereto, as the case may be.

       (qqqqq) HEADINGS. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

       (rrrrr) EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

       (sssss) PRIOR AGREEMENTS. This Agreement and the other Loan Documents represent the entire agreement of the parties with regard to the subject matter hereof and thereof and the terms of any letters and other documentation entered into between the Borrower or any other Credit Party and any Lender, the Issuing Bank, the Collateral Agent, the Co-Agents or the Administrative Agent prior to the execution of this Agreement which relate to Loans or Letters of Credit to be made or issued hereunder shall be replaced by the terms of this Agreement.

       (ttttt) FURTHER ASSURANCES. Whenever and so often as reasonably requested by the Administrative Agent, the Collateral Agent, the Tranche B Agent, the Tranche C Agent or the Borrower and the other Credit Parties will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Agent, the Tranche C Agent, the Co-Agents and the Lenders, as applicable, all rights, Liens, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

       (uuuuu) MASTER LEASE AGREEMENT. The Borrower hereby ratifies and affirms, and agrees that it is legally obligated to perform, all of the obligations of Bradlees Stores, Inc., as debtor and debtor-in-possession, under the Master Lease Agreement.

       (vvvvv) WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE OTHER CREDIT PARTIES, THE ADMINISTRATIVE AGENT, THE ISSUING BANK, THE COLLATERAL AGENT, THE TRANCHE B AGENT, THE TRANCHE C AGENT, THE CO-AGENTS AND EACH LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR

COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Revolving Credit and Guaranty Agreement to be duly executed as of the day and the year first, written.

                                         BRADLEES STORES, INC.,
                                         as Borrower

                                         By: /s/ Paul R. McKelvey
                                            ------------------------------------
                                             Name:  Paul R. McKelvey
                                             Title: Vice President - Treasurer

                                         GUARANTORS:

                                         BRADLEES, INC.,
                                         as a Guarantor

                                         By: /s/ Paul R. McKelvey
                                            ------------------------------------
                                            Name:  Paul R. McKelvey
                                            Title: Vice President - Treasurer

                                         NEW HORIZONS OF YONKERS, INC.,
                                         as a debtor and debtor-in-possession,
                                         as a Guarantor

                                         By: /s/ Paul R. McKelvey
                                            ------------------------------------
                                            Name:  Paul R. McKelvey
                                            Title: Vice president - Treasurer

                                         BANKBOSTON, N.A.,
                                         as Administrative Agent,
                                         as Tranche B Agent, as Issuing Bank
                                         and as a Lender

                                         By: /s/ James J. Ward
                                            ------------------------------------
                                            Name:  James J. Ward
                                            Title: Director

                                         Address: 100 Federal Street, 9th Floor
                                                  Boston, MA 02110
                                                  Telephone: (617) 434-4113
                                                  Telecopy:  (617) 434-4339

                                         FLEET RETAIL FINANCE, INC.,
                                         as Collateral Agent

                                         By: /s/ James J. Ward
                                            ------------------------------------
                                            Name:  James J. Ward
                                            Title: Director

                                         Address: 40 Broad Street, 10th Floor
                                                  Boston, MA 02109
                                                  Telephone: (617) 434-4018
                                                  Telecopy:  (617) 434-4339

                                         THE CIT GROUP/BUSINESS CREDIT, INC.,
                                         as Co-Agent and as a Lender

                                         By: /s/ Mark J. Long
                                            ------------------------------------
                                            Name:  Mark J. Long
                                            Title: Vice President

                                         CONGRESS FINANCIAL CORPORATION
                                         (NEW ENGLAND),
                                         as Co-Agent and as a Lender

                                         By: /s/ Paul R. Crimlisk
                                            ------------------------------------
                                            Name:  Paul R. Crimlisk
                                            Title: Vice President

                                         NATIONAL CITY COMMERCIAL FINANCE, INC.,
                                         as a Lender

                                         By: /s/ Paul Weybrecht
                                            ------------------------------------
                                            Name:  Paul Weybrecht
                                            Title: Vice President

                                         GREEN TREE FINANCIAL SERVICING
                                         CORPORATION,
                                         as a Lender

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                         FOOTHILL CAPITAL CORPORATION,
                                         as a Lender

                                         By: /s/ Todd R. Nakamoto
                                            ------------------------------------
                                            Name:  Todd R. Nakamoto
                                            Title: Vice President

                                         HELLER FINANCIAL, INC.
                                         as a Lender

                                         By: /s/ Tara Wydbel
                                            ------------------------------------
                                            Name:  Tara Wydbel
                                            Title: Vice President

                                         FIRSTRUST BANK,
                                         as a Lender

                                         By: /s/ Kent Nelson
                                            ------------------------------------
                                            Name:  Kent Nelson
                                            Title: Vice Presidnet

                                         JACKSON NATIONAL LIFE INSURANCE
                                         COMPANY,
                                         as a Lender

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                         FREMONT FINANCIAL CORPORATION,
                                         as a Lender

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                         LASALLE BUSINESS CREDIT, INC.,
                                         as a Lender

                                         By: /s/ Catherine D. Saccany
                                            ------------------------------------
                                            Name:  Catherine D. Saccany
                                            Title: Vice President

                                         GENERAL ELECTRIC CAPITAL CORPORATION,
                                         as a Lender

                                         By: /s/ Charles Chiodo
                                            ------------------------------------
                                            Name:  Charles Chiodo
                                            Title: Authorized Signatory

                                         FINOVA CAPITAL CORPORATION,
                                         as a Lender

                                         By: /s/ Jason S. Ito
                                            ------------------------------------
                                            Name:  Jason S. Ito
                                            Title: AVP

                                   ANNEX A TO
                              REVOLVING CREDIT AND
                               GUARANTY AGREEMENT

                                                 TRANCHE A         TRANCHE A     TRANCHE B        TRANCHE B        TRANCHE C
                                                COMMITMENT         COMMITMENT    COMMITMENT       COMMITMENT       COMMITMENT
NAME OF LENDER                                    AMOUNT           PERCENTAGE      AMOUNT         PERCENTAGE         AMOUNT
--------------                                  ----------         ----------     ----------      ----------       ----------
Fleet National Bank                            $ 28,000,000             11%     $ 6,666,666.67      33.3334%          --
The CIT Group/Business Credit, Inc.            $ 25,000,000             10%              --           --              --
Congress Financial Corporation (New England)   $ 40,000,000             16%              --           --              --
First Trust Bank                               $ 10,000,000              4%              --           --              --
Jackson National Life Insurance Company        $ 15,000,000              6%     $ 6,666,666.66      33.3333%          --
Foothill Income Trust II, L.P.                 $  5,000,000              2%              --           --              --
Heller Financial, Inc.                         $ 20,000,000              8%              --           --              --
Foothill Capital Corporation                   $ 30,000,000             12%              --           --              --
National City Commercial Finance, Inc.         $ 15,000,000              6%              --           --              --
Finova Capital Corporation                     $ 22,000,000              9%     $ 6,666,666.67      33.3334%          --
LaSalle National Bank                          $ 20,000,000              8%              --           --              --
General Electric Capital Corporation           $ 20,000,000              8%              --           --              --
Back Bay Capital Funding, LLC                                           --               --           --        $ 20,000,000
       Total                                   $250,000,000            100%     $ 20,000,000         100%       $ 20,000,000

                                                   TRANCHE C                        AGGREGATE
                                                   COMMITMENT      AGGREGATE        COMMITMENT
NAME OF LENDER                                     PERCENTAGE      COMMITMENT       PERCENTAGE
--------------                                     ----------      ----------       ----------
Fleet National Bank                                    --        $ 34,666,666.67      11.95%
The CIT Group/Business Credit, Inc.                    --        $ 25,000,000          8.62%
Congress Financial Corporation (New England)           --        $ 40,000,000         13.79%
First Trust Bank                                       --        $ 10,000,000          3.45%
Jackson National Life Insurance Company                --        $ 21,666,666.66       7.47%
Foothill Income Trust II, L.P.                         --        $ 20,000,000          6.90%
Heller Financial, Inc.                                 --        $ 20,000,000          6.90%
Foothill Capital Corporation                           --        $ 15,000,000          5.17%
National City Commercial Finance, Inc.                 --        $ 15,000,000          5.17%
Finova Capital Corporation                             --        $ 18,666,666.67       6.44%
LaSalle National Bank                                  --        $ 20,000,000          6.90%
General Electric Capital Corporation                   --        $ 20,000,000          6.90%
Back Bay Capital Funding, LLC                         100%       $ 20,000,000          6.90%
       Total                                          100%       $290,000,000           100%

                                                                 ATTACHMENT I TO
                                                                CREDIT AGREEMENT

                               TERMS OF CAP NOTES

CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION SHALL HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE CREDIT AGREEMENT TO WHICH THIS ATTACHMENT I IS ATTACHED (THE "AGREEMENT").

Issuer:                        The Borrower.

Holder:                        The Holder of the Class BSI-CAP Claim.

Maximum Aggregate
Principal Amount:              $628,000.00.

Maximum Interest Rate:         9% PER ANNUM.

Minimum Term:                  Three years.

Principal Repayment:           Principal to be repaid in 12 equal quarterly
                               installments commencing 3 months after the Plan Effective Date.

Interest Payments:             Accrued interest to be paid on each principal
                               payment date.

Collateral:                    The Borrower's obligations under the CAP Notes
                               may be secured by a first lien on the property
                               (the "CAP COLLATERAL") on which BTM Capital
                               Corporation held a valid first priority security interest as of the Confirmation Date pursuant to the BTM Stipulation (as defined in the Confirmed
                               Plan and attached to the Agreement as Exhibit G).

Default and
Acceleration:                  No cross-default or cross-acceleration rights to
                               the Agreement.

                                                                ATTACHMENT II TO
                                                                CREDIT AGREEMENT

                               TERMS OF CURE NOTES

CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION SHALL HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE CREDIT AGREEMENT TO WHICH THIS ATTACHMENT II IS ATTACHED (THE "AGREEMENT").

Issuer:                        The Borrower.

Holders: Non-Debtor parties to executory contracts that are to be, or have been, assumed pursuant to the Confirmed Plan for the purpose of paying "cure amounts" as required by Section 365 of the Bankruptcy Code.

Maximum Aggregate Principal
Amount:                        $3,500,000.00.

Maximum Interest Rate:         9% PER ANNUM.

Minimum Term:                  Three years.

Principal Repayment:           Principal to be repaid in 12 equal quarterly
                               installments commencing 3 months after the Plan
                               Effective Date.

Interest Payments:             Accrued interest to be paid on each principal
                               payment date.

Collateral:                    None.

Default and
Acceleration:                  No cross-default or cross-acceleration rights to
                               the Agreement.

                                                               ATTACHMENT III TO
                                                                CREDIT AGREEMENT

                               TERMS OF NEW NOTES

CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION SHALL HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE CREDIT AGREEMENT TO WHICH THIS ATTACHMENT III IS ATTACHED (THE "AGREEMENT").

Issuer:                        The Borrower.

Holders: (i) The Banks and other financial institutions (the "PRE-PETITION REVOLVER BANK GROUP") holding pre-petition claims against the Debtors under that certain Credit Agreement among BI, the Pre-Petition Revolver Bank Group and Bankers Trust Company, as agent, dated as of March 3, 1993, as amended, (ii) the banks and other financial institutions holding pre-petition claims under the SPE Documents (as defined in the Confirmed Plan) and (iii) the holders of YON-GEN Claims, BRU-GEN Claims and WES-GEN Claims (each as defined in the Confirmed Plan).

Guarantors:                    (i) BI, on an unsecured basis and expressly
                               subordinate to the guaranty by BI of the Obligations of the Borrower under the Agreement and otherwise reasonably satisfactory in form and substance to the Administrative Agent and (ii)
                               Yonkers, secured only by the Yonkers Leased
                               Property and expressly subordinate to the guaranty by Yonkers of the Obligations of the Borrower under the Agreement and otherwise reasonably satisfactory in form and substance to the Administrative Agent.

Maximum Aggregate
Principal Amount:              $40,000,000.00.

Maximum Interest Rate:         9% PER ANNUM.

Minimum Term:                  Five years.

Principal Repayment:           None prior to maturity, except as permitted
                               under Section 6.15 of the Agreement.

Interest Payments:             Accrued interest to be paid semi-annually on
                               January 1 and July 1 of each year, and upon final payment in full of principal.

Collateral:                    The Borrower's obligations under the New Notes
                               may be secured by a first lien on the Permissible
                               Collateral, the Additional Collateral and the Yonkers Common Stock Collateral; PROVIDED,
                               HOWEVER, that the Trustee for the Holders has executed and delivered to the Collateral Agent
                               Mortgagee Waivers with respect to each location included in the Permissible Collateral and the Additional Collateral in form and substance satisfactory to the Collateral Agent. In the event the Net Proceeds (as defined in the Confirmed Plan) from the sale or assignment of the Union Square Lease (as defined in the Confirmed Plan) do not exceed $15,000,000, the Additional Collateral shall secure Indebtedness under the New Notes in an amount not to exceed the sum of (A) the lesser of (i) the difference between $17,500,000 and the amount of such Net
                               Proceeds or (ii) $10,500,000 (such lesser amount, the "DIFFERENTIAL AMOUNT") plus (B) an amount of interest that would accrue on a principal amount of the New Notes then outstanding equal to the Differential Amount from the date of such disposition to the date of calculation of such payment pursuant to the terms of the New Notes
                               Indenture (but excluding any period for which interest has in fact been paid under the New
                               Notes). In addition, the lien on the Additional
                               Collateral shall not be permitted unless the holder thereof has entered into with the Borrower and the Collateral Agent a mortgagee's waiver and consent with respect to each location comprising the Additional Collateral in form and substance satisfactory to the Collateral Agent.

Release of Collateral:         In the event the Net Proceeds from the sale or
                               assignment of the Union Square Lease exceed
                               $15,000,000, the Additional Collateral shall no longer secure the Borrower's obligations under the New Notes and the lien thereon shall be promptly released by the holder thereof .

Conversion:                    New Notes convertible into common stock of BI on
                               terms reasonably acceptable to the Administrative
                               Agent.

Registration Rights:           As described in the Confirmed Plan.

Default and
Acceleration:                  No cross-default or cross-acceleration rights to
                               the Agreement.

                                                                ATTACHMENT IV TO
                                                                CREDIT AGREEMENT

                               TERMS OF TRADE LIEN

CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION SHALL HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE CREDIT AGREEMENT TO WHICH THIS ATTACHMENT IV IS ATTACHED (THE "AGREEMENT").

Debtor:                        The Borrower.

Secured Party: A collateral agent for the benefit of trade vendors who provide retail merchandise to the Borrower after the Plan Effective Date or trade vendors who have provided retail merchandise to the Borrower before the Plan Effective Date who were not paid therefor as of the Plan Effective Date.

Collateral:                    Inventory of the Borrower (and no other assets).

Priority:                      The Trade Lien shall be expressly subordinate to
                               the Lien granted to the Collateral Agent under the Security Agreement, for its benefit and the ratable benefit of the other Secured Parties, securing the Obligations and shall provide that the holders of the Trade Lien shall have no right to exercise or enforce any rights with respect to the Trade Lien or the Inventory (or to consent to or approve any such exercise or enforcement by the Collateral Agent), or to receive any payment from the proceeds of the Inventory, unless and until the Obligations are finally and indefeasibly paid in full. The other terms of such subordination shall be satisfactory to the Collateral Agent in all respects.

Term: The Trade Lien shall be automatically released upon the earliest to occur of (i) two years after the Plan Effective Date, (ii) the date on which the ratio of the amount of Accounts Payable of the Borrower to the amount of Inventory of the Borrower, computed on a cost basis, for any rolling three-month period is more than five percentage points less than such ratio on a comparable store basis for the same period in the prior year, (iii) the consummation of a transaction pursuant to which the Borrower or BI merges or otherwise combines with another company or companies, (iv) as to any individual trade vendor that has provided retail merchandise during the pendency of the Case, at such time as such vendor fails to provide retail merchandise to the Borrower on terms which are at least as favorable to the Borrower as the credit terms under which such vendor provided retail merchandise to the Borrower in the year prior to the Plan Effective Date and (v) as to any individual trade vendor that initially provides retail merchandise to the Borrower after the Plan Effective Date, at such time as such vendor fails to provide retail merchandise to the Borrower on terms which are as least as favorable to the Borrower as the initial credit terms under which such vendor first provided retail merchandise to the Borrower. The Administrative Agent shall have access to all information necessary to determine if the trade vendors are providing sufficient credit support, as determined by the formulas set forth in clauses (ii) and (iv) above, and shall have the authority to execute and file all documents necessary to effectuate any such release.

Default and Acceleration:      No cross-default or cross-acceleration rights to
                               the Agreement.

Other Intercreditor
Provisions:                    The holders of the Trade Lien shall have no
                               right to consent to or approve any amendments, modifications, refinancings or other changes to this Agreement or any other Loan Document, including, without limitation, increases in advance rates, interest rates and principal amount and the creation or elimination of any reserves or categories of ineligible Inventory.